UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

AMENDMENT NO. 1
 TO
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 10, 2011

PLURES TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12312	95-3880130
(State of other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4070 West Lake Road, Canandaigua,	14424
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (888) 666-0767

Check the appropriate box below in the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230,425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information
Item 2.01	Completion of Acquisitions or Disposition of Assets

Section 3 – Securities and Trading Markets
Item 3.02	Unregistered Sales of Equity Securities

Section 5 – Corporate Governance and Management
Item 5.01	Changes in Control of Registrant

Item 5.02	Departure of Directors or Principal Officers, Election of Director; Appointment of Principal Officers

Item 5.06	Change in Shell Company Status

Item 9	Financial Statements and Exhibits

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties, principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”  All statements other than statements of historical fact contained in this Current Report on Form 8-K, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements.  We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology.  Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this Current Report on Form 8-K, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.  Moreover, we operate in a very competitive and rapidly changing environment.  New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.  All forward-looking statements included in this document are based on information available to us on the date hereof, and we assumes no obligation to update any such forward-looking statements

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this Current Report on Form 8-K.  Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this Current Report on Form 8-K to conform our statements to actual results or changed expectations.
THE MERGER

On May 23, 2011, CMSF, Inc., a Delaware corporation, (the “Company”, “we” or “us”) entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Plures Technologies, Inc., a Delaware corporation, now known as Plures Holdings, Inc. (“Plures”).  Other parties to the Merger Agreement are RENN Universal Growth Investment Trust PLC, a public limited company registered in England and Wales and a stockholder of the Company (“RENN Universal”), RENN Global Entrepreneurs Fund, Inc., a Texas corporation and a stockholder of the Company (“RENN Global”), and the Company’s newly formed, wholly owned subsidiary, Plures Acquisition Corp., a Delaware corporation (“Merger Sub”).

On August 10, 2011 (the “Effective Time”), there was a consummation of the merger (the “Merger”) contemplated by the Merger Agreement, in which Plures was merged with Merger Sub, with Plures as the surviving corporation.  As part of the merger, the name of Plures was changed to Plures Holdings, Inc., which became a wholly-owned subsidiary of the Company.

At the Effective Time of the Merger (i) Plures succeeded to and assumed all the rights, liabilities and obligations of Merger Sub in accordance with the Delaware General Corporation Law, (ii) the Certificate of Incorporation and Bylaws of Plures in effect at the Effective Time of the Merger became the Certificate of Incorporation and Bylaws of Plures, the surviving corporation, (iii) each issued and outstanding share of common stock of Merger Sub was converted into the right to receive one share of common stock of Plures, (iv) each issued and outstanding share of common stock of Plures was converted into 360.9024 shares of Common Stock of the Company, with stockholders of record of Plures as of the Effective Time being entitled to immediately receive 85% of the shares of the Company Common Stock into which their shares of Plures common stock were converted, and the remaining 15% of shares of the Company Common Stock (the “Holdback Shares”) into which their shares of Plures common stock were converted were not issued at the closing of the Merger, but were reserved for issuance by the Company in accordance with the Merger Agreement, pursuant to which such Holdback Shares will be used to satisfy any indemnification obligations of the stockholders of Plures and the balance will then be issued, and (v) certain convertible promissory notes issued by Plures to RENN Universal and RENN Global in the aggregate principal amount of $2,000,000 were converted into an aggregate of 1,000,000 shares of Series A Preferred Stock of the Company, with the terms of such Series A Preferred Stock being set forth in a Certificate of Designation filed prior to the Effective Time and described in “Description of Securities” below. Under the Terms of the Merger, the 5,152,815 shares issued and outstanding were converted into the right to receive 4,649,158 shares of the Common Stock of the Company, 3,951,785 of which were issued upon the Merger, and 697,373 of which are the Holdback Shares to be issued, subject to indemnification claims, in February 2013.  All number of shares were adjusted as of September 23, 2011 for a 1:400 Common Stock combination by the filing of an Amended and Restated Certificate of Incorporation which also effected a change in the name of the Company from CMSF Corp. to Plures Technologies, Inc.

The shares of Company Common Stock issued in connection with the Merger were issued in a transaction exempt from registration under the Securities Act of 1933, as amended.  The Company and Plures, the surviving corporation, will maintain their principal offices at 4070 West Lake Road, Canandaigua, New York 14424.

Immediately after the Merger, 72.5% of the Company’s outstanding Common Stock (including for this purpose all of the Holdback Shares) was owned by the former stockholders of Plures, 20% of the Common Stock was owned by RENN Universal and RENN Global as a result of the conversion of their $2,000,000 in promissory notes into Series A Preferred Stock and assuming conversion of the Preferred Stock, and 7.5% of the stock was owned by the current stockholders of the Company, primarily RENN Universal and RENN Global.  When taken together with their current holdings of Common Stock of the Company, immediately after the closing of the Merger, and assuming conversion of the Series A Preferred Stock, RENN Universal owned 20.5% of the outstanding Common Stock of the Company, and RENN Global owned 6.8% of the outstanding Common Stock of the Company, a total of approximately 27.3%.

DESCRIPTION OF BUSINESS

Introduction

Until 2009, the Company operated a software business.  On or about that date, the Company sold its software business to certain of the officers thereof.  Since the Company thereafter had no revenues and no significant assets, it became a “shell corporation”, and the Company indicated its intention to seek an appropriate acquisition, in which the stockholders of the acquired company would own a majority of the then outstanding Common Stock of the Company.  Such acquisition was effected by the Merger with Plures.

Effective upon the Merger, the Company is conducting a technology development business and owns and operates a substantial MEMS (micro electric mechanical systems) and Spintronics (manipulation of electron “Spin”) fab (fabrication facility) in Shrewsbury, Massachusetts operated by its Advanced MicroSensors Corporation subsidiary (“AMS”).

           Effective on May 23, 2011, AMS acquired the assets and business of Advanced MicroSensors, Inc. (“AMI”).  During the preceding three years AMI did not have any material reclassification, merger, consolidation or purchase of assets, but AMI did engage in several material sales and leaseback of certain of its manufacturing equipment with three of its customers in order to obtain funding required for the continued operation of AMI.

Technology Development

“Plures” is Latin for “many”.  This goes to the heart of the Company’s mission, which is to review a multitude of technologies with promising intellectual property and marketing opportunities, from which we will seek to license a small number to develop and exploit.  It is our goal to have in development, a number of technologies, and to retain and exploit those showing the most commercial promise.  In this way we hope to develop a portfolio of technologies which are designed to enhance the Company’s value.

Our first objective is the licensing of intellectual property for use in developing new products and materials.  Exploitation of such intellectual property would follow these steps:  assessment of the scope of patent claims we hold; assessment of the scope of patent claims held by others; assessment of the market; assessment of the competitive environment; development of a working prototype; and identification of possible licensees, manufacturers and distributors.  Based on a determination of cost and value of a particular technology, we may stop the process at an early stage, or continue as far as manufacturing and distribution through AMS.

We would also consider the acquisition of small single product technology companies which are either in the development stage or which are trying to commercialize their product, by demonstrating to the entrepreneur-managers that we, as a technology company with a portfolio of products and administrative, marketing, sales and manufacturing expertise, represent an attractive alternative to a small, single product company with regard to technical and business achievement and financial growth.

 In our pursuit of products to commercialize, AMS is anticipated to be of strategic importance.  AMS has capabilities in MEMS and Spintronics development, and is able to take intellectual property and demonstrate whether the same is commercial and exploitable and at a commercially acceptable cost.

Management has identified three initial development projects, which would leverage the capabilities of AMS but has not acquired the intellectual property related to the same.  The projects include multi-spectral imaging, photo acoustic imaging and energy harvesting, each of which is based on MEMS technology which the Company believes AMS can do the process manufacturing.  The AMS acquisition by Plures took place on May 23, 2011, and our development projects are not expected to begin until such acquisition is integrated, which is anticipated by the beginning of 2012 and may take up to two years to develop.

AMS

 AMS is a MEMS and Spintronics manufacturing fab with process manufacturing capabilities, process intellectual property and commercial experience in manufacturing for the MEMS and Spintronics market.  AMS’s experience is in manufacturing MEMS and Spintronics devices designed by AMS customers.  AMS currently makes magnetic compassing sensors serving the location based services segment of the mobile handset market, as well as a number of sensors, switches and other MEMS devices, all of which are considered to be one segment.

 AMS has an 11 year history of manufacturing magnetic tape read/write heads and other magnetic components as well as a variety of MEMS components for customers in the computer, medical, military and other industries. Our focus now is on magnetic sensing components, leveraging AMS’s strength in manufacturing of the same.

AMS is the successor to the business of Advanced MicroSensors, Inc. (“AMSI”), which AMS acquired in May 2011.  AMSI was formed in 1999, and between that time and May 2011, AMSI did not experience any bankruptcy, receivership or similar proceeding, nor any material reclassification, merger consolidation or purchase of assets.  AMSI did, however, engage in a number of sales and leaseback of equipment.  Certain of the transactions are with ongoing customers and one of the transactions is with a former customer with which AMS maintains a relationship.  AMS believes this equipment will be allowed to remain at the AMS fab for the foreseeable future, although with regard to the former customer, its equipment could be removed by it.

Technology

           MEMS is the design and manufacture of micro machines built on silicon chips.  These machines range from microphones and switches to a wide variety of other devices, including many types of sensors.  AMS has capabilities in the process manufacture of MEMS devices.

Spintronics harnesses the spin state of electrons in addition the electrical charge state, to store data or perform calculations. The spin of an electron is a quantum property that makes the electron act like a tiny magnet. This property, detected as a weak magnetic force, can be used to encode information in electronic circuits, computers, and similar electronic devices. Conventional electronics on the other hand ignores these spins and instead employs the accumulation or movement of electrons (or other carriers of electric charge, especially semiconductor devices) to encode and convey information, for example, through the use of transistors.  Spintronic devices do not need an electric current to retain their "spin". That means Spintronic devices do not require power to retain memory, and such devices will operate better in high temperature or radiation environments. Advantages of Spintronics applications are potentially lower power use and a smaller footprint than electrical devices used for information processing.  In terms of scale and cost, Spintronics devices use one or a group of atoms in place of transistors. AMS has developed capabilities in the manufacture of Spintronics devices through its experience manufacturing MEMS/Spintronics tape read write heads.

Magneto resistive (“MR”), giant magneto resistive (“GMR”), anisotropic magneto resistive (“AMR”) and magnetic tunnel junction (“MTJ”) technology constitute the basic building blocks of Spintronics sensors.  AMS has experience in manufacturing using MR, GMR and AMR and is developing MTJ manufacturing experience.

AMS entered the sensor market using AMR technology in 1999, designing and building tape read / write heads. To increase our market share and become a more substantial player in the more advanced and newer MR sensor categories we are upgrading our GMR capabilities at this time and seek to extend our efforts in MTJ development within the next 1 to 2 years.

Complementing its Spintronics manufacturing experience, AMS’s experience includes etching, deposition and photolithographic processes currently used to manufacture both magnetic and MEMS components.  AMS has applied its processing capability to a variety of magnetic, conductive and dielectric materials. The ability to combine these materials and processes to create relatively unique component characteristics and performance is an AMS area of competance.

AMS holds 5 US patents expiring from 2021 to 2026.  In addition, it is the assignee of a license for an additional approximately 50 US patents expiring from 2007 to 2020.  The license agreement has no royalties and no material covenants.

Markets

AMS addresses and/or proposes to address the following markets:

Magnetic Compassing Sensors

A new product category emerged in 2009, the electronic compass for GPS-equipped handsets. Many new GPS enabled smart phones feature 3-axis silicon magnetometers in electronic compasses. This application, in addition to other sensors and switches in mobile phones, is driving this segment to be a growing part of the magnetic sensor market.

Magnetic compassing sensors allow mobile telephone service providers to provide so called location based services. With compassing and GPS capabilities, consumers will be able to identify and retrieve information on nearby points of interest, such as restaurants or shops, by simply pointing their mobile devices in the direction of the restaurant or shop. See “Current Products” below for how we are addressing this market.

Although the mobile handset market is the clear volume driver, magnetic compassing also adds value to other products using a GPS chipset, such as portable navigation systems, handheld games and digital cameras.
Automotive Sensors

Many sensors are needed in today's automobiles, and many more will be required in the future. The body and power train segments show the greatest potential for new magnetic sensor penetration and will be important target markets for silicon sensors in the future. Body applications include accelerator pedal position, brake pedal (brake by wire), electronic parking brake, electronic motor control (brushless DC) for seats, seat lock, detection switch, door latches, steering wheel torque electric windows (speed/direction), and HVAC value position. Powertrain sensors are used for camshaft position, crankshaft speed/position, throttle value position, exhaust gas recirculation value position, engine speed, current sensing for hybrid, electric vehicles, transmission gear speed, position and more.  As a result of the increasing demand for advanced safety and driver convenience features, the demand for sensors could also increase. These sensors are commonly used to detect position, displacement, rotary position, linear position, timing and angles. Navigation and safety features like the anti-lock braking system are also where these magnetic sensors are used. In engine management, emissions regulations require crankshaft and camshaft rotation speed sensors to be increasingly precise, and older technology such as inductive sensors will no longer make the grade.  Many other sensors are needed for position sensing of turbochargers, which will grow as engine downsizing gains in popularity, in addition to exhaust gas recirculation and electronic throttle position.  We are not currently addressing this market but will seek opportunities to do so in the future.

Medical Sensors and Switches

Medical applications are varied include defibrillators and pacemakers, hearing aids, prosthetic joints, smart pills, e.g. capsule endoscope, diagnostic or drug delivery fluid flow monitoring, syringe pumps (position or level), bio-detection (including glucose sensing)  and general automation of lab equipment (e.g. electronic pipettes), among others.  There are also opportunities in the hearing aid market which is believed to be large and growing. These and other medical markets would most likely continue to require customer specific product configurations.  See “Current Products” below for how we are addressing this market.  We will seek opportunities to further address this market in the future.

Industrial Switches

MEMS switches, using a variety of actuation mechanisms, such as magnetic, piezoelectric, thermal and electrostatic designs, are becoming integral to a wide variety of industrial, medical and defense products.  See “Current Products” below for how we are addressing this market.  We will seek further opportunities to address this market in the future.

           Digital Signal Isolators

Another potential market is the high speed isolator market (a segment that requires performance at data rates above the 50MHz cut off point of today’s popular optoisolators). High speed devices (using GMR or MTJ) are penetrating this market. These devices are used in a number of signal transmission applications.  We are not currently addressing this market.

Current Products

 Magnetic Compassing Sensors

           AMS is in production of magnetic compassing sensors for one customer, which currently accounts for approximately 80% of revenues for the last 12 months.  AMS has a supply agreement with such customer expiring in 2018 which provides for an increasing amount of wafer manufacture.  AMS has opportunities to supply other companies with this product in 2011 and 2012 based on development agreement entered into or being negotiated.

Medical Switch for ICD/Pacemakers

AMS has manufactured prototypes of a solid-state Spintronic switch that replaces a mechanical (reed) switch. AMS currently is qualifying this sensor for use in implantable medical devices with the U.S. Food and Drug Administration. The solid-state device is more reliable than the reed technology as the device has no moving parts.

MEMS Switches

           MEMS switches provide improved performance, power, size and cost.  AMS fabricates MEMS switches for several customers and is in discussion with additional customers to manufacture this product for them.  MEMS switches provide advantages in mobile, medical and industrial markets replacing semiconductor-based solid-state switches.  MEMS RF switches are entering the mobile handset market and there are multiple switches per phone.  AMS does not currently supply switches for mobile phones.

Magnetics for Molecular Diagnostics

           AMS is in the prototype stage of fabricating a protein chip for a customer who is commercializing assay platforms for the molecular diagnostic market and is expected to enter production in 2012, but there can be no assurance of the same.  The initial product is focused on cancer diagnostics.  The chip, utilizing magnetic fields, measures nanotag-labeled antibodies detecting cancerous proteins at very minute concentrations in the sample.  The advantage of early and very low level detection is critical for treatment and extended survival rates.  Development of process manufacturing is not expected to be completed in or about the second quarter of 2012.

 Products in Development

           New product manufacturing by AMS is presently focused on the next generation of the current components manufactured by it for its customers.

Three Axis Magnetic Compassing  Sensors

A magnetic compassing sensor based on a three axis, single sensor chip has been developed in prototype and is expected to be in production in the second half of 2012, but there can be no assurance of the same. Three axis sensors will offer reduced assembly cost.  We are awaiting customer testing and acceptance.

Marketing

AMS sales are made by contacts by our executive officers and a sales representative to generate new leads. If and when the Company develops standard product offerings of sensors and other devices, we plan to develop a network of distributors and representatives for sale of such products.

            Our current goal is to increase awareness of AMS as a manufacturing company in the specific targeted market areas and with potential partners. We will build this awareness by: membership in the MEMS Industry Group,  participation in selected trade shows and conferences such as the Sensor Expo, white papers for websites, byline articles in trade journals, customer stories in trade journals, analyst briefings, and co-sponsored webinars with partners and customers.

 Backlog

            We consider backlog to be firm, non-cancellable orders for AMS manufacturing.  Our backlog at July 1, 2011 was approximately $1,081,000 as compared with approximately $253,000 at July 1, 2010.

 Research and Development

 For the fiscal years of AMS ended April 3, 2011 and April 4, 2010, AMS did not expend any significant amount on research and development. AMS does not do research and development on product design, but rather carries out manufacturing process development, typically under development agreements with customers.

Manufacturing

 AMS manufactures MEMS and Spintronics devices on 6 inch silicon wafers for customers, and carries out all of the processes at its fab in Shrewsbury, Massachusetts, and maintains all necessary equipment for that purpose at that location.  It does not, at present, cut (dice) the devices from the wafer or enclose (package) the same, or integrate the packaged devices with circuitry, but plans to carry out some or all of these value added functions by adding equipment in 2012 or 2013.

 Raw materials include silicon wafers and a variety of metallic and other materials integrated with the same, all of which are readily available from several sources.  Supplies of silicon wafers include Semi-Metals LLC and Silicon Valley Microelectronics, Inc. and supplies of precious metals and similar materials include Materion Inc., AZ Electronic Materials USA Corp., Doe & Ingalls, Inc. and MicroChem Corp.

AMSI, prior to the acquisition of its business by AMS, carried out a number of equipment sale and leaseback transactions.  Certain of the transactions are with ongoing customers and one of the transactions is with a former customer with whic AMS maintains a relationship.  AMS believes this equipment will be allowed to remain at the AMS fab for the foreseeable future, although with regard to the former customer, its equipment could be removed by it.

Quality

AMS is required to meet the quality and reliability requirements of customers who incorporate AMS made components in their end products for the military and implanted medical device markets.  Further, AMS experiences relatively high product yields from the wafers it produces.

Competition

The traditional competitor to MR sensors has been Hall Effect devices, which are produced by a number of companies.  However, for high volume magnetic compassing applications, MR sensors have begun to replace Hall devices because of their superior combination of size, power, cost and performance.

The capital costs for MEMS and Spintronics development and production equipment and fabs are very high as they involve the processes to deposit, control and measure minute magnetic thin-films is performed by high-vacuum deposition, photolithography and chemical etching and plating processes. The know-how to design the films and fabricate these complex systems with high quality requires knowledge accumulated over many years and is very difficult to replicate. Although the fabrication processes associated with magnetic sensors are somewhat related to semiconductors, they are special in both materials and expertise and does not translate easily.  These factors are a significant barrier to entry into MEMS-Spintronics industry.

 In the MR area, competition to AMS includes Honeywell International, NVE Corporation and Sensitec GmbH. Honeywell’s magnetic sensors are products of its aerospace business. These products are based on the older established AMR technology. NVE Corporation makes GMR sensors and magnetic isolators, primarily for commercial markets and does not offer the lower cost AMR based products. Sensitec manufactures both AMR and GMR sensors with an emphasis on industrial and automotive markets. Alps and Yamaha also offer fully packaged GMR sensor products.

AMS, with manufacturing capability in both AMR and GMR, believes it is competitive with these companies, and also because of AMS’s MEMS manufacturing capability.  We believe we are also competitive in the area of price with consumer products such as the magnetic compassing sensor.  Price is believed to be less of a competitive factor in low volume markets such as medical devices, although price is usually a negotiated factor.

Facilities

AMS occupies 40,000 square feet in Shrewsbury MA through June 30, 2012, with lease extensions continuing through June 30, 2013  , including a fully equipped 20,000 square foot class 100 clean room fab, with class 10 ‘mini-environments’ for critical processes (such numbers refer to the maximum number of particles per cubic meter). The fab is equipped with necessary infrastructure including backup electrical power, deionized water, heap filters, air handlers, air conditioning, cooling water, dry air and nitrogen.

Regulation

In addition to customary federal, state and local regulation, covering among other matters, employment practices, the operations of the Company are subject to regulations on the export of products, and such regulations have not, to date, affected the Company’s ability to export its products.

Certain materials handled at the AMS Shrewsbury facility are deemed hazardous waste and any such materials are disposed of in accordance with applicable regulations, the cost of which is not deemed material.

A medical switch being manufactured by AMS has been presented to the U.S. Food and Drug Administration for approval.  Other than this product, the products manufactured to date by the Company are not subject to government approval.

Employees

 As of July 1, 2011, AMS has 36 employees at its Shrewsbury Mass facility.  The staff includes 4 executives, 6 engineers and 26 other technical personnel. Among the specific skill areas represented are chemistry, metallurgy, physics, electrical engineering, and mechanical engineering.  The executive team of 4 has been in place since the Company’s spinout as a privately held company in 1999 and 15 of the other employees have been with the firm since then as well.  The employees of the Company are its 3 executive officers.  The Company believes its employee relations are good.

RISK FACTORS

The following risk factors, among others, may affect our financial condition, operating results, business prospects or any other aspect of our business, and could cause our actual results to differ materially from those set forth in the forward-looking statements in this Report. Although we have listed below important factors that affect or may affect our financial condition, operating results and/or business prospects, other factors may in the future prove to be as important. Similarly, we cannot assess or quantify the impact of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in forward-looking statements made by us.

Risks Related to the Company

We were until recently a shell company and have only newly acquired businesses.

Until August 10, 2011 and since 2009 we had been a shell company, without significant assets or business.  On August 10, 2011, our wholly-owned subsidiary merged with Plures Technologies, Inc (“Plures”), which then became our wholly-owned subsidiary known as Plures Holdings, Inc.  Plures had recently (in May 2011) acquired the assets and business of Advanced Microsensors, Inc. (“AMS”) so that our business, and that of Plures presently consists solely of newly acquired businesses.  Therefore, it is difficult to predict our future operations, revenues or potential profit or loss.

Our newly acquired AMS operation has, until recently, experienced a reduction in revenues.

From the third quarter of 2009 to the fourth quarter 2010, AMS experienced an average 66% reduction in revenues each quarter.  Total revenues for the third quarter 2009 were $2,140,000, for fourth quarter 2010 total revenues were $583,000.  During this same period revenues from the legacy magnetic tape head business declined from $1,217,000 to $0.  MEMS revenues also declined during this period from $833,000 to 218,000, a 52% average quarterly reduction. However, Spintronic revenues increased from $89,000 to $366,000, an average growth per quarter of 78%.

Our auditors have issued an opinion expressing uncertainty regarding our ability to continue as a going concern.  If we are not able to continue operations, investors could lose their entire investment in the Company.

We have a history of operating losses.  This raises substantial doubts about our ability to continue as a going concern.  Our auditors have issued an opinion in their audit report expressing uncertainty about our ability to continue as a going concern.  This means that there is a substantial doubt whether we can continue as an ongoing business without additional financing and/or generating profits from our operations.  If we are unable to continue as a going concern, investors in our Company could lose their entire investment.

We will need substantial additional financing.

We recently completed a financing that enabled the acquisition of, and financing for, our AMS operations.  However, additional financing of approximately $3 million will be required for equipment, and an additional approximately $5 million at a later date for acceleration in the growth of AMS operations, and also for proposed product development activities, in that general order. We are going to seek arrangements for such additional financing but we can not assure we will be able to obtain the same.  Failure to obtain the same will result in a nominal rather than an accelerated growth in AMS revenues and a delay in our proposed product development activities.

A substantial amount of equipment owned by a customer must be replaced

The Company is a party to an Equipment Purchase and Usage Agreement with a customer covering several key pieces of equipment and a number of other items of equipment in the AMS fab. The customer has asked for its equipment to be made available for shipment to China. The Company is currently working on a staged approach to sending the equipment to China as it slowly upgrades its internal capabilities without disruption to its operations. The customer understands this and it needs the Company to continue to produce product for it. Although the Company has not followed the terms of the Equipment and Usage agreement by not delivering possession of all of the equipment as previously requested, the customer has not demanded strict conformity with the same and has indicated that it will seek to cooperate with the staged approach. The cost to replace the equipment is in excess of $2 million and the Company is seeking reasonably priced replacement equipment and funding for the same, of which there is no assurance. Failure to replace the equipment in a reasonable manner would have a materially adverse effect on the business of the Company.

A significant amount of equipment we use is under sale-leaseback

AMSI, in order to obtain financing, engaged in several sale and leaseback transactions of a significant amount of equipment used by it.  Although rental payments are not significant and AMS is otherwise in material compliance with its obligations there is always the possibility that the lessor may seek to terminate a leaseback arrangement.  If AMS were to lose possession of this equipment, it would have a material adverse effect on our business.

We require substantial additional equipment to effect business growth.

In order to be able to achieve high volumes of product manufacture, and to manufacture a greater diversity of products, we will  require substantial additional equipment.  The more economical strategy for acquisition of this equipment is in resale markets, and there is no assurance we will be able to purchase the same in such markets.  Further to acquire such additional equipment would adversely affect our ability to substantially increase our revenues.

We may be unable to integrate the acquisition of the AMS business

On May 23, 2011 the Company acquired the assets and business of AMS.  In order for this acquisition to be effective and productive for the Company, there is a need to effectively integrate the AMS assets and business with those of the Company.  Frequently, in connection with acquisitions, there are differences of culture, financial goals and operational objectives between the acquirer and the acquiree which causes difficulty in effectively integrating acquisitions.  If the Company is unable to effectively integrate the AMS acquisition it may have a material adverse affect on the business and prospects of the Company.

The Company’s tangible and intangible asset values may be impaired

The balance sheet of the Company as of May 23, 2011 reflects what are considered fair values for the tangible and intangible assets of the Company including the AMS acquisitions.  Future events may result in a conclusion that there has been an impairment in these values.  If there is such an impairment, the Company will be required to take write-offs in the value of its tangible and intangible assets, the total of which may be material.

Present economic conditions and those related to debt markets are extremely uncertain

At the present time the United States economy, on which the Company depends for its growth, is experiencing a long period of slow growth and uncertainty.  Likewise, there are uncertainties and disruptions in United States debt markets.  These uncertainties insofar as they effect the Company, may have a material adverse effect on the Company’s business and prospects.

Our business is based on the development and marketing of new products and materials using advanced technologies, and there can be no assurance that the same can be successfully developed or marketed by us.

Our industry uses advanced technologies for the development of new products and materials, including chip making, MEMS and Spintronics. When successful, the employment of these technologies can lead to products and materials that are far less expensive to manufacture, have improved efficiency of operation and are highly reliable.  The risks, however, in trying to achieve such goals are that product and materials development may prove to have unforeseen difficulties, greater expense and longer timelines, or may not be successful.  There can be no assurance that the products or materials on which development is undertaken will meet with commercial success, if and when marketed by us.

Even if the products or materials which are developed by us are cost effective and feasible, they may not be adopted by purchasers, who would have to incorporate the same as part of larger products.

The potential size, timing and viability of market opportunities are always uncertain.  Market acceptance of new or “disruptive” products or materials will depend, in part, upon whether benefits superior to current products or materials justify redesign and retooling.  Many potential purchasers of new products and materials we may develop are already utilizing competing products or materials and may, therefore, be reluctant to redesign their products or manufacturing processes to incorporate our new products.  We also face the risk that new products will fail to meet a manufacturers’ technical performance or cost requirements, or be supplanted by a competing product or an alternative technology.

We face very substantial competitive pressures.

The nature of our business is development of products and materials that are either innovative from a cost, reliability and/or functional point of view.  Development of new products and materials is a worldwide business with a large number of participants.  Intellectual property and technical development are ongoing world-wide, and enhanced communications via the internet has led to collaborative efforts that have caused new products and technologies to appear without notice from sources not previously known to be engaged in development efforts.  Accordingly, we are subject to the risk of a competitive or superior technology or product appearing in the market place.  This could result in the loss of years of development efforts and substantial sums.
Our product and development is based on intellectual property rights and is subject to those matters that can adversely affect the same.

The value of products developed by us is often dependent on our ability to secure and maintain appropriate patent and other intellectual property rights protection in order to prevent copying by others.  Although we may own or license one or more patents involving the technologies under development, there can be no assurance the patents will afford commercially significant protection to the resulting products, or indeed will be found valid if challenged.  Further, development often takes place based initially on patent applications rather than issued patents.  Patent applications are processed by the United States Patent and Trademark Office (“USPTO”).  During the course of such processing, examiners for the USPTO may challenge some or all or the claims in patent applications and may refuse to issue a patent relating to the same.  In addition, in order to protect what we consider to be our patent and other intellectual property rights, we could be forced to engage in lengthy and costly litigation either to protect patent or other intellectual property rights position or to challenge the use of intellectual property rights by others.  As with all litigation, there can never be certainty of the outcome.  An unsuccessful outcome could result in the loss of patents and other intellectual property rights which could negate substantial amounts of time and expense incurred in product development.

Many intellectual property rights are derived from the prior efforts of others, leading to uncertainty as to their validity and use.

Intellectual property rights are often developed by universities and medical centers based on staff research and development and by industrial companies as a byproduct of their overall development work.  This technology is then licensed to participants in our industry.  The risks which may be incurred in connection with licensed technology derive from the work done by the original developers, some or all of which may not be known to us or which may have infringed on the intellectual property rights of other persons, which is not necessarily a primary focus of researchers, and also from various provisions of license agreements which may restrict the use or sale of licensed intellectual property rights or may force the reversion of such intellectual property rights to the original developers.  Any of these factors may result in a loss to us if intellectual property rights cease to be available.

We may not be able to enforce our intellectual property rights or our technology may infringe upon patents or rights owned by others, which may prevent the future sale of our products or increase the cost of sales.

           We protect our proprietary technology and intellectual property by seeking patents, and where appropriate, trademarks, and copyrights, and by maintaining trade secrets through entering into confidentiality agreements with employees, suppliers, customers, and prospective customers. We hold patents or are the licensee of patents covering certain aspects of our products and technology. These patent rights may be challenged, rendered unenforceable, invalidated, or circumvented. In addition, rights granted under the patents or under licensing agreements may not provide a competitive advantage to us. Efforts to legally enforce patent rights can involve substantial expense and may not be successful. Furthermore, others may independently develop similar, superior, or parallel technologies to any technology developed by us, or our technology may prove to infringe on patents or rights owned by others. Thus the patents held by or licensed to us may not afford us any meaningful competitive advantage. If technology we use infringes on patents or rights owned by others, we may be prevented from selling products that use such technology, we might be required to license the patents or rights owned by others, or we may be required to indemnify our customers against expenses relating to possible infringement. Also, our confidentiality agreements may not provide meaningful protection of our proprietary information. Our inability to maintain our proprietary rights could have a material adverse effect on our business, financial condition and results of operations.

Our opportunities to license promising intellectual property depends on the personal relationships of our directors, officers and consultants with the potential sources of the same.

Our business model includes the continuing review, licensing and development of intellectual property of high quality and commercial utility for relatively small committed costs.  Obtaining the same depends on the efforts, personal relationships and reputations of our directors and officers with the sources of such intellectual property, namely universities and industrial companies.  In addition to knowing of such intellectual property, we would have to negotiate license agreements with the intellectual property holders and we face substantial competition for licensing of such intellectual property from other developers, many of which have substantially greater financing and may have significantly greater technical resources and marketing channels.

The loss of the services of any of our key employees would result in material damage to our business.

Our success depends, to a material degree, on the continued contribution of our key employees including David R. Smith, CEO and Glenn J. Fricano, President and COO, among others.  We have a small management team, and the loss of the services of any such persons would be materially detrimental to our development and would represent a loss of expertise which is critical to the development of our business.  We presently do not have “key man” life insurance on any of our officers or directors except for Glenn Fricano.

We are in competition with companies with far greater financial and human resources.

We are in an industry in which a significant number of participants are large, well financed companies.  Our primary means of competition is highly skilled manufacturing at AMS conducted at competitive prices.

We plan to fund certain of our development efforts through government grants, of which there can be no assurance.

 Grants from federal government agencies are made for the development of technologies which they may consider strategically important, and for which there may presently not be a substantial commercialization opportunity.  Grants from state and local government agencies are often made to promote employment and other economic activity.  We consider grants very beneficial since they generally do not require repayment or transfer of intellectual property rights.  Obtaining grants is highly competitive, requires substantial efforts and involves appropriate contacts with governmental agencies and suitable technologies for development, and there can be no assurance that we will be able to obtain the same.  AMS does not currently have any manufacturing programs funded by government grants nor any pending grant applications.

We will lose revenue if any of our major customers cancels, postpones, or reduce its purchases.

 We rely on a major customer for approximately 80% of our current revenue.  Although we have an agreement with this customer, orders can generally be reduced, postponed, or canceled. Any decreases in purchase quantities or purchase prices would have a significant impact on our revenue and any resultant profitability.

Our reputation could be damaged and we could lose revenue if we fail to meet technical challenges required to produce marketable products.

 Our products are based on new technology and we are continually refining our production processes. Our production processes require control of dimensional, magnetic, and other parameters that are not required in conventional MEMS processes. If we are unable to develop stable production processes, we may not be able to produce products that meet our customers’ requirements, which could cause damage to our reputation and loss of revenue.

Our failure to meet stringent customer requirements could result in the loss of key customers and potentially reduce our sales.

Our customers typically have stringent technical and quality requirements that require our products to meet certain test and qualification criteria. Failure to meet those criteria could result in the loss of current sales revenue, customers, and future sales.

We may lose business and revenue if we are unable to increase production capacity to meet customer demand.

Our production process relies on our equipment, facilities, and personnel to meet customer demand for our products and services. If customer demand increases, we may not be able to add production capacity fast enough to meet our customer demand. Furthermore, expansion of our production facilities carries risks of disruption. Failure to meet customer demand could result in the loss of current sales revenue, customers and future sales.

Risks Related to the Company’s Common Stock

The current trading price of our Common Stock has not been determined by market familiarity with the Company.

Prior to the merger with Plures, our stock, as a shell, traded at nominal values.  There can be no assurance as to the market price of our Common Stock following the merger.

Plures became a public company through the Merger with a “public shell company”.

There are risks associated with becoming a public company through a “public shell company” or “alternative public offering.” For example, security analysts of major brokerage firms may not provide coverage of the Company since there is little to no incentive to brokerage firms to recommend the purchase of its Common Stock. No assurance can be given that brokerage firms will want to conduct any secondary public offerings on behalf of the Company in the future. Plures has conducted due diligence on the Company.  However, the due diligence process may not have revealed all material liabilities of the Company currently existing or which may be asserted in the future relating to the Company’s pre-Merger activities.  Any such liabilities survive the Merger and if material could harm the Company’s revenues, business, prospects, financial condition and results of operations.

The requirements of being a public company may strain the Company’s resources and distract management.

As a public company, the Company is subject to the reporting requirements of the Exchange Act and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).  These requirements are extensive.  The Exchange Act requires that the Company file annual, quarterly and current reports with respect to its business and financial condition.  The Sarbanes-Oxley Act requires that the Company maintain effective disclosure controls and procedures and internal controls over financial reporting.  In order to maintain and improve the effectiveness of its disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight is required.  This may divert management’s attention from other business concerns, which could have a material adverse effect on the Company’s business, financial condition and results of operations.  Effective internal controls, particularly those related to revenue recognition, are necessary for the Company to produce reliable financial reports and are important to help prevent fraud.  Furthermore, the Company anticipates that it will incur considerable costs and use significant management time and other resources in an effort to comply with Section 404 and other requirements of the Sarbanes-Oxley Act.

Our management has had no experience in managing and operating a public company.

Our management has no experience in managing and operating a public company.  Any failure to comply with federal securities laws, rules or regulations could subject us to fines or regulatory actions, which may materially adverse affect our business, results of operations and financial condition.  We may not be able to meet the filing and internal control reporting requirements imposed by the Securities and Exchange Commission resulting in a possible decline in the price of our Common Stock and our inability to obtain future financing.

The Company’s current principal stockholders will have significant influence over the Company and they could delay, deter or prevent a change of control or other business combination or otherwise cause the Company to take action with which you may disagree.

The Company’s officers and directors and principal stockholders beneficially own an aggregate of approximately 55% of the Company’s outstanding shares of Common Stock (including the Holdback Shares for this purpose). Because of the percentage of ownership and voting concentration in these shareholders, elections of the board of directors may generally be within the control of these shareholders.  As such, it would be difficult for shareholders to propose and have approved proposals not supported by management.  There can be no assurances that matters voted upon by the Company’s officers and directors in their capacity as shareholders will be viewed favorably by all shareholders of the Company.  This concentration of ownership may have the effect of delaying, preventing or deterring a change in control of the Company.  It could also deprive the Company’s shareholders of an opportunity to receive a premium for their shares as part of a sale of the Company and it may affect the market price of the Common Stock.

The securities issued in connection with the Merger are restricted securities and may not be transferred in the absence of registration or the availability of a resale exemption.

The shares of Common Stock being issued in connection with the Merger and the other transactions described herein are being issued in reliance on an exemption from the registration requirements under Section 4(2) of the Securities Act.  Consequently, these securities will be subject to restrictions on transfer under the Securities Act and may not be transferred in the absence of registration or the availability of a resale exemption.  In particular, in the absence of registration, such securities cannot be resold to the public until certain requirements under Rule 144 promulgated under the Securities Act have been satisfied, including certain holding period requirements, namely, on or about August 11, 2012, and can be resold only if the Company has been current in its reporting under the Securities Exchange Act of 1934 for the 12 months preceding a sale, whether on August 11, 2012 or thereafter.  As a result, a purchaser who receives any such securities issued in connection with the share exchange may be unable to sell such securities at the time or at the price or upon such other terms and conditions as the purchaser desires, and the terms of such sale may be less favorable to the purchaser than might be obtainable in the absence of such limitations and restrictions.

There is no assurance of an established and sustained public trading market of Registrant’s securities.

The Company’s Common Stock is listed on the Over the Counter Bulletin Board under the symbol “CMSF”, which the Company will seek to change to “MANY”.  There can be no assurances that an active market for Company’s common stock will be established and sustained.

The Company’s Common Stock may never be listed on a major stock exchange.

The Company will seek the listing of its Common Stock on a national or other securities exchange at some time in the future, assuming that it can satisfy the initial listing standards for such.  The Company cannot ensure that it will be able to satisfy such listing standards or that its Common Stock will be accepted for listing on any such exchange.  Should the Company fail to satisfy the initial listing standards of such exchanges, or its Common Stock is otherwise rejected for listing, the trading price of its Common Stock could suffer, the trading market for its Common Stock may be less liquid, and its stock price may be subject to increased volatility.

The market price of Registrant’s Common Stock is likely to be highly volatile and subject to fluctuations.

Assuming the Company is able to establish and maintain an active trading market for its Common Stock, the market price of its Common Stock is likely to be volatile and could be subject to wide fluctuations in response to a number of factors that are beyond the Company’s control, including:

•	announcements of acquisitions by the Company or business initiatives by Company’s competitors;

•	quarterly variations in its revenues and operating expenses;

•	impairments of tangible and intangible assets;

•
dilution caused by Company’s issuance of additional shares of Common Stock and other forms of equity securities, which it expects to make in connection with future capital financings to fund its operations and growth, to attract and retain valuable personnel and in connection with future strategic partnerships with other companies;

•	changes in expectations as to the Company’s business, prospects, financial condition, and results of operations;

•	significant sales of Company’s Common Stock, including sales by selling stockholders and by future investors in future offerings it expects to make to raise additional capital;

•	changes in the valuation of similarly situated companies, both in Company’s industry and in other industries;

•	fluctuations in interest rates and the availability of capital in the capital markets;

•	departures of key personnel; and

•	regulatory considerations

If the Company issues additional shares in the future, it will result in the dilution of its existing shareholders.

The Company’s Certificate of Incorporation authorizes the issuance of up to 50,000,000 shares of Common Stock with a par value of $0.001 per share and 5,000,000 shares of preferred stock with a par value of $0.001 per share, 1,000,000 of which have already been issued as Series A Preferred Stock.  The Company’s board of directors may choose to issue some or all of such shares to provide additional financing in the future.  The issuance of any such shares may result in a reduction of the book value and market price of the outstanding shares of the Company’s Common Stock.  If the Company issues any such additional shares, such issuance will cause a reduction in the proportionate ownership and voting power of all current shareholders.

The Company will have the right to issue up to 5,000,000 shares of preferred stock, which may adversely affect the voting power of the holders of the other securities and may deter hostile takeovers or delay changes in management control.

The Company, pursuant to a proposed amendment of its certificate of incorporation, could issue up to 4,000,000 additional shares of preferred stock from time to time in one or more series, and with such preferences as the board of directors may determine from time to time.  The board of directors, without further approval of shareholders, would be authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights, liquidation preferences and other rights and restrictions relating to any series of its preferred stock.  Issuances of shares of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of the other securities and may, under certain circumstances, have the effect of deterring hostile takeovers or delay changes in management control. For example, 1,000,000 of such shares have already been authorized as Series A Preferred Stock with special voting rights, including, under certain circumstances, election of a majority of the Board of Directors.

The Company has issued Series A Preferred Stock with significant rights which are senior to the rights of the Common Stock and could elect a majority of our Board of Directors.

There are presently 1,000,000 shares of Series A Preferred Stock issued and outstanding.  Holders of the Series A Stock have a liquidation preference of $2,000,000, which means that upon a sale or liquidation, such holders are entitled to receive the first $2,000,000 of proceeds before any distribution on the Common Stock, or to participate with the Common Stock if that is more beneficial to such holders.

Further, unless the Company has 9 consecutive months of profitability or earns at least $1,000,000 in the 18 months following August 10, 2011, such holders can appoint a majority of the Board of Directors and thus control the Company.  In addition, the Series A Stock is presently convertible into an aggregate of approximately 20% of the outstanding Common Stock and also votes as a class with the Common Stock.

The Company does not plan to declare or pay any dividends on its Common Stock in the foreseeable future.

The Company has not declared any cash dividends in the past, and it does not intend to distribute dividends in the foreseeable future.  The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors and subject to Delaware law, and will depend upon, among other things, the results of operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant.  There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend.

The Company’s common stock may be deemed to be a "penny stock," which may make it more difficult for investors to sell their shares due to suitability requirements.

The SEC has adopted regulations that generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share, subject to specific exemptions. The market price of the Company’s common stock is currently less than $5.00 per share and therefore is a “penny stock” according to SEC rules. This designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell the Company’s common stock and may affect the ability of investors hereunder to sell their shares.

The Company’s issuance of warrants and options to investors, employees and consultants may have a negative effect on the trading prices of the Company’s Common Stock as well as a dilutive effect.

The Company may in the future issue warrants and options at or below the current market price. In addition to the dilutive effect of a large number of shares and a low exercise price for the warrants and options, there is a potential that a large number of underlying shares may be sold in the open market at any given time, which could place downward pressure on the trading of the Company’s Common Stock.

PROPERTIES

The Company’s principal office is located at 4070 West Lake Road, Canandaigua, New York.  This facility is provided to the Company by David R. Smith, its owner, and the Chairman of the Board and Chief Executive Officer of the Company, without charge.

The Company’s AMS fab is an approximately 20,000 square foot office and 20,000 square foot clean room located at 333 South Street, Shrewsbury, Massachusetts.  The lease expires on June 30, 2012 and the Company has the right to extend the term to June 30, 2013.  The base rent under the lease is approximately $1,200,000 per annum through June 30, 2012 and would not increase during the extension term ending June 30, 2013.  In addition, the Company reimburses the landlord for the Company’s utility expenses at a rate $110,000 per month, adjusted up or down for the final utility bill for such month.

The AMS facility is fully equipped for the fabrication of MEMS and Spintronics device wafer.  The Company estimates that if the facility is operated on full shifts, it can meet anticipated production requirements for at least the next three years.

LEGAL PROCEEDINGS

The Company is not a party to any legal proceedings, other than ordinary routine litigation, if any, incidental to the business of the Company.

MANAGEMENT’S DISCUSSION
AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF
OPERATIONS

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations of Plures Technologies, Inc. and Advanced MicroSensors, Inc. contains forward-looking statements which involve risks and uncertainties.  The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors” and elsewhere in this Report.  The Company assumes no obligation to update forward-looking statements or the risk factors.  You should read the following discussion in conjunction with Advanced MicroSensors, Inc. financial statements and related notes filed as an exhibit to this Report.

The Company’s financial statements before the merger with Plures Holdings, Inc. (formerly known as Plures Technologies, Inc.) reflect no operations and no assets, and thus do not bear analysis.  The financial statements of Plures Holdings, Inc. prior to the acquisition of the assets of Advanced MicroSensors, Inc. reflect only financial assets and no operations and after the acquisition reflect the operations of AMS for only five weeks of 2011 and none for 2010, and this also does not bear analysis, although such assets will be referred to in “Liquidity and Capital Resources” below.

Critical Accounting Policies

The Company’s discussion and analysis of its financial condition, results of operations, and cash flows are based on its consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the U.S. The preparation of these financial statements requires the Company to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, the Company evaluates these estimates, including those related to accounts receivable allowance, inventory valuation and obsolescence, intangible assets, income taxes, warranty obligations, contingencies and litigation. Additionally, the Company uses assumptions and estimates in calculations to determine stock-based compensation. The Company bases its estimates on historical experience and on various other assumptions that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Allowance for Doubtful Accounts

The Company’s policy is to maintain allowances for estimated losses from the inability of its customers to make required payments.  Credit limits are established through a process of reviewing the financial results, stability and payment history of each customer.  Where appropriate, the Company obtains credit rating reports and financial statements of customers when determining or modifying credit limits.  The Company’s senior management reviews accounts receivable on a periodic basis to determine if any receivables may potentially be uncollectible.  The Company includes any accounts receivable balances that it determines may likely be uncollectible, along with a general reserve for estimated probable losses based on historical experience, in its overall allowance for doubtful accounts.  An amount would be written off against the allowance after all attempts to collect the receivable had failed.  Based on the information available to the Company, it believes the allowance for doubtful accounts is adequate.

Inventory

Inventory is valued at the lower of cost or market value, with cost determined by the first-in, first-out method. The Company regularly reviews inventory quantities on hand and records a provision for excess and/or obsolete inventory primarily based upon estimated usage of its inventory as well as other factors.

Revenue Recognition

The Company recognizes revenue when (i) an agreement exists, (ii) delivery has occurred, (iii) the sales price is fixed or determinable, and (iv) collectibility is reasonably assured. Revenue from the sale of products and prototypes is recognized upon delivery, or upon customer acceptance for transactions where customer acceptance is stipulated and when' all other revenue recognition criteria have been met. Revenue from engineering development services is recognized when services are performed and when all other revenue recognition criteria have been met.

Income Taxes

The Company follows the liability method of accounting for income taxes, as set forth in ASC 740, "Accounting for Income Taxes." ASC 740 provides for the recognition of deferred tax liabilities and assets for the future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. Under this method, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

In June 2006, the Financial Accounting Standards Board issued authoritative guidance which changes the accounting for uncettatnty in tax positions. ASC 740-10, "Accounting for Uncertainty In Income Taxes" ("ASC 740-10"), provides detailed guidance for financial statement recognition, measurement, and disclosure of uncertain tax positions recognized in an enterprises financial statements. In accordance with the ASC 740-10 income tax positions must meet a more-likelythan-not recognition threshold at the effective date to be recognized upon the adoption of the standard and in subsequent periods. The Company adopted the standard for the year ended April 4, 2010. The Company recognizes potential accrued interest and penalties related to unrecognized tax benefits within operations as income tax expense over the next twelve months. There was no effect upon adoption of ASC 740-10 and the Company has no liabilities recorded as of April 3, 2011 or April 4, 2010 under ASC 740-10. The Company is subject to United States federal, state and local tax audits by authorities for the tax years from 2002 through 2011.

Stock-Based Compensation

The Company follows the fair value recognition provision of ASC 718-10 "Share-Based Payment." ASC 718-10 requires the recognition of the fair value of stock-based compensation as a charge against earnings. The Company recognizes stock-based compensation expense over the requisite service period of the individual grantees, which generally equals the vesting period. Based on the provisions ofASC 718-10, the Company's stock-based compensation is accounted for as equity instruments.

Under the provisions of ASC 718-10, the Company recorded $0 of stock-based compensation expense in the accompanying statements of operations for each of the years ended April 3, 2011 and April 4, 2010.

ASC 718-10 requires the measurement of the fair value of stock options or warrants to be included in the statement of operations or disclosed in the notes to financial statements. The Company has computed the value of options using the Black-Scholes option pricing model. All stock options were issued with exercise prices equal to fair market value as determined by management.

No stock options were issued during the years ended April 3, 2011 and April 4, 2010.

Impairment of Long-Lived Assets and Long-Lived Assets To Be Disposed Of

The Company reviews the valuation of long-lived assets whenever events or change circumstances indicate that the carrying value may not be recoverable. When it is determined that the carrying value of applicable long-lived assets may not be recoverable based upon the existence of one or more indicators, the Company must evaluate whether the carrying amount of the asset exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of that asset. The impairment would be measured as the amount by which the carrying amount of the particular long-lived assets exceeds its fair value. The fair value would be determined based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent in the current business model or through an independent appraisal of individual assets.

Results of operations

The following discussion relates to the results of operations of Advanced MicroSensors, Inc. (“AMS”) for its fiscal year ended April 4, 2010 (“Fiscal 2010”) as compared to the results of the operations of AMS for its fiscal year ended April 3, 2011 (“Fiscal 2011”).

Revenues for Fiscal 2011 were $3,487,294 as compared with $6,824,093 for Fiscal 2010, a reduction of $3,336,799 or approximately 49%.  This reduction was due to the cancellation in Fiscal 2011 of tape head manufacturing orders of the type placed in Fiscal 2010.  During Fiscal 2010 AMS had two customers for tape heads in early Fiscal 2011 both customers decided to outsource the production of their tape drives so they no longer needed a supplier of tape heads. Tape head revenues decreased $2,733,782 this was partially offset by an increase in magnetic sensor products, primarily compass sensors, of $1,853,607.

Cost of revenues are largely fixed with rent and utility costs and production salaries accounting for 75% of total spending in Fiscal 2011 and 60% in  Fiscal 2010.  Raw materials represent approximately 8% of costs in Fiscal 2011, down from 12% in Fiscal 2010 as tape heads had higher material cost content than MEMS and compass sensors.  Accordingly, the only response to reduced revenues in Fiscal 2011 was a reduction in production salaries resulting from layoffs and salary reductions.  Accordingly, although revenues declined approximately 49% in Fiscal 2011 as compared with Fiscal 2010, cost of revenues declined by only approximately 31% from $7,425,838 to $5,120,271, a reduction of $2,305,567.  Accordingly, this resulted in gross margin deterioration from ($601,745), or (8%) of revenue in Fiscal 2010 to ($1,632,977) , or (46%) of revenue in Fiscal 2011.

 Operating expenses, consisting principally of management compensation and corporate administration expense, increased approximately 5% from Fiscal 2010 to Fiscal 2011, from $599,421 to $627,282, an increase of $27,861.   Approximately $17,819 of this increase was due to increased labor costs, primarily the use of a sales and marketing consultant.  The Company also had increases in legal fees associated with the financial situation of the Company in early Fiscal 2011 and increases in D&O insurance rates,  these were partially offset by less spending on employee benefit programs.  Operating expenses relate to a relatively small management overhead that could not be reduced in response to lowered revenues.

The 88% increase in operating loss for Fiscal 2011 compared to Fiscal 2010, of ($1,201,166) to ($2,260,259), the sum of $1,059,099, was due to the factors described above.

AMS had other income of $1,233,211 in Fiscal 2010 and $981,455 in Fiscal 2011, due principally to the sale of assets in each year to customers. In Fiscal 2010 AMS had non-cash gains of $1,178,459 on the amortization of deferred gains on asset sales to customers that occurred between December 2006 and January 2009.  In Fiscal 2011 AMS had total gains of $1,040,703 on asset sales,  only $27,173 was related to prior years sales, the remaining gain of $1,013,530 was primarily related to the sale of assets to a customer in April 2010.   This activity does not reflect any basis for future profitability.

The following discussion relates to the results of operations of the Company for the six month periods ending June 30, 2011 compared to the same periods ending 2010. These results include the operations of AMS from the date of acquisition, May 23, 2011 to June 30, 2011.

Revenues for the 2011 three and six months periods were $666,747 compared to none the prior year. These revenues were earned by AMS Corporation for the period from acquisition date of May 23, 2011 to June 30, 2011. Cost of these revenues was $599,932, all incurred at AMS, resulting a gross profit for the period of $66,815.

Operating expenses for the 2011 three and six month periods were $382,362 compared to $28,931 for the prior year. This increase in the 2011 periods is due to the G&A costs including payroll and amortization of intangibles for AMS included as of May 23, 2011.

Other income for the 2011 three and six month periods was $1,273,922 compared to none the prior year. This income includes the gain related to the AMS acquisition, offset by debt financing amortization expenses.

Liquidity and Capital Resources

As the Company has not commenced its planned primary operations and has not generated any revenues from inception through December 31, 2010, the Company is considered a development-stage company.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  The Company believes that, existing cash along with the subsequent financings in April 2011 resulting in net proceeds of $325,000 and the convertible note issuance of $2,000,000 in May 2011 and additional future equity or debt financing will be adequate to support its planned level of operations. The Company cannot be certain that additional debt or equity or other funding will be available on acceptable terms, or at all. If the Company fails to obtain additional funding when needed, it may be forced to scale back, or terminate operations, or seek to merge with or be acquired by another company. The Company expects its general and administrative costs to increase as the Company adds personnel.  The Company will need to generate significant revenues to achieve profitability and may never do so.

During Fiscal 2010, the Company entered into the aforementioned APA to acquire all assets and specified liabilities of AMS with a closing date no later than May 31, 2011. Subsequent to year end, the sale closed on May 23, 2011. Prior to being acquired, AMS had incurred losses from operations and had negative cash flows. In order to provide working capital AMS sold certain equipment pursuant to sale-lease back transactions in each of the last three fiscal years. To date AMS has been successful in negotiating new lease agreements related to this equipment in that AMS has either an active or neutral customer relationship with the users.  An exception involves one customer that is building its own fab in China and seeks its equipment for the same.  See “Risk Factors” – “A substantial amount of equipment owned by a customer must be replaced.”  However, there can be no assurances that the Company post acquisition will be able to continue to negotiate new lease agreements related to this equipment which creates significant future uncertainty in securing equipment necessary for production of the Company’s product.

As a result of the Company’s recurring losses from operations and working capital deficit, the report of our independent registered public accountants related to the financial statements for Fiscal 2010 contains an explanatory paragraph stating substantial doubt about the Company’s ability to continue as a going concern.  The Company’s plans to address the matter are discussed herein.  However, there are no assurances that these efforts will be successful or sufficient.

As of the end of Fiscal 2011,  AMS had total assets of $1,241,037 as compared to total assets of $657,404 at the end of Fiscal  2010.  As of the end of Fiscal 2011,  AMS’s  assets consisted of $495,849 in cash and cash equivalents, $275,173  in accounts receivable, $397,560 in inventories, $18,265 in equipment and $54,190 in other current assets, and AMS’s total liabilities were $2,999,999 compared to total liabilities of $1,137,562 at the end of Fiscal 2010.

For Fiscal 2011 net cash used in operations by AMS was $2,203,166 compared to $198,755 for Fiscal 2010.  During Fiscal 2011, AMS experienced a $3,336,000 reduction in revenues.  While AMS tried to reduce costs in response, principally through staff reductions, the basic operation and staffing is characterized by fixed costs which continued during Fiscal 2011 and used net cash to maintain operations.

Cash flow from investing was $1,031,291 Fiscal 2011 compared to $60,773 for Fiscal 2010.  For both years this activity was related to the sale of equipment to customers as a source of working capital for AMS.

For Fiscal 2011, net cash provided from financing was $1,650,000.  This was bridge loan funding from Plures Holdings Inc. to fund AMS working capital for Fiscal 2011.

Through April 3, 2011, AMS’s primary sources of capital were the loans from Plures Holdings Inc.  On May 23, 2011 the assets of AMS were acquired by a subsidiary of Plures Holdings, Inc. Such loans totaled $1,650,000 and were forgiven in connection with the acquisition of the assets of AMS by a subsidiary of the Company.  The notes bore interest at the rate of 8% and were due at the request of the note holder given on or after March 1, 2011.

During the year ended December 31, 2010, Plures raised $1,053,928 net of issuance costs from the sale of shares of its Class A Common Stock. During the three months ended March 31, 2011, Plures raised an additional $470,559 net of issuance costs from the sale of short term notes convertible into shares of its Class A Common Stock.   Additionally, in April 2011, the Company issued $325,000 of short term notes convertible into shares of common stock. Such conversion occurred on May 23, 2011 when Plures raised $2 million from the sale of other short term notes described below and acquired the assets and business of AMS.   The notes bore interest at the rate of 5% per annum, matured on November 30, 2011 and were convertible into the common stock of Plures Holdings both as to principal and interest at the rate of $0.95 per share.

In May 2011, Plures Holdings, Inc. received funding to be used to complete the acquisition of AMS from certain investment funds, RENN Universal and RENN Global, which loaned a total of $2 million to Plures Holdings, Inc., on May 23, 2011, and which loans were converted into Series A Preferred Stock of the Company at the time of the merger of Plures with a subsidiary of the Company.  The RENN notes bore interest at an escalating rate based on the date of payment or conversion, which as of August 10, 2011, the date of conversion, was 3% matured on November 23, 2011 and were converted into 1,000,000 shares of Series A Preferred Stock of the Company on August 10, 2011.

For six months ended June 30, 2011 net cash used in operating activities by the Company was $1,047,572 compared to $1,743 for the six month ended June 30, 2010. This increase in use is related to the acquisition of AMS as of May 23, 2011, which had operating losses for the period and the amortization of debt issuance costs. Cash used for investing during the same period was $637,514, $750,000 of which was advanced to AMS prior to the acquisition for working capital. During the same period the Company did received $884,307 in cash from financing net of costs.

The Company entered into a loan facility from a state related in October 2011 entity for the purchase of equipment in the amount of $2 million required for the growth of its business.  In addition, in September 2011 the Company closed a $750,000 purchase of common stock.  The Company estimates it will need an additional approximately $5 million for operations and growth during the next 12 months.  The Company presently has no plans for raising this amount and there can be no assurance the same can be raised.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTORS
AND CONTROL PERSONS

Executive Officers, Directors, and Key Employees

Name	Age	Position

David R. Smith	68	Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Director

Glenn Fricano	59	President, Chief Operating Office, Director

Stuart M. Sieger	69	Vice President, Secretary, General Counsel, Director

Alan Fein	48	Director

Joshua Gottlieb	32	Director

Z. Eric Stephens	43	Director

We have a staggered Board of Directors  The terms of Messrs. Smith and Fricano would expire in June 2014, of Messrs. Fein and Gottlieb in June 2013 and of Messrs. Stephens and Sieger in June 2012.  At the end of such term, such director or his successor will be elected for a full term of three years.

The backgrounds of our directors and executive officers are as follows:

David R. Smith  has been Chairman of the Board of Directors and Chief Executive Officer and Chief Financial Office of the Company since August 2011.  Mr. Smith has been Chairman of the Board of Directors and Chief Executive Officer of Plures since February 2009.  Mr. Smith was Chairman of the Board of SensiVida Medical Technologies, Inc., a MEMS medical device company and a company registered under the Securities Exchange Act from November 2008 to August 2011.  From 2004 to 2008, Mr. Smith was principally employed as Chairman and then CEO of Infotonics Technology Center, Inc., a New York State Center for Excellence.  From 1998 to 2004 Mr. Smith was Corporate Research and Development Director of the Advanced Manufacturing Technology Group at Eastman Kodak Company.  In May 2004, Mr. Smith received the prestigious New York State David T. Kearns award for superior management from the then governor of New York State.  Mr. Smith is a Director of the Finger Lakes Regional Telecommunications Development Corp.  Mr. Smith has for a number of years been involved with the startups and development of technologies businesses.  Mr. Smith holds a BSEE degree from the University of Massachusetts, cum laude and an MSEE degree from the University of Rochester.

Glenn J. Fricano has been a director and President of the Company since August 2011.  Mr. Fricano has been a director since 2009 and President of Plures since 2010 and prior thereto and since February 2009, was Vice President and Chief Business Development Officer of Plures.  From March 2007 to March 2009, Mr. Fricano was Vice President of Marketing and Sales of Infotonics Technology Center, Inc., where he was responsible for sales and marketing.  From 2004 to 2006, Mr. Fricano headed the MEMS division of Apogee Technology, Inc. relating to MEMS sensors and transdermal drug delivery.  From 2002 to 2004, Mr. Fricano operated Very Small Technologies, Inc. with a group of colleagues which acquired intellectual property and provided MEMS consulting.  From 1999 to 2002, Mr. Fricano worked as Vice President of Engineering and General Manager of Fab Operations, for Standard MEMS, Inc., supervising a staff of up to 130 MEMS scientists, engineers and production personnel.  Standard MEMS Inc. provided MEMS development, fabrication and commercialization services for the production of MEMS based devices.  From 1996 to 1999 Mr. Fricano worked with Standard MicroSystems, Inc. to convert its semiconductor fabrication facilities located in New York to a MEMS production facility. Mr. Fricano has led in the development and commercialization of products such as the first MEMS ink jet chips, MEMS pressure sensors, MEMS cellphone microphones, and in a number of processes relating to the manufacture and packaging of silicon chip based devices, among other products and processes over a period of 30 years.  Mr. Fricano has been involved with the development and operation of a number of MEMS based businesses.  Mr. Fricano received a BS degree from the State University at Stony Brook and completed most of the work for an advanced degree in physics.

Stuart M. Sieger has been Vice President and General Counsel of the Company since August 2011, and a director of the Company since September 2011.  Mr. Sieger has been Vice President, Secretary and General Counsel of Plures since February 2009 and a director since May 2011.  Mr. Sieger has been of counsel to Ruskin Moscou Faltischek, P.C., a Uniondale, New York law firm since 1999, specializing in corporate and securities law.  Prior thereto and since 1967, Mr. Sieger’s practiced with several firms in New York City in the area of corporate, securities and commercial law.  He has been involved in the formation, financing, operation and disposition of a number of entrepreneurial technology companies.  Mr. Sieger has had a number of years’ experience representing public companies and in representing technology based businesses.  Mr. Sieger holds a BA degree from Columbia College and an LLB degree from New York University School of Law.

Alan Fein has been a director of the Company since September 2011, and has been a director of Plures since May 2011.  Commencing in June 2009, Mr. Fein was principally employed as an investment banker with Wellfleet Partners, Inc., a registered representative that was instrumental in raising funds for us, and is serving as a director designee of such firm.  From 2004 to 2009, Mr. Fein was self employed in the field of real estate investment.  Mr. Fein has a number of years’ experience in financing operations like those of the Company.  Mr. Fein holds a BBA degree from Baruch College (CUNY) and a JD degree from Fordham Law School.

Joshua Gottlieb has been a director of the Company since September 2011, and has been a director since May 2011.  Mr. Gottlieb currently serves as a portfolio manager for Cedarview Opportunities Master Fund LP, an investor in the Company, which is a registered investment advisor that manages both a long-short credit opportunities hedge fund and separately managed accounts.  He is a director designee of Cedarview Opportunities Master Fund LP as a member of the Board of Directors.  Prior thereto, from 2001 to 2005, Mr. Gottlieb was a fixed income research analyst at Miller Tabak Roberts, a brokerage firm with a focus in the trading and research of high-yield and distressed bonds.  Mr. Gottlieb has a number of years’ experience in financing operations like those of the Company.  Mr. Gottlieb holds a BS in Finance from Lehigh University.  He earned a CFA designation in 2006.

Z. Eric Stephens has been a director of the Company since September 2011.  Since 2006 Mr. Stephens has been chief operating officer of RENN Capital Group, Inc., a registered investment adviser, and vice president of RENN Global Entrepreneurs Fund, Inc., a registered investment company.  His responsibilities include due diligence, portfolio monitoring and security selection.  Previously, Mr. Stephens was a director with CBIZ Valuation Group, a national valuation consulting firm.  While with CBIZ, he valued public and private companies, performed purchase price allocations and goodwill impairment tests, wrote fairness opinions and solvency opinions and acted as an expert witness.  Prior to working for CBIZ, Mr. Stephens was a staff accountant with the SEC.  Mr. Stephens has a background in the analysis of finance and operations of businesses like the Company.  Mr. Stephens holds a BA in economics and finance from Southwestern Oklahoma State University and an MBA from Texas A&M University.  He is also a chartered financial analyst.

Possible Change of Control

RENN Global and RENN Universal are the holders of the Company’s Series A Preferred Stock.  If the Company, after the Effective Time of the Merger (a) has nine consecutive months of losses or (b) fails to earn an aggregate of $1,000,000 in the eighteen months after the Effective Time of the Merger, the holders of the Series A Preferred Stock can elect a majority of the Board of Directors.

No committees of the Board of Directors.

We currently do not have committees of the Board.

Compensation committee interlocks and insider participation

We do not have a compensation committee, and none of our executive officers has served as a director or member of the compensation committee of any other entity whose executive officers served on our board of directors or compensation committee.

Incentive stock ownership plan

We plan to adopt an incentive stock ownership plan (“ISOP”) to provide for the issuance of stock options and other equity based compensation for up to a maximum of 600,000 shares of Common Stock.  No options have been granted.  Options under the ISOP are either “incentive,” which are meant to qualify under Section 422 of the Internal Revenue Code or “non-qualified,” which do not qualify as incentive options under the Code.  Subject to the terms of the ISOP, our board of directors is solely responsible for the administration of the ISOP, including the granting of awards and the determination of the purchase of options.  Under the ISOP, the exercise price for incentive stock options may not be less than one hundred (100%) percent of the fair market value of a share of our Common Stock at the time the option is granted but non-tax qualified options may be granted at lower prices.  The term of a stock option may be up to ten (10) years and each award will vest in accordance with a schedule determined by our board of directors at the time of grant.  Officers and key employees are eligible to receive options under the ISOP.  The ISOP will also cover phantom stock restricted stock grants and other types of equity based compensation.

Office and Director Indemnification, Limitation of Liability and Insurance

Our Amended and Restated Certificate of Incorporation requires us to indemnify our officers and directors to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law. Generally, Section 102(b)(7) permits a corporation to indemnify a person who was or is threatened to be made a named defendant or respondent in a proceeding because the person was or is a director or officer if it is determined that such person: (i) conducted himself in good faith, (ii) reasonably believed (a) in the case of conduct in his official capacity as a director or officer of the corporation, that his conduct was in the corporation's best interests, and/or (b) in other cases, that his conduct was at least not opposed to our best interests, and (iii) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful.

Delaware law does not permit indemnification in the case of: (i) a breach of the director's duty of loyalty to the corporation or its stockholders, (ii) an act or omission not in good faith that constitutes a breach of duty of the director to the corporation or that involves intentional misconduct or a knowing violation of the law, (iii) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office or (iv) an act or omission for which the liability of the director is expressly provided by statute.

Article Seventh of our Amended and Restated Certificate of Incorporation provides that directors will not be liable for breach of fiduciary duty, except for a breach of the duty of loyalty, acts or omissions in bad faith, a knowing violation of law and for receiving an improper benefit.

We have in effect directors’ and officers’ liability insurance in an annual aggregate amount of $5 million which is anticipated to be increased in the near future to $10 million, which supplements the indemnification described above.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following tables and discussion set forth information with respect to all compensation awarded to, earned by or paid to our principal executive officers.  There were no executive officers whose annual salary and bonus exceeded $100,000 during our last two completed fiscal years (collectively referred to in this discussion as the ‘named executive officers”).  The officer designation indicates positions held as of September 30, 2010, the end of our last fiscal year.

				Annual Compensation
Name and Principal	Fiscal Year Ended			All Other
Position	September 30,	Salary	Bonus	Compensation	Total ($)
Stephen Crosson,	2010	$30,000	—	—	$30,000
[Chief Executive Officer, Chief	2009	$43,438	—	—	$43,438
Financial Officer,
Corporate Secretary & Director)

Discussion of Compensation

Our compensation program consisted of the following three components:  base salary; bonuses, if any; and awards of restricted stock or stock options from our Year 2000 Employee Stock Option Plan (the “ESO Plan”).  On July 1, 2008, the board of directors passed a resolution terminating the ESO Plan, including all vested and unvested options outstanding, therefore there were no options awarded or vested if any.  In our fiscal years ended September 30, 2009 and 2010, there was no restricted stock, stock options or bonuses issued to the named executive officers.  Mr. Crosson is contracted as a non-employee officer of the Company at a rate of $2,500 per month through October 2010.  Mr. Crosson resigned in August 2011 as an officer.

Director Compensation

During the current fiscal year there have been no fees or options issued to directors as compensation for services rendered.  The Company intends to reinstate the compensation plan for directors in the future including fees for meetings attended and annual stock options.  We plan to compensate non-officer directors as follows:  $500 per meeting attended in person, $250 per telephonic meeting and a grant of 3,999,881 shares (adjusted for recapitalizations and stock splits and combinations) at the beginning of each year commencing on or about September 1 of each year.  Officer – directors will receive no additional compensation.

There are currently no outstanding equity awards exercisable or unexercisable at the fiscal year ended September 30, 2010.

Officer Compensation

The last two fiscal years of Plures Holdings, Inc., which was acquired by the Company on August 10, 2011 were the years ended December 31, 2009 and 2010.  The principal executive officers of Plures Holdings, Inc. received no compensation of any description in 2009, and received return of advances in 2010 as follows:  Glenn Fricano $10,000

During the period January 1, 2011 to May 31, 2011, such persons received return of advances and consulting fees as follows:  Glenn Fricano $27,000, David R. Smith $11,000 and Stuart Sieger $11,000.  As of June 1, 2011, such persons are receiving salary at the following annual rates; Glenn Fricano - $130,000; David R. Smith - $60,000 and Stuart Sieger - $60,000.  Tina Krasnecky, Chief Financial Officer of AMS, is expected to perform certain of the duties of a chief financial officer for us, and her compensation is currently $150,000 per annum.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

 The following table sets forth information as of October 31, 2011 regarding the beneficial ownership of our Common Stock by each of our executive officers and directors, and as a group, and each person who, to our knowledge, beneficially owns five (5%) percent or more of our outstanding Common Stock.  Beneficial ownership includes any shares as to which the person or entity has sole or shared voting power or investment power and shares which that person or entity has the right to acquire within sixty days after October 31, 2011. The inclusion in this section of any shares deemed beneficially owned does not constitute an admission by that person of beneficial ownership of those shares. The following numbers reflect a 1:400 Common Stock combination effective on September 23, 2011.

Name of Beneficial Owner	Number of Shares		Percentage of Class(1)

David R. Smith	584,775	(1), (2)	9.6%

Glenn J. Fricano	837,993	(1), (2), (3)	13.7%

Stuart M. Sieger	420,181	(1), (3)	6.9%

Alan Fein	43,550	(1), (4)	**

Joshua Gottlieb	76,319	(1), (5)	1.2%

Z. Eric Stephens	- 0 -	(6)	**

Cedarview Opportunities Master Fund LP	500,655	(1)(7)	8.2%

RENN Universal Growth Investment Trust PLC	1,708,301	(6), (8), (9)	28.0%

RENN Global Entrepreneurs Fund, Inc.	436,396	(6),(8), (9)	7.1%

Officers and Directors as a group	1,998,818	(1), (2), (5), (6)	32.7%

(1)
Does not include additional shares to be issued 18 months from Effective Time, which will be issued net of  satisfaction of indemnification claims, if any, under the Merger Agreement.  Such shares generally would represent an additional approximately 15% of the amounts shown.

(2)	David R. Smith and Glenn Fricano are joint and several proxy voters of an aggregate of 226,624 shares of Common Stock, in which they disclaim a beneficial interest.

(3)
Glenn Fricano is currently holding approximately 164,594 of Common Stock to be transferred to Stuart Sieger only if and when transfer of the same will not cause Stuart Sieger’s ownership to exceed 10% of the issued and outstanding Common Stock of the Company.

(4)
Alan Fein is an affiliate of Wellfleet Partners, Inc., and is the designee of such firm as a director of the Company. Does not include approximately 20,000 shares that are restricted of which 10,000 shares will be released from resctriction on each of September 1, 2012 and 2013 if Mr. Fein is then serving as director. Unless due to a fairlure to be re-elected.

(5)
Joshua Gottlieb is an affiliate of Cedarview Opportunities Master Fund, LP and disclaims beneficial ownership of shares of Common Stock held by such entity (see Note (7)).  Mr. Gottlieb is the designee of such entity as a director of the Company.  Does not include approximately 20,000 shares that are restricted of which 10,000 shares will be released from resctriction on each of September 1, 2012 and 2013 if Mr. Gottlieb is then serving as director. Unless due to a fairlure to be re-elected.

(6)
Z. Eric Stephens is an affiliate of RENN Universal Growth Investment Trust PLC and RENN Global Entrepreneurs Fund, Inc., and disclaims beneficial ownership of shares of Common Stock held by such entities (see Note (8)).  Mr. Stephens is the designee of such stockholders as a director of the Company.

(7)
Cedarview Opportunities Master Fund, LP is an affiliate of Burton Weinstein who holds 58,669 shares and Joshua Gottlieb, who holds 58,669 shares, and an additional 10,000 shares, and disclaims any beneficial interest in such shares.  Burton Weinstein has dispositive power over the Cedarview shares.

(8)
Share ownership includes assumed conversion of Series A Preferred Stock held by these persons.  The Series A Preferred Stock votes on an as converted basis with the Common Stock.  RENN Universal Growth Investment Trust PLC and RENN Global Entrepreneurs Fund, Inc. are affiliates and each disclaims any beneficial interest in the shares held by the other.  Russell Cleveland has dispositive power over the RENN entities’ shares.

(9)
If there are nine consecutive months of losses after the Effective Time, or if for the 18 months after the Effective Time the Company does not earn an aggregate of at least $1 million, RENN Universal and RENN Global can elect a majority of the board of directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,
AND DIRECTOR INDEPENDENCE

The following has not been adjusted for a 1:400 Common Stock combination effective September 23, 2011.

The Company

During the quarter ended March 31, 2008, the Company negotiated to extend the maturity dates of the entire $2,800,000 of debt that was due to RENN Capital Group managed funds.  Pursuant to renewal and modification agreements signed during the quarter, the Company extended the total debt with an aggregate principal balance of $2,800,000 to May 30, 2008.  In February 2008, the Company received an additional $50,000 from RENN Capital Group to pay for legal and accounting fees and support operations. The note was recorded as a loan payable on the Company’s financial reports.  Interest of 8% was paid in monthly installments beginning March 1, 2008, until the principal balance was paid in full.  Interest was payable in cash or in unregistered common stock at the Company’s discretion.

Pursuant to renewal and modification agreements dated October 24, 2008, the Company extended the maturity date of $2,850,000 in loans payable until April 30, 2009.  All other terms and conditions remained the same.

On January 26, 2009, the Company modified all non-convertible debt held by RENN Capital Group managed funds, which included RENN Capital Growth and Income Fund III, Inc., Renaissance US Growth Investment Trust, Plc., and Global Special Opportunities Trust Plc., collectively the “Lenders”.  The Company had issued to the Lenders promissory notes with an aggregate value of $900,000.  The Company and the Lenders amended the notes so that such instruments were convertible, at any time and from time to time, at the option of the applicable Lender, convertible (in whole or in part) into shares of the Company’s Common Stock, at a conversion price of $.01 per share.  The Company also amended its articles of incorporation to increase the number of shares of its authorized common stock in order to have sufficient shares of common stock to satisfy the full conversion of all the Company’s outstanding securities which are convertible into, exercisable for, shares of the Company’s common stock, including the notes.

Effective April 24, 2009, the Company entered into a Renewal and Modification Agreement (the “Renewal Agreement”) with US Special Opportunities Trust PLC (formerly BFS US Special Opportunities Trust PLC), Renaissance Capital Growth & Income Fund III, Inc., Renaissance US Growth Investment Trust PLC and RENN Capital Group, Inc. pursuant to which the maturity date of the loan documents as enumerated in the Renewal Agreement was changed so that payment of the unpaid principal, and all accrued and unpaid interest and any other charges, fees and payments due under the Loan Documents, were due and payable in full on September 30, 2009.

During the year ended September 30, 2009, the Company received approximately $245,000 from the sale of 24,604,881 shares of unregistered common stock to funds advised by RENN Capital Group at a price of $.01 per share (of which 2,792,481 shares were not issued as of September 30, 2009).  The Company used the proceeds to complete the sale of the operations including all professional and other fees related to the sale and ongoing filings with the Securities and Exchange Commission.

The Company and the Lenders negotiated an extension of the maturity date of the aforementioned debt to October 9, 2009, at which time the entire $2,850,000 of debt was converted into 113,446,099 shares of Common Stock based on the debt conversion terms in the original convertible debenture and the subsequent conversion agreement for the remaining outstanding debt.  Additionally the Company issued 437,669 shares of common stock valued at $4,377 for accrued but unpaid interest through the conversion date of October 9, 2009, at a price of $.01 per share.

During the year ended September 30, 2010, the Company received approximately $78,000 from the sale of 7,795,173 shares of unregistered common stock to Renn Capital Group at a price of $0.01 per share.  The Company used the funds to pay professional and other fees related to the ongoing filings with the Securities and Exchange Commission.

On September 28, 2011, the Company sold 394,737 shares of Common Stock (post the 1:400 Common Stock combination) to RENN Universal for $750,000, a price of $1.90 per share, the proceeds are to be used for general working capital purposes.

Plures Holdings

Alan Fein, a member of the Board of Directors, is associated with Wellfleet Partners, Inc. (“Wellfleet”), which is a registered representative of Sandgrain Securities, Inc. (“Sandgrain”), a registered broker dealer.  During the period from September 2010 to April 2011, Plures Holdings, Inc., in connection with funds raised for it, paid Sandgrain and Wellfleet commissions of approximately $127,000 and issued 105,968 shares (converted into 38,744,115 Company shares) of common stock at the direction of Sandgrain, approximately $50,000 of which and 43,747 shares (converted into 15,993,903 Company shares) of which were paid to or issued to Alan Fein.

 Stuart M. Sieger, a member of the board of directors, is associated with Ruskin Moscou Faltischek, P.C. (“RMF”), counsel to Plures Holdings, Inc. and, since August 10, 2011, the Company.  For the period commencing in March 2010 and ending May 23, 2011, such firm accrued $173,000 of legal fees and disbursements for services to Plures Holdings, Inc. related to the acquisition of AMS and the Merger.  RMF continues to render services to the Company for SEC reporting and financings.

On May 23, 2011, RENN Universal and RENN Global loaned Plures Holdings, respectively, $1,500,000 and $500,000 secured by all of the assets of Plures Holdings, Inc.  The loans bore interest at an escalating rate from 2% to 6% depending on the date of repayment.  Pursuant to an Agreement and Plan of Merger and Reorganization dated May 23, 2011, at the Effective Time, the Merger took place and Plures Holdings, Inc. became a wholly-owned subsidiary of the Company.  At such time, the promissory notes held by RENN Universal and RENN Global aggregating $2,000,000, which companies then collectively owned in excess of 10% of the outstanding Common Stock, were converted into 750,000 shares and 250,000 shares of Series A Preferred Stock, respectively, which in turn is initially convertible into 384,758,031 shares of and 128,252,677 shares Common Stock and which have an aggregate liquidation preference of $2,000,000.

Prior to April 1, 2009, the Company had been engaged in the development, marketing and sale of data storage management software.  Pursuant to a Stock Purchase Agreement dated as of January 26, 2009 (the “Purchase Agreement”) among the Company, CC Merger Corp. (the “Subsidiary”), a wholly owned subsidiary of the Company, and Stephen Crosson and Neil Murvin (collectively, the “Purchasers”), who are related parties, on March 31, 2009, (a) the Company transferred to the Subsidiary substantially all of its assets (the “Purchased Assets”), (b) the Purchasers purchased all of the outstanding shares of the Subsidiary, (c) the Subsidiary assumed all of the Company’s liabilities except any liability relating to indebtedness of the Company owed to funds advised by RENN Capital Group, Inc. (the “RENN Indebtedness”), and (d) the terms of all of the RENN Indebtedness which is not convertible into shares of the Company’s Common Stock were amended to make such indebtedness so convertible at $0.01 per share.  The purchase price for the Purchased Assets was $1.00 in cash and 5% of the proceeds, if any, from the sale of all or substantially all of the voting stock of the Subsidiary Company; the sale of all or substantially all of the assets of the Subsidiary for; a merger, share exchange or similar transaction with an unrelated entity pursuant to which the acquiring entity on the equity holders thereof hold more than a majority of the outstanding voting shares of the merged or surviving company; or an initial public offering of the Subsidiary.  The purchased assets included the name “CaminoSoft,” the data storage management software and personal property.

Commencing in 2009, David R. Smith, CEO of Plures Holdings and now also CEO and CFO of the Company, provided an office for Plures Holdings, and now the Company, at 4070 West Lake Drive, Canandaigua, NY at no charge to Plures Holdings or to the Company.

During 2009 and 2010, Glenn Fricano, President of Plures Holdings, and David R. Smith, CEO of Plures Holdings, expended the following sums for Plures Holdings, Inc.:

	2009	2010

Glenn Fricano	$27,001	$0

David R. Smith	$25,796	$0

These sums represented expenses incurred in the ordinary course of the business of Plures Holdings, and were repaid to such persons in 2011 without interest.

AMI

In 2010 and 2011, Plures Holdings loaned AMI the sum of $1,650,000, with interest at 8% per annum, secured by a security interest in the assets of AMI.  On May 23, 2011, and in conjunction with the acquisition by a subsidiary of Plures Holdings of the assets of AMI, such amount, and accrued interest were not paid, but were forgiven.

Quantum and Lafe are stockholders of AMI and were principal customers of AMI.  Sales by AMI to Quantum and Lafe were as follows for the last three fiscal years of AMI.

	Amount of Sales Fiscal Year Ended
	04.05.2009	04.04.2010	04.03.2011

Quantum	$545,000	$610,000	$27,000

Lafe	$1,884,000	$2,151,000	$0

In March 2006, AMI issued 20,000 shares of its Series A convertible preferred stock at a per share price of $100 for an aggregate purchase price of $2,000,000. The purchase price of the 20,000 shares of Series A Convertible Preferred Stock was paid by the cancellation of the $500,000 note payable with Lafé, the exchange and cancellation of the 9,267 shares of Series A-1 Convertible Preferred Stock with a value of $1.0 million and additional cash consideration of $500,000.

AMI was authorized to issue up to 1,000,000 shares of preferred stock, par value $0.10, of which 129,000 shares have been designated as Series A convertible preferred stock. The Series A convertible preferred stock have certain rights and preferences that include the following:

The holders of Series A convertible preferred stock are not entitled to receive dividends. When and as dividends are declared payable in cash, property, or shares of AMSI’s capital stock to common stockholders, AMSI will declare at the same time and pay to each holder of Series A convertible preferred stock a dividend equal to the dividend which would have been payable to such holder if the shares of Series A and convertible preferred stock held by such holder had been converted into common stock.

Each share of Series A convertible preferred stock is convertible into the number of shares of common stock as is obtained by dividing $100 by the Series A conversion price (as defined), in effect at the time of conversion, which can be adjusted for certain dilutive events, at the option of the holder at any time. Conversion is automatic upon the written election of holders of three-quarters of the preferred stock then outstanding or the closing of a public offering of common stock for which the aggregate proceeds are at least $15 million and the per share offering price is at least $9.00. Upon conversion of all the shares of Series A convertible preferred stock, the holders of such stock may receive additional shares of common stock based on a formula.

Upon any liquidation, dissolution, or winding up of AMSI, whether voluntary or involuntary, the Series A convertible preferred stockholders will be entitled to receive an amount equal to $100 per share (subject to adjustments for stock splits and similar events) plus all dividends declared but unpaid. Each such liquidation amount will be paid first out of the assets of AMSI available for distribution to holders of the capital stock of all classes. As of April 3, 2011, the aggregate liquidation preference for preferred shares outstanding was $12,900,000.

The holders of Series A convertible preferred stock are entitled to vote on all matters with the holders of common stock as if they were one class of stock. The holders of Series A convertible preferred stock are entitled to the number of votes equal to the number of shares of common stock into which each share is then convertible into.

Director Independence

           As of the date of this Report on Form 8-K, Messrs. Gottlieb and Stephens are considered “independent” as defined under the Nasdaq Stock Market’s listing standards. In determining independence, the Board of Directors reviews whether directors have any material relationship with us. The Board of Directors considers all relevant facts and circumstances. In assessing the materiality of a director’s relationship to us, the Board of Directors is guided by the standards set forth below and considers the issues from the director’s standpoint and from the perspective of the persons or organizations with which the director has an affiliation. The board of directors reviews commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, if applicable. An independent director must not have any material relationship with us, either directly or indirectly as a partner, stockholder or officer of an organization that has a relationship with us, or any other relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  The board of directors noted that all of Messrs. Gottlieb and Stephens are designees of stockholders of their representatives, but noted that each disclaimed beneficial ownership of the shares of such stockholders, respectively, and has indicated that they are serving in a representative capacity only.

A director will not be considered independent in the following circumstances:

(1)           The director is, or has been in the past three years, an employee of the Company, or a family member of the director is, or has been in the past three years, an executive officer of the Company.

(2)           The director has received, or has a family member who has received, compensation from us in excess of $100,000 in any 12 month period in the past three years, other than compensation for board service, compensation received by the director’s family member for service as a non-executive employee, and benefits under a tax-qualified plan or other non-discretionary compensation.

(3)           The director is, or has a family member who is, a current partner of our outside auditor, or was a partner or employee of our outside auditor, who worked on our audit at any time during any of the past three years.

(4)           The director is a family member of an individual who is, or at any time during the past three years was, employed by the company as an executive officer.

(5)           The director is, or has a family member who is, employed as an executive officer of another entity where, at any time during the past three years, any of our executive officers served on the compensation committee of that other entity.

(6)           The director is, or a family member is, a partner in, or a controlling stockholder or an executive officer of, any organization to which we made or from which we received, payments for property or services in the current or any of the past three fiscal years that exceed the greater of 5% of the recipient’s consolidated gross revenues for that year, or

MARKET FOR REGISTRANT’S COMMON EQUITY AND RECENT SALES OF
UNREGISTERED SECURITIES

The Common Stock is currently traded in the Over the Counter Bulletin Board under the symbol “MANY”. The following table sets forth the high and low sales prices for the Common Stock during the two most recent fiscal years and for the periods January 1, 2011 – March 31, 2011, April 1, 2011 to June 30, 2011 and July 1, 2011 to September 30, 2011.  The prices reflect inter-dealer prices without retail mark-ups, mark-downs or commissions and may not represent actual transactions.  The following does not reflect a 1:400 Common Stock combination effective September 23, 2011.
		Common Stock Sales Prices
Symbol “CMSF”	High	Low

Year Ended December 31, 2009

January 1, 2009 – March 31, 2009	$0.01	$0.01

April 1, 2009 – June 30, 2009	$0.01	$0.01

July 1, 2009 – September 30, 2009	$0.01	$0.01

October 1, 2009 – December 31, 2009	$0.02	$0.01

Year Ended December 31, 2010

January 1, 2010 – March 31, 2010	$0.02	$0.01

April 1, 2010 – June 30, 2010	$0.02	$0.01

July 1, 2010 – September 30, 2010	$0.02	$0.01

October 1, 2010 – December 31, 2010	$0.035	$0.02

Quarters Ended September 30, 2011

January 1, 2011 – March 31, 2011	$0.3	$0.008

April 1, 2011 – June 30, 2011	$0.3	$0.008

July 1, 2011 – September 30, 2011	$0.3	$0.013

During the former fiscal year ended September 30, 2009, the Company received approximately $246,000 from the sale of 24,604,881 shares of unregistered common stock to RENN Capital Group at a price of $.01 per share.  The Company used the funds to complete the sale of the operations including all professional and other fees related to the sale and ongoing filings with the Securities and Exchange Commission.

           The Company and funds advised by RENN Capital Group, Inc. negotiated an extension of the maturity date of the debt to October 9, 2009, at which time the entire $2,850,000 of debt was converted into 113,446,099 shares of common stock based on the debt conversion terms in the original convertible debenture and the subsequent conversion agreement for the remaining outstanding debt.  Additionally the Company issued 437,669 shares of common stock valued at $4,377 for accrued but unpaid interest through the conversion date of October 9, 2009, at a price of $.01 per share.

During the former fiscal year ended September 30, 2010, the Company received approximately $78,000 from the sale of 7,795,173 shares of unregistered common stock to funds advised by Renn Capital Group at a price of $0.01 per share.  The Company used the funds to pay professional and other fees related to the ongoing filings with the Securities and Exchange Commission.

All of the foregoing securities were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof and Regulation D promulgated thereunder. No commissions were paid.

As of Effective Time, there were approximately 105 holders of record of the Company’s Common Stock. To date, the Company has not declared or paid any cash dividends with respect to its Common Stock

As of Effective Time, there are outstanding 1,000,000 shares of Series A Preferred Stock which are initially convertible into 513,010,709 shares of Common Stock.  There are no outstanding options or warrants to purchase Common Stock of the Company.

As of October 31, 2011, there are a total of approximately 6,412,500 shares that may be sold in compliance with Rule 144 of the General Rules and Regulations under the Securities Act of 1933, approximately 475,000 shares of which are presently subject to sale in compliance with Rule 144, and up to approximately 5,937,500 shares of which will be subject to sale in compliance with Rule 144 on August 11, 2012 provided that on August 11, 2012 or thereafter, the Company has been current in its reporting under the Securities Exchange Act of 1934 for the 12 months preceding the sale. The Company has agreed to register all of the above referenced shares under the Securities Act of 1933, as permitted under applicable rules.  In addition, 394,737 shares of Common Stock of the Company recently sold to RENN Universal, can be sold under Rule 144 commencing on September 28, 2012.

The Company has not publicly proposed to offer or sell any of its securities in a public offering.

DESCRIPTION OF SECURITIES

Our authorized capital stock presently consists of 55,000,000 shares of capital stock, $.001 par value, 50,000,000 shares of which are Common Stock, and 5,000,000 shares of which are preferred stock.  As of October 31, 2011, there were 4,827,470 shares of Common Stock (not including the Holdback Shares) and 1,000,000 shares of Series A Preferred Stock (convertible into 1,282,527 shares of Common Stock) issued and outstanding.

Preferred stock

General

Our certificate of incorporation provides that we are authorized to issue preferred stock, which may be issued from time to time in one or more series upon authorization by our board of directors.  Our Board of Directors, without approval of our stockholders, is authorized to fix any dividend rights, conversion rights, voting rights, redemption rights and terms, liquidation preferences and any other rights, preferences, privileges and restrictions applicable to each such series of preferred stock.  The issuance of preferred stock, while providing us flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of the Common Stock.  Under certain circumstances, the issuance of our preferred stock could also make it more difficult for a third party to gain control of us, discourage bids for our outstanding securities at a premium or otherwise adversely affect the price of our outstanding securities.

Series A Preferred Stock

1,000,000 shares of Preferred Stock have been designated as Series A Preferred Stock.  The Series A Preferred Stock is entitled to all of the proceeds of a liquidation of the Company, which includes acquisitions, prior to distributions to the holders of the Common Stock, in an amount equal to the purchase price thereof, $2,000,000.  The Series A Preferred Stock is convertible into Common Stock initially at a rate of one share of Common Stock for one share of Preferred Stock.  The terms of conversion are subject to adjustment for stock splits and combinations, stock dividends and reorganizations, so that a person having the right to acquire one share of Common Stock immediately before the same will immediately thereafter have the right to acquire what such person would have then held as a result of such event. The Series A Preferred Stock may be converted by the holders at any time, and will automatically be converted if the Company has nine consecutive months of profits or makes an aggregate of $1 million for the 18 months following issuance of the Series A Preferred Stock. The Series A Preferred Stock will receive the same dividends as may be declared on the Common Stock on an “as converted” basis.  The Series A Preferred Stock votes as one class with the Common Stock, on an as converted basis.  In addition, if the Company has nine consecutive months of losses, or does not make an aggregate of at least $1 million in the 18 months after issue of the Series A Preferred Stock, the holders of Series A Preferred Stock can elect a majority of the Board of Directors.  The holders of Series A Preferred Stock are entitled in any event to elect one director.  The Series A Preferred Stock otherwise has no voting rights except as provided by Delaware law.

Common Stock

The holders of shares of Common Stock are entitled to share ratably in such dividends and distributions as may be legally declared by the Board of Directors with respect to our Common Stock and in any of our assets available for to stockholders upon its liquidation after any preferred stock liquidation preference.  Upon liquidation, assets will only be available for distribution after satisfaction or provision for all of our debts and other obligations, including to holders of preferred stock designated as senior in right of payment upon liquidation.  The holders of shares of our Common Stock have one vote per share, in person or by proxy, at all meetings of stockholders.  There are no cumulative voting rights with respect to the election of our directors, which means that holders of a majority of the shares of our Common Stock voting in an election for directors so long as the holder of a majority of our outstanding Common Stock are present in person or by proxy, can elect all of the directors then to be elected.  There are no preemptive, conversion, sinking fund or redemption rights applicable to our Common Stock. The rights of holders of Common Stock may be modified only by amendment to the Amended and Restated Certificate of Incorporation of the Company, which amendment requires the approval of the Board of Directors and the holders of a majority of votes of the Common Stock and Series A Preferred Stock, voting as a class

Dividends

We intend to use all of our available funds for the expansion of our business and, therefore, we do not intend to pay cash dividends on our Common Stock in the foreseeable future.

INDEX OF FINANCIAL STATEMENTS

(a)	Audited Financial Statements of Advanced MicroSensors, Inc. as of and for the years ended April 4, 2010 and April 3, 2011.

(b)	Audited Financial Statements of Plures Holdings, Inc. (formerly known as Plures Technologies, Inc.) as of and for the years ended December 31, 2009 and 2010.

(c)	Unaudited Financial Statements of Plures Holdings, Inc. as of March 31, 2010 and 2011 and for the three months then ended and as of June 30, 2010 and 2011 and for the six months then ended.

(d)
Unaudited Pro forma Condensed Combined Balance Sheet of Plures Technologies, Inc. (formerly known as CMSF, Inc.) as of March 31, 2011 and Unaudited Pro forma Condensed Combined Statements of Operations for the year ended December 31, 2010 and the three months ended March 31, 2011.

INDEX OF EXHIBITS

2(a)	Agreement and Plan of Merger and Reorganization (incorporated by reference to report on Form 8-K filed on May 25, 2011).

2(b)	Amendment to Agreement and Plan of Merger and Reorganization (incorporated by reference to report on Form 8-K/A filed on August 3, 2011).

2(c)	Second Amendment to Agreement and Plan of Merger and Reorganization (incorporated by reference to report on Form 8-K/A filed on August 4, 2011).

2(d)	Third Amendment to Agreement and Plan of Merger and Reorganization (incorporated by reference to report on Form 8-K/A filed on August 8, 2011).

2(e)	Asset Purchase Agreement between AMS Acquisition Corp. (now known as Plures Holdings, Inc.) and Advanced MicroSensors, Inc. and First and Second Amendments thereto.

3	Amended and Restated Certificate of Incorporation of CMSF Corp. (incorporated by reference to definitive information statement filed on August 29, 2011).

4	Certificate of Designation of Series A Preferred Stock.

10.1	Supply Agreement between MEMSIC, Inc. and Advanced MicroSensors, Inc. dated January 13, 2010 and amendment dated May 23, 2011, assigned to AMS.*

10.2	Equipment Agreements between MEMSIC, Inc. and Advanced MicroSensors, Inc. dated January 6, 2009 and January 13, 2010, assigned to AMS.

10.3	Technology License Agreement between Quantum Corporation and Advanced MicroSensors, Inc., dated June 21, 1999, assigned to AMS.

10.4	Facilities Lease Agreement between Worcester Citi Campus Corporation and Advanced MicroSensors, Inc. dated July 1, 2006 (“Facilities Lease”) assigned to AMS.

10.4(a)(b)(c)(d)
Amendment One to Facilities Lease dated May 18, 2007, Amendment Two to Facilities Lease dated January 30, 2009, Amendment Three to Facilities Lease dated September 29, 2010, and Amendment Four to Facilities Lease dated May 23, 2011.

10.5	Patent License from Advanced MicroSensors, Inc. to SpinIC, Inc dated January 26, 2009, assigned to AMS.

10.6	Equipment Purchase Usage Agreement between SpinIC, Inc. and Advanced MicroSensors, Inc. dated April 1, 2010.*

10.7	RENN Universal and RENN Global Convertible Notes dated May 23, 2011.

21	List of Subsidiaries.

*	Confidential treatment has been sought for portions of this document, and the omitted material has been filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this First Amendment to Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.
Plures Technologies, Inc.

Date: November 15, 2011	/s/ David R. Smith
David R. Smith
Chief Executive Officer

Advanced MicroSensors, Inc.

Financial Statements
Years Ended April 3, 2011 and April 4, 2010

Advanced MicroSensors, Inc.

Contents

2

Report of Independent Certified Public Accounting Firm

Board of Directors
Advanced Microsensors, Inc.
Shrewsbury, Massachusetts

We have audited the accompanying balance sheets of Advanced Microsensors, Inc. as of April 3, 2011 and April 4, 2010 and the related statements of operations, stockholders’ deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Advanced Microsensors, Inc. at April 3, 2011 and at April 4, 2010, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and at April 3, 2011 has deficiencies in working capital and equity that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BDO USA, LLP
Boston, Massachusetts
June 30, 2011

3

Advanced MicroSensors, Inc.

Balance Sheets

	April 3, 2011	April 4, 2010

Assets

Current Assets:
Cash and cash equivalents	$495,849	$17,724
Accounts receivable (Note 5)	275,173	294,114
Inventories (Note 8)	397,560	263,304
Prepaid expenses and other current assets	54,190	34,753

Total Current Assets	1,222,772	609,895

Equipment, net (Note 9)	18,265	47,509

Total Assets	$1,241,037	$657,404

Liabilities and Stockholders’ Deficit

Current Liabilities:
Accounts payable	$391,216	$399,188
Accrued expenses (Note 10)	332,164	347,447
Deferred revenue and customer deposits	28,434	152,056
Short-term note payable (Note 13)	1,650,000	-
Deferred gain on asset sales, current portion (Note 12)	27,173	27,173
Deferred rent (Note 7)	386,487	-

Total Current Liabilities	2,815,474	925,864

Deferred Gain on Asset Sales, less current portion (Note 12)	184,525	211,698

Total Liabilities	2,999,999	1,137,562

Commitments and Contingencies (Notes 1,7, 12 and 16)

Stockholders’ Deficit (Notes 2, 14 and 15):
Preferred stock, $0.10 par value; 1,000,000 shares authorized:
129,000 shares designated as Series A convertible preferred stock; 129,000 shares issued and outstanding (liquidation preference of $12,900,000)	12,687,626	12,687,626
Common stock, $0.01 par value; authorized 6,500,000 shares; issued and outstanding 240,876 shares at April 3, 2011 and April 4, 2010	2,409	2,409
Additional paid-in capital	787,172	787,172
Accumulated deficit	(15,236,169)	(13,957,365)

Total Stockholders’ Deficit	(1,758,962)	(480,158)

Total Liabilities and Stockholders’ Deficit	$1,241,037	$657,404

See accompanying independent auditors’ report and notes to financial statements

4

Advanced MicroSensors, Inc.

Statements of Operations

	Period April 4, 2011 to May 22, 2011 (Unaudited)	Year Ended April 3, 2011	Year Ended April 4, 2010

Revenue (Note 5)	$808,728	$3,487,294	$6,824,093

Cost of Revenue (Notes 7 and 8)	877,438	5,120,271	7,425,838

Gross Loss	(68,710)	(1,632,977)	(601,745)

Operating Expenses:
Selling, general and administrative	109,522	627,282	599,421

Operating Loss	(178,232)	(2,260,259)	(1,201,166)

Other Income (Expense):
Amortization of deferred gain on sale of equipment (Note 12)		27,173	46,061
Gain on sale/transfer of equipment (Note 12)	207,169	1,013,530	1,132,398
Other income (expense) (Note 13)	(24,650)	(59,248)	54,742

Total Other Income, net	187,048	981,455	1,233,201

Net Income (Loss)	$8,816	$(1,278,804)	$32,035

See accompanying independent auditors’ report and notes to financial statements

5

Advanced MicroSensors, Inc.

Statements of Stockholders’ Deficit

	Series A
	Convertible				Additional
	Preferred Stock		Common Stock		Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance at March 29, 2009	129,000	$12,687,626	240,876	$2,409	$787,172	$(13,989,400)	$(512,193)

Net Income	-					32,035	32,035

Balance at April 4, 2010	129,000	12,687,626	240,876	2,409	787,172	(13,957,365)	(480,158)

Net Loss	-	-	-	-	-	(1,278,804)	(1,278,804)

Balance at April 3, 2011	129,000	$12,687,626	240,876	$2,409	$787,172	$(15,236,169)	$(1,758,962)

See accompanying independent auditors’ report and notes to financial statements

6

Advanced MicroSensors, Inc.

Statements of Cash Flows

	Period April 4, 2011 to May 22, 2011(Unaudited)	Year Ended April 3, 2011	Year Ended April 4, 2010

Cash Flows From Operating Activities:
Net income (loss)	8,816	$(1,278,804)	$32,035
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Gain on equipment transferred/sold	(211,698)	(1,013,530)	(1,132,398)
Amortization of gain on sale of assets		(27,173)	(46,061)
Depreciation	1,071	11,483	88,009
Changes in operating assets and liabilities:
Accounts receivable	(57,394)	18,941	40,237
Inventories	(16,479)	(134,256)	955,642
Prepaid expenses and other current assets	(95)	(19,437)	46,585
Accounts payable	147,412	(7,972)	(15,044)
Accrued expenses	(174,406)	(15,283)	(70,122)
Deferred rent	6,191	386,487	(45,800)
Deferred revenue and customer deposits	(19,045)	(123,622)	(51,838)

Net cash used in operating activities	(315,627)	(2,203,166)	(198,755)

Cash Flows From Investing Activities:
Purchase of manufacturing equipment	-	(13,709)	(29,227)
Proceeds from the sale of assets	-	1,045,000	90,000

Net cash provided by investing activities	-	1,031,291	60,773

Cash Flows From Financing Activities:
Loan from parent	-	1,650,000	-

Net cash provided by financing activities	-	1,650,000	-

Net Increase (Decrease) in Cash and Cash Equivalents	(315,627)	478,125	(137,982)

Cash and Cash Equivalents, beginning of period	495,849	17,724	155,706

Cash and Cash Equivalents, end of period	180,222	$495,849	$17,724

Supplemental disclosure of cash flow information:
The Company did not pay cash for interest or income taxes in fiscal 2011 or 2010.

See accompanying independent auditors’ report and notes to financial statements

7

Advanced MicroSensors, Inc.

Notes to Financial Statements

1.           Organization and Management Plans

Advanced MicroSensors, Inc. (“AMS” or the “Company”) was incorporated on April 21, 1999. AMS provides development and manufacturing services to customers who require expertise in thin film processes and magnetic materials for applications, including recording tape heads, sensors, transducers, and other products that require high aspect ratio fine-line micro-lithography. AMS fabricates wafers and sells the die to customers, including companies that provide the required finishing processes.

The Company’s fiscal year-end is the closest Sunday to the end of March.

Liquidity and Management Plans

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has suffered recurring losses from operations and negative cash flows which have resulted in deficiencies in working capital, an accumulated deficit at April 3, 2011 and an overall stockholders’ deficit as of April 3, 2011. These indicators have raised substantial doubt about the Company’s ability to continue as a going concern.

During fiscal 2011, the Company entered into an Asset Purchase Agreement (“APA”) to sell all assets and specified liabilities of the Company with a closing date no later than May 31, 2011. Subsequent to year end, the sale closed on May 23, 2011 (see Note 17).  During fiscal 2011 the Company received $1,650,000 in short-term notes payable per the Asset Purchase Agreement (see Note 13) from the Purchaser. During fiscal 2011, the Company received proceeds of $1,045,000 from the sale of certain assets. In order to provide working capital the Company has sold certain equipment pursuant to sales-lease back transactions in each of the last three fiscal years. To date the Company has been successful in negotiating new lease agreements related to this equipment however, there can be no assurances that the Company will be able to continue to negotiate new lease agreements related to this equipment which creates significant future uncertainty in securing equipment necessary for production of the Company’s product. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, and as such, do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

Basis of Presentation for the Statement of Operations and Cash flows for the period April 4, 2011 to May 22, 2011

The accompanying consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). In the opinion of management, these unaudited interim financial statements reflect all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the results of operations for the period from April 4, 2011 to May 22, 2011. Although the Company believes that the disclosures in these financial statements are adequate to make the information presented not misleading, certain information normally included in the footnotes prepared in accordance with generally accepted accounting principles has been omitted as permitted by the rules and regulations of the Securities and Exchange Commission (“SEC”). The accompanying financial statements should be read in conjunction with the audited financial statements and notes thereto included for the fiscal year ended April 3, 2011. The results for the period from April 4, 2011 to May 22, 2011 are not necessarily indicative of the results that may be expected for any future period.

2.           Summary of Significant Accounting Policies

Use of Estimates

Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities, revenues and expenses and disclosures of contingent assets and liabilities to prepare these financial statements in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash and deposits in interest-bearing money market accounts.

8

Advanced MicroSensors, Inc.

Notes to Financial Statements

Fair Value of Financial Instruments

At year end 2011 and 2010, the Company's financial instruments were comprised of cash and cash equivalents, accounts receivable, accounts payable and short-term note payable, the carrying amounts of which approximate fair market value.

Fair Value Measurements

In accordance with the accounting standards for fair value measurements and disclosures, the Company's assets and liabilities subject to fair value measurements are measured at fair value on a recurring basis as of April 3, 2011 and April 4, 2010. Fair values determined by Level 1 inputs utilize observable data such as quoted prices in active markets. Fair values determined by Level 2 inputs utilize data points other than quoted prices in active markets that are observable either directly or indirectly. Fair values determined by Level 3 inputs utilize unobservable data points in which there is little or no market data, which require the reporting entity to develop its own assumptions. As of April 3, 2011, the Company had $209,833 in money market accounts with fair value determined by Level 1 inputs, which were included in cash and cash equivalents on the balance sheet.  As of April 4, 2010, the Company did not have any material amounts subject to fair value measurements.

Inventories

Inventories are stated at the lower of cost or market. Costs are determined using the first-in, first-out method.

Equipment

Equipment is stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, as follows:

Category	Useful Life in Years

Manufacturing equipment	5
Computer software and equipment	3

Revenue Recognition

The Company recognizes revenue when (i) an agreement exists, (ii) delivery has occurred, (iii) the sales price is fixed or determinable, and (iv) collectibility is reasonably assured. Revenue from the sale of products and prototypes is recognized upon delivery, or upon customer acceptance for transactions where customer acceptance is stipulated and when all other revenue recognition criteria have been met. Revenue from engineering development services is recognized when services are performed and when all other revenue recognition criteria have been met.

9

Advanced MicroSensors, Inc.

Notes to Financial Statements

Income Taxes

The Company follows the liability method of accounting for income taxes, as set forth in ASC 740, “Accounting for Income Taxes.” ASC 740 provides for the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. Under this method, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

In June 2006, the Financial Accounting Standards Board issued authoritative guidance which changes the accounting for uncertainty in tax positions. ASC 740-10, “Accounting for Uncertainty In Income Taxes” (“ASC 740-10”), provides detailed guidance for financial statement recognition, measurement, and disclosure of uncertain tax positions recognized in an enterprises financial statements. In accordance with the ASC 740-10 income tax positions must meet a more-likely-than-not recognition threshold at the effective date to be recognized upon the adoption of the standard and in subsequent periods. The Company adopted the standard for the year ended April 4, 2010. The Company recognizes potential accrued interest and penalties related to unrecognized tax benefits within operations as income tax expense over the next twelve months. There was no effect upon adoption of ASC 740-10 and the Company has no liabilities recorded as of April 3, 2011 or April 4, 2010 under ASC 740-10. The Company is subject to United States federal, state and local tax audits by authorities for the tax years from 2002 through 2011.

Stock-Based Compensation

The Company follows the fair value recognition provision of ASC 718-10 “Share-Based Payment.” ASC 718-10 requires the recognition of the fair value of stock-based compensation as a charge against earnings. The Company recognizes stock-based compensation expense over the requisite service period of the individual grantees, which generally equals the vesting period. Based on the provisions of ASC 718-10, the Company’s stock-based compensation is accounted for as equity instruments.

Under the provisions of ASC 718-10, the Company recorded $0 of stock-based compensation expense in the accompanying statements of operations for each of the years ended April 3, 2011 and April 4, 2010 and for the period from April 4, 2011 to May 22, 2011.

ASC 718-10 requires the measurement of the fair value of stock options or warrants to be included in the statement of operations or disclosed in the notes to financial statements. The Company has computed the value of options using the Black-Scholes option pricing model. All stock options were issued with exercise prices equal to fair market value as determined by management.

No stock options were issued during the years ended April 3, 2011 and April 4, 2010.

10

Advanced MicroSensors, Inc.

Notes to Financial Statements

Impairment of Long-Lived Assets and Long-Lived Assets To Be Disposed Of

The Company reviews the valuation of long-lived assets whenever events or change circumstances indicate that the carrying value may not be recoverable. When it is determined that the carrying value of applicable long-lived assets may not be recoverable based upon the existence of one or more indicators, the Company must evaluate whether the carrying amount of the asset exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of that asset. The impairment would be measured as the amount by which the carrying amount of the particular long-lived assets exceeds its fair value. The fair value would be determined based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent in the current business model or through an independent appraisal of individual assets.

Research and Development

Research and development expenses include expenses which were incurred in the development of new products and new or improved technologies that enhance the production processes. Costs for product development are expensed as incurred.

3.           Related Party Transactions

The Company has several related party agreements and transactions, including development agreements and revenue. See Notes 4, 5 and 14 for details.

4.           Related Party Development Agreements

On March 31, 1999, the Company entered into a Technology License Agreement with Quantum Corporation (Quantum), who owns approximately 6% of the outstanding equity of the Company. Pursuant to the agreement, Quantum granted AMS a perpetual, nonexclusive fully paid, royalty-free, worldwide license to develop, make, have made, use, sell, market, and otherwise dispose of or exploit products and processes that incorporate or utilize certain defined technology. The original License Agreement excluded certain uses of the technology.

Effective in February 2004, the Company entered into a development agreement with Quantum and Lafé Technologies, Ltd. (Lafé), who owns approximately 45% of the outstanding equity of the Company. Under this agreement, AMS was assigned general responsibility for the design and production of prototypes for Quantum TF/MR wafers and Lafé was assigned the general responsibility to develop and implement production processes for Quantum’s post-wafer prototype heads. There was no related revenue from this agreement for fiscal year 2011 or 2010.

11

Advanced MicroSensors, Inc.

Notes to Financial Statements

5.           Revenue, Receivables and Concentration of Credit Risk

Total revenue from related parties was as follows:

	Year Ended April 3, 2011		Year Ended April 4, 2010
	Ownership Share	Revenue	Ownership Share	Revenue

Quantum	6%	$27,400	6%	$2,151,182
Lafé	45%	-	45%	610,000

	51%	$27,400	51%	$2,761,182

Total revenue from Quantum and Lafé, amounted to 1% and 0%, respectively, of total revenues for the year ended April 3, 2011. For the year ended April 3, 2011, one third party customer accounted for 50% of total revenues.  Total revenue from Quantum and Lafé, amounted to 32% and 9%, respectively, of total revenues for the year ended April 4, 2010. For the period from April 4, 2011 to May 22, 2011 one customer accounted for 76% of revenues.

There were no gross trade receivables as of April 3, 2011 and April 4, 2010 for either Quantum or Lafé.

As of April 3, 2011, two third party customers accounted for 66% of gross trade receivables. As of April 4, 2010, three third-party customers accounted for 51% of gross trade receivables.

6.           Research and Development Grant

On August 31, 2007, the Company entered into NIST ATP Cooperative Agreement Number 70NANB7H7019 (the “Agreement”), with the U.S. Department of Commerce whereby Federal funding is provided under the Advanced Technology Program for the development of a “Ubiquitous Thermal Imager.” The Agreement is effective November 1, 2007 and terminates on October 31, 2012. The Agreement is a joint venture between the Company and two other third parties (the “Participants”). Under the Agreement, the U.S. Department of Commerce will reimburse the Participants a percentage of their total qualifying research and development costs incurred in association with the Agreement over the life of the contract, estimated at $1,901,000 for the first year and a total of $7,935,000 for the five year award period. The Company’s share of these costs for the years ended April 3, 2011 and April 4, 2010 amount to approximately $9,000 and $73,000 of which approximately $9,000 and $73,000 has been reimbursed, respectively. The reimbursed costs are recorded in revenue in the statement of operations. Future reimbursement percentages may vary depending on nature of qualifying expenses.

12

Advanced MicroSensors, Inc.

Notes to Financial Statements

7.           Commitments

Rent

The Company leases office and manufacturing facilities, including office furniture, under a noncancelable operating lease through June 30, 2011. On September 29, 2010, the Company entered into a third amendment to its lease which suspended the base rent for the period from July 1, 2010 through the earlier of the closing of an Asset Purchase Agreement (“APA”) or December 31, 2010.  As of April 3, 2011, the Company has deferred rent relating to the suspended base rent of $386,487 including interest.  The lease amendment also reduced prepaid utilities to $110,000 per month from $150,000 and provided for consent to the assignment of this lease and a one year renewal of such for the Purchaser upon Closing of the APA.  All payments were made and a letter of credit for $200,000 was provided to the landlord as a security deposit toward any future defaults as defined in the lease. Additionally, the amendment granted the landlord collateral in certain assets of the Company. Upon closing of the APA on May 23, 2011, payment of the deferred rent including interest was made and the collateral interest was removed. As noted above, the facility lease expires in June 2011.  Total payments under the lease, excluding facility charges, for fiscal 2012 are approximately $263,000.

Facilities Expense

Under the terms of the lease discussed above, AMS is obligated to pay for additional facilities charges. Total facility expenses included in the accompanying statements of operations for the lease and facility charges amounted to approximately $1,131,000 and $1,344,000 for the years ended April 3, 2011 and April 4, 2010, respectively and for the period from April 4, 2011 to May 22, 2011 facility expense was $175,698.

The Company is also liable for various other operating leases for office equipment. All such leases expire during fiscal 2012. Future minimum lease payments related to the office equipment are approximately $10,000 as of April 3, 2011. Additionally, the Company leases certain manufacturing equipment (see Note 12).

8.           Inventories

Inventories are comprised of the following:

	April 3, 2011	April 4 2010

Raw materials	$159,384	$173,965
Work-in-process	238,176	78,139
Finished goods	-	11,200
	$397,560	$263,304

Work-in-process and finished goods are comprised of materials, labor, and overhead. During fiscal year 2010, the Company recorded a charge of $831,500 in cost of revenue related to the write off of tape inventory due to a change in estimated customer demand that occurred in fiscal year 2010. There were no obsolete inventory write-offs in 2011.

13

Advanced MicroSensors, Inc.

Notes to Financial Statements

9.           Equipment

Equipment is comprised of the following:

	April 3, 2011	April 4, 2010

Manufacturing equipment	$979,083	$2,522,891
Computer software and equipment	182,735	251,787

	1,161,818	2,774,678

Less accumulated depreciation	1,143,553	2,727,169
Equipment, net	$18,265	$47,509

Total depreciation expense for the years ended April 3, 2011 and April 4, 2010 was $11,483 and $88,009, respectively and for the period from April 4, 2011 to May 22, 2011 depreciation expense was $1,071 .

10.         Accrued Expenses

Accrued expenses are comprised of the following:

	April 3, 2011	April 4, 2010

Accrued payroll and related expenses	$146,553	$214,386
Accrued interest	38,882	-
Other	146,729	133,061
	$332,164	$347,447

11.         Income Taxes

The Company recorded no provision for income taxes for the years ended April 3, 2011 and April 4, 2010 due to operating losses and available loss carryforwards.

Temporary differences between the financial statements carrying amounts and tax basis of assets and liabilities that give rise to significant portions of deferred tax assets and liabilities are comprised of the following:

	April 3, 2011	April 4, 2010

Deferred tax assets:
Accrued vacation and bonuses	$26,485	$49,418
Net operating loss carryforwards	5,707,866	5,173,381
General business credit carryfowards	124,869	151,248
Section 263A inventory capitalization	7,414	5,035
Deferred gain	83,155	96,193
Depreciation	10,833	10,015
Other	7,856	25,258
Total gross deferred tax assets	5,968,478	5,510,548

Valuation allowance	(5,960,080)	(5,497,242)
Total net deferred tax assets	8,398	13,306

Deferred tax liabilities:
Depreciation	-	-
Prepaid expenses and other	(8,398)	(13,306)
Total gross deferred tax liabilities	(8,398)	(13,306)

	$-	$-

14

The Company has recorded a full valuation allowance against its net deferred tax assets since management believes that, after considering all the available objective evidence, both positive and negative, historical and prospective, with greater weight given to historical evidence, it is more likely than not that the deferred tax assets at April 3, 2011 and April 4, 2010 will not be realized.

At April 3, 2011, the Company has available net operating loss carryforwards for federal and state income tax purposes of approximately $15,509,000 and $8,251,000, respectively, which may be used to offset future taxable income, if any. These carryforwards are subject to review and possible adjustment by the Internal Revenue Service. These carryforwards expire at various dates through 2031.

Utilization of Net Operating Loss (“NOL”) and Research & Development (“R&D”) credit carryforwards may be subject to a substantial annual limitation due to ownership change limitations that have occurred previously or that could occur in the future as provided by Section 382 and 383 of the Internal Revenue Code of 1986, as well as similar state provisions. These ownership changes may limit the amount of NOL and R&D credit carryforwards that can be utilized annually to offset future taxable income and tax, respectively. In general, an ownership change, as defined by Section 382, results from transactions increasing the ownership of certain shareholders or public groups in the stock of a corporation by more than 50 percentage points over a three year period.

The Company performed a study of its change in ownership covering the period from inception through March 31, 2002 and determined that a change in ownership as defined in Section 382 of the Internal Revenue Code occurred on March 21, 2000. As a result of this change in ownership, the utilization of its Federal and state net operating losses generated prior to March 21, 2000 are subject to an annual limitation of approximately $350,000. The utilization of the Company’s NOL and R&D credit carryforwards may be further limited if the Company experiences future ownership changes as defined in Section 382 of the Internal Revenue Code.

15

12.         Asset Sales

On December 1, 2006, the Company entered into a Purchase and Usage Agreement (the “Asset Sale Agreement”) with one of its customers (“Customer A”), whereby the Company agreed to sell certain assets to Customer A for an aggregate amount of $1,250,000. Per the Asset Sale Agreement, the Company has maintained possession and use of the assets for an initial term of ninety days. The initial term is renewable for additional ninety day terms at Customer A’s discretion. The use of the assets is at no cost to the Company for the original term or future terms. Under the terms of the Asset Sale Agreement, Customer A can remove the assets from the Company’s facilities at its own expense at the end of the initial or any subsequent ninety day term. The Company has the right to repurchase any or all of the assets for any reason within thirty days of the end of any ninety day term at a then agreed upon fair market value between the Company and Customer A.

The assets are used in the manufacturing process of certain products the Company produces for Customer A. Due to the continuing use of the assets and the Company’s option to re-purchase the assets, the Company deferred the original $1,163,380 gain on the sale of the assets. The Company was amortizing the gain to other income using the straight-line methodology over a period of 5 years, which was the estimated period of the Customer relationship. If Customer A exercises its option to take actual possession before the end of the 5 year period, the Company will recognize the remaining deferred gain at that time. As of March 29, 2009, the Company had a remaining deferred gain of $620,469. On January 21, 2010, the Company regained the ownership rights to all equipment under this agreement as the customer transferred title back to the Company. Due to the change in circumstances and the Company’s expectation that Customer A will have no demand for future products, the Company changed their estimate of the remaining customer relationship period to zero. Therefore, the Company recognized the remaining gain of $620,469 in other income in the accompanying statements of operations for the year ended April 4, 2010.

On April 24, 2007, the Company entered into an Equipment Sale and Lease Agreement with a customer (”Customer B”) whereby the Company sold certain equipment to Customer B for $425,000. Per the agreement, the Company will maintain possession of the equipment and continue to use them in their manufacturing processes for an initial term of 24 months. Per the Equipment Sale and Lease Agreement, the Company is to pay rental fees of $25,500 annually. Subsequent to the year ended March 29, 2009, the Company extended the lease for an additional year at the same annual fee. The equipment sold had a net book value of approximately $55,000 on the date of the sale, which resulted in a gain of approximately $370,000. The Company had deferred the recognition of the gain of approximately $370,000 related to this transaction. The Equipment Sale and Lease Agreement contains a repurchase option in which the Company has the right to repurchase the equipment at the original sale price. The Company originally planned to exercise this option at the end of the initial 24 month terms for an aggregate repurchase price of $425,000 and therefore deferred the recognition of the gain. During Fiscal 2010, the Company lost its right to repurchase the equipment and due to this and the fact that the Company has no continuing relationship with Customer B, the Company recorded the write-off of the asset and the net gain of approximately $370,000 as of April 4, 2010.

On November 9, 2007 the Company entered into an Equipment Sale and Lease Agreement with a customer (“Customer C”) whereby the Company sold certain equipment to Customer C for $150,000. Per the agreement, the Company will maintain possession of the equipment and continue to use them in their manufacturing processes for an initial term of 24 months. Per the Equipment Sale and Lease Agreement, the Company is to pay rental fees of $11,250 annually. The Company has deferred the recognition of the gain of approximately $150,000 related to these transactions. The Equipment Sale and Lease Agreement contains a repurchase option in which the Company has the right to repurchase the equipment at the original sale price. The Company originally planned to exercise this option at the end of the initial 24 month terms for an aggregate repurchase price of $150,000 and therefore deferred the recognition of the gain. In January 2010, this agreement was renewed, however the Company lost its right to repurchase the equipment. The Company is recognizing the gain over the term of the customer relationship estimated through December 2018. The Company recognized a gain of $13,334 for the year ended April 3, 2011.  The Company recognized a gain of $32,222 for the year ended April 4, 2010 to recognize deferred gains from November 2007 through April 4, 2010. The deferred gain at April 3, 2011 and April 4, 2010 is $104,444 and $117,778, respectively. For period ending May 22, 2011 the Company recognized the remaining gain of $117,778 upon acquisition by AMS Corp.

16

On November 12, 2008 the Company entered into another Equipment Sale and Lease Agreement with Customer B whereby the Company sold certain equipment to the customer for $250,000. Per the agreement, the Company will maintain possession of the equipment and continue to use them in their manufacturing processes for an initial term of 12 months. Per the Equipment Sale and Lease Agreement, the Company is to pay rental fees of $20,000 annually for the initial term. Similar to the above equipment sale and lease agreements this agreement also contained repurchase options in which the Company has the right to repurchase the equipment at the original sale price. The Company planned to exercise this option at the end of the initial 12 month term for an aggregate repurchase price of $250,000. During Fiscal 2010, the Company lost its right to repurchase the equipment and due to this the Company recorded the write-off of the asset and the net gain of approximately $52,000 during the year end April 4, 2010.

On January 6, 2009, the Company entered into another Purchase and Lease Agreement with Customer C whereby the Company sold certain assets with a net book value of approximately $162,000 for $300,000. The lease has a term of 1 year with an annual rental payment of $1,000. Extensions of the term are at the buyer’s option and the Company has no right to repurchase the equipment. Similar to the other transaction with Customer C, the gain of approximately $138,000 is being amortized over the estimated customer relationship period which is through December of 2018. The Company recorded gains of $13,839 for the year ended April 3, 2011 and $13,839 for the year ended April 4, 2010.  The deferred gain at April 3, 2011 and April 4, 2010 is $107,254 and $121,093, respectively. For the period ending May 22, 2011 the Company recognized the remaining gain of $121,093 upon acquisition by AMS Corp.

In April 2010, the Company entered into an Equipment Purchase and Usage Agreement with Customer D whereby the Company sold the customer certain manufacturing tools for $1,000,000. These tools had a net book value of $31,470. The agreement does not have any provisions for the Company to repurchase the tools, the tools are leased at an annual rate of $1,000 and the lease can be renewed annually at the customer’s option. The ownership of the tools transferred to the customer on May 15, 2010 with the final payment. In November 2010, Customer D informed the Company that the lease would not be renewed on May 1, 2011.  The equipment will be relocated to the customer’s factory in China.  Since the lease was not renewed and the Company has no continuing relationship with Customer D, the Company recognized the gain of $968,530 for the year ended April 3, 2011.

In addition to the $968,530 gain relating to Customer D, fully depreciated equipment totaling $45,000 was sold to a third party resulting in a total gain on sale of equipment of $1,013,530 for the year ended April 3, 2011.

13.         Notes Payable

Per the Asset Purchase Agreement and related Loan Agreement, the Company received short-term financing of $1,650,000 in the form of short-term notes payable from the Purchaser.  The notes are evidenced by promissory notes bearing interest at 8% per annum and due on demand of the Purchaser, given not less than 5 months after the date of the first advance of the loan on September 30, 2010.  The notes are collateralized by assets of the Company.  As of April 3, 2011, the Company had accrued interest of $38,882.  In conjunction with the Asset Purchase Agreement in May 2011, the Company’s obligations under the loan agreement were terminated and released in full in the amount of the liability and accrued interest of $1,707,000.

17

14.         Stockholders’ Equity

Common Stock

The Company has 6,500,000 shares of authorized common stock, of which 4,300,000 common shares have been reserved for issuance upon conversion of the Series A convertible preferred stock.

Included in the Investor Rights Agreement dated November 23, 1999 and as amended on August 22, 2000, are restrictions on the sale and transfer of founders’ stock, Series A convertible preferred stock, and other capital stock convertible into common stock. Specifically, AMS retains the right of first refusal to purchase any shares made available for sale by any of the founders or initial investors. Should AMS elect not to purchase the offered shares, each founder and investor shall have the right to purchase those shares on a pro rata basis. The agreement also provides for tag-along and registration rights under certain circumstances.

Quantum’s (See Note 4) intent is to maintain an ownership level of 19.9% or less. Accordingly, should AMS initiate any transaction which results in a greater than 19.9% ownership by Quantum, AMS agrees to repurchase Quantum’s capital stock at a predetermined price to the extent necessary to reduce Quantum’s ownership level to 19.9% or less.

Preferred Stock

In December 2004, the Company issued 9,267 shares of Series A-1 convertible preferred stock to Lafé (See Note 4) at a per share price of $107.9098 for an aggregate purchase price of $1,000,000.

In March 2006, the Company issued 20,000 shares of Series A convertible preferred stock at a per share price of $100 for an aggregate purchase price of $2,000,000. The purchase price of the 20,000 shares of Series A Convertible Preferred Stock was paid by the cancellation of the $500,000 note payable with Lafé, the exchange and cancellation of the 9,267 shares of Series A-1 Convertible Preferred Stock with a value of $1.0 million and additional cash consideration of $500,000.

The Company is authorized to issue up to 1,000,000 shares of preferred stock, par value $0.10, of which 129,000 shares have been designated as Series A convertible preferred stock. The Series A convertible preferred stock have certain rights and preferences that include the following:

Dividends

The holders of Series A convertible preferred stock are not entitled to receive dividends. When and as dividends are declared payable in cash, property, or shares of the Company’s capital stock to common stockholders, the Company will declare at the same time and pay to each holder of Series A convertible preferred stock a dividend equal to the dividend which would have been payable to such holder if the shares of Series A and convertible preferred stock held by such holder had been converted into common stock. To date, no dividends have been declared.

Conversion

Each share of Series A convertible preferred stock is convertible into the number of shares of common stock as is obtained by dividing $100 by the Series A conversion price (as defined), in effect at the time of conversion, which can be adjusted for certain dilutive events, at the option of the holder at any time. Conversion is automatic upon the written election of holders of three-quarters of the preferred stock then outstanding or the closing of a public offering of common stock for which the aggregate proceeds are at least $15 million and the per share offering price is at least $9.00. Upon conversion of all the shares of Series A convertible preferred stock, the holders of such stock may receive additional shares of common stock based on a formula.

18

Liquidation

Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, the Series A convertible preferred stockholders will be entitled to receive an amount equal to $100 per share (subject to adjustments for stock splits and similar events) plus all dividends declared but unpaid. Each such liquidation amount will be paid first out of the assets of the Company available for distribution to holders of the capital stock of all classes. As of April 3, 2011, the aggregate liquidation preference for preferred shares outstanding was $12,900,000.

Voting

The holders of Series A convertible preferred stock are entitled to vote on all matters with the holders of common stock as if they were one class of stock. The holders of Series A convertible preferred stock are entitled to the number of votes equal to the number of shares of common stock into which each share is then convertible into.

15.         Employee Stock Option Plan

On June 21, 1999, the Company’s board of directors and stockholders approved the Company’s 1999 Incentive and Nonstatutory Stock Option Plan (the “Plan”). Under the terms of the Plan 850,000 shares of common stock are reserved for issuance.

Under the Plan, incentive stock options may be granted only to officers and other employees of the Company. Nonstatutory stock options may be granted to consultants, directors, employees, or officers of the Company. Options typically vest over three years from the date of grant and have a ten-year life.

The following table summarizes information about the stock option activity during the years ended April 3, 2011 and April 4, 2010:

	Number of Shares	Weighted- Average Exercise Price

Options outstanding and exercisable, March 29, 2009	523,670	$1.39
Granted	-	-
Exercised	-	-
Cancelled/forfeited	(392,170)	.59

Options outstanding and exercisable, April 4, 2010	131,500	3.75
Granted	-	-
Exercised	-	-
Cancelled/forfeited	(29,500)	3.89

Options outstanding and exercisable, April 3, 2011	102,000	$3.71

19

The remaining contractual life of the options outstanding at April 3, 2011, is approximately 1.5 years.

16.           Defined Contribution Plan

The Company has established a defined contribution retirement plan (the “Plan”). All full-time employees who have reached the age of 21 are eligible to contribute to the Plan. The Plan includes a discretionary employer match. Employees vest in Company contributions at a rate of 50% per year over two years. There were no Company contributions for the years ended April 3, 2011 and April 4, 2010.

17.           Subsequent Events

The Company evaluated all events and transactions that occurred after April 3, 2011 through June 30, 2011, the date the financial statements were available to be released.

On May 23, 2011, the Company closed an Asset Purchase Agreement to sell substantially all of the assets and specified liabilities of the Company. The Purchase Price was a number of shares of authorized but unissued shares of common stock of the Purchaser, representing 5% of the outstanding common stock of the Purchaser on a fully diluted basis on the closing date.

In addition, subsequent to April 3, 2011, the Company exercised its option to extend its office and manufacturing facilities lease through June 30, 2012.  In accordance with the Asset Purchase Agreement, the lease was assigned to the Purchaser.

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20

Plures Technologies, Inc.
(A Development Stage Company)

Financial Statements
As of and for the Years Ended December 31, 2010 and 2009 and
Cumulative period from September 24, 2008 (the date of inception) to
December 31, 2010

Plures Technologies, Inc.
(A Development Stage Company)

Contents

2

Report of Independent Registered Public Accounting Firm

Board of Directors
Plures Technologies, Inc.
4070 West Lake Road
Canandaigua, NY

We have audited the accompanying balance sheets of Plures Technologies, Inc. (the “Company”) as of December 31, 2010 and 2009 and the related statements of operations, shareholders’ equity (deficit), and cash flows for the years then ended and for the period from September 24, 2008 (date of inception) through December 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Plures Technologies, Inc. as of December 31, 2010 and 2009, and the results of its operations and its cash flows for the years then ended and for the period from September 24, 2008 (date of inception) through December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the development stage and has suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BDO USA, LLP
Boston, Massachusetts
August 10, 2011

3

Plures Technologies, Inc.
(A Development Stage Company)

Balance Sheets

December 31,	2010	2009

Assets

Current Assets:
Cash and cash equivalents	$146,347	$1,748

Other Assets:
Notes receivable	900,000	-

	$1,046,347	$1,748

Liabilities and Shareholders’ Equity (Deficit)

Current Liabilities:
Accounts payable and accrued liabilities	$105,037	$35,000
Advances payable to shareholders	57,517	67,517

Total Current Liabilities	162,554	102,517

Commitments and Contingencies

Shareholders’ Equity (Deficit)
Class A Common stock, par value - $0.01 per share:
Authorized – 5,000,000 shares; issued and outstanding –
4,028,200 shares in 2010 and 2,500,000 in 2009	40,282	25,000
Class B Common stock, par value - $0.01 per share:
Authorized – 25,000,000 shares	-	-
Preferred stock, par value - $0.01 per share:
Authorized – 3,000,000 shares	-	-
Additional paid-in capital	1,038,646	-
Deficit accumulated during the development stage	(195,135)	(125,769)

Total Shareholders’ Equity (Deficit)	883,793	(100,769)

	$1,046,347	$1,748

The accompanying notes are an integral part of the financial statements.

4

Plures Technologies, Inc.
(A Development Stage Company)

Statements of Operations

			Period From Inception
	Year Ended December 31,		(September 24, 2008) to
	2010	2009	December 31, 2010

Revenues	$-	$-	$-

General and administrative expenses	69,366	105,769	175,135

Net Loss	$(69,366)	$(105,769)	$(175,135)

The accompanying notes are an integral part of the financial statements.

5

Plures Technologies, Inc.
(A Development Stage Company)

Statements of Changes in Shareholders’ Equity (Deficit)
Period from Inception (September 24, 2008) to December 31, 2010

	Class A Common Shares	Class A Common Shares at Par Value	Additional Paid-in Capital	Deficit Accumulated During the Development Stage	Total

Balance at September 24, 2008	-	$-	$-	$-	$-

Balance at December 31, 2008	-	-	-	-	-

Issuance of common stock	500,000	5,000	-	-	5,000

5 for 1 stock split	2,000,000	20,000	-	(20,000)	-

Net loss for the year	-	-	-	(105,769)	(105,769)

Balance at December 31, 2009	2,500,000	25,000	-	(125,769)	(100,769)

Issuance of common stock, net of issuance costs	1,150,000	11,500	664,228	-	675,728

Issuance of common stock for finder’s fees	378,200	3,782	374,418	-	378,200

Net loss for the year	-	-	-	(69,366)	(69,366)

Balance at December 31, 2010	4,028,200	$40,282	$1,038,646	$(195,135)	$883,793

The accompanying notes are an integral part of the financial statements.

6

Plures Technologies, Inc.
(A Development Stage Company)

Statements of Cash Flows

			Period From Inception
	Year Ended December 31,		(September 24, 2008) to
	2010	2009	December 31, 2010

Cash Flows From Operating Activities:
Net loss for the period	$(69,366)	$(105,769)	$(175,135)
Adjustments to reconcile net loss to net cash provided by (used for) operating activities:
Changes in certain assets and liabilities affecting operations:
Accounts payable and accrued liabilities	70,037	35,000	105,037

Net cash provided by (used for) operating activities	671	(70,769)	(70,098)

Cash Flows From Investing Activities:
Advances to Advanced MicroSensors	(900,000)	-	(900,000)

Net cash used for investing activities	(900,000)	-	(900,000)

Cash Flows From Financing Activities:
Issuance of Class A common stock, net of issuance cost	1,053,928	5,000	1,058,928
Advances payable to shareholders	(10,000)	67,517	57,517

Net cash provided from financing activities	1,043,928	72,517	1,116,445

Net Increase in Cash and Cash Equivalents	144,599	1,748	146,347

Cash and cash equivalents at beginning of year	1,748	-	-

Cash and Cash Equivalents at End of Year	$146,347	$1,748	$146,347

Non-Cash investing and Financing Activities:
Issuance of common stock for finders’ fees	$378,200	$-	$378,200

The accompanying notes are an integral part of the financial statements.

7

Plures Technologies, Inc.
(A Development Stage Company)

Notes to Financial Statements

1.           The Company and Summary of Significant Accounting Policies

The Company

Plures Technologies, Inc. (a development stage company) (the “Company”) was formed September 24, 2008 (date of inception) in the State of Delaware.  Plures Technologies, Inc. is an entrepreneurial start-up company based in Upstate New York.

On September 30, 2010, the Company entered into an Asset Purchase Agreement (“APA”) with Advanced MicroSensors, Inc. (“AMS”).  The Company is in the process of raising funds to satisfy certain conditions of closing as per the agreement. In connection withthe APA, the Company also entered into a Loan Agreement where the Company will loan AMS amounts to fund working capital.  The terms of this arrangement are further described in the notes to the financial statements.

As discussed in Note 5, the Company closed on the acquisition of AMS on May 23, 2011.

Liquidity and Management Plans

As the Company has not commenced its planned primary operations and has not generated any revenues from inception through December 31, 2010, the Company is considered a development-stage company.

The accompanying financial statements have been prepared assuming that the Company will continute as a going concern.  The Company believes that existing cash along with the subsequent financings in February 2011 and April 2011 resulting in net proceeds of $875,000 and the convertible note issuance of $2,000,000 in May 2011 and additional future debt or equity financing will be adequate to support its planned level of operations. The Company cannot be certain that additional debt or equity or other funding will be available on acceptable terms, or at all. If the Company fails to obtain additional funding when needed, it may be forced to scale back, or terminate operations, or seek to merge with or be acquired by another company. The Company expects its general and administrative costs to increase as the Company adds personnel.  The Company will need to generate significant revenues to achieve profitability and may never do so.

During fiscal 2010, the Company entered into the aforementioned APA to acquire all assets and specified liabilities of AMS with a closing date no later than May 31, 2011. Subsequent to year end, the sale closed on May 23, 2011. Prior to being acquired, AMS had incurred losses from operations and had negative cash flows. In order to provide working capital, AMS sold certain equipment pursuant to sale-lease back transactions in each of the last three fiscal years. To date AMS has been successful in negotiating new lease agreements related to this equipment however, there can be no assurances that the Company post acquisition will be able to continue to negotiate new lease agreements related to this equipment which creates significant future uncertainty in securing equipment necessary for production of the Company’s product.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, and as such, do not include any adjustments that might be necessary should the Company be unable to continue as a going concern. The Company has suffered recurring losses from operations and negative cash flows. Additionally, subsequent to year end, the Company acquired the assets and liabilities of AMS, which prior to being acquired had incurred losses from operations and negative cash flows.  These indicators have raised substantial doubt about the Company’s ability to continue as a going concern.

8

Plures Technologies, Inc.
(A Development Stage Company)

Notes to Financial Statements

Basis of accounting

The Company has not earned any revenues from limited principal operations and accordingly, the Company’s activities have been accounted for as those of a “Development Stage Enterprise” as set forth in FASB ASC 915 Accounting and Reporting by Development State Enterprises.  Among the disclosures required by FASB ASC 915 are that the Company’s financial statements be identified as those of a development stage company, and that the statements of operations, shareholders’ equity(deficit) and cash flows disclose activity since the date of the Company’s inception.

Use of estimates in the preparation of financial statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and cash equivalents

Cash held at a local financial institution includes bank demand deposit accounts and certain money market accounts.  Cash and certain money market account balances are insured by the Federal Deposit Insurance Corporation up to $250,000 at the institution.  In addition, certain non-interest bearing transaction accounts at the financial institution are 100% insured through December 31, 2012.  In the normal course of business, the interest bearing account balances at any given time may exceed insured limits.  However, the Company has not experienced any losses in such accounts and does not believe it is exposed to significant risk in cash and cash equivalents.

Fair Value of Financial Instruments

At year end 2010 and 2009, the Company's financial instruments were comprised of cash and cash equivalents, notes receivable and accounts payable the carrying amounts of which approximate fair market value.

Fair Value Measurements

In accordance with the accounting standards for fair value measurements and disclosures, the Company's assets and liabilities subject to fair value measurements are measured at fair value on a recurring basis as of December 31, 2010 and 2009. Fair values determined by Level 1 inputs utilize observable data such as quoted prices in active markets. Fair values determined by Level 2 inputs utilize data points other than quoted prices in active markets that are observable either directly or indirectly. Fair values determined by Level 3 inputs utilize unobservable data points in which there is little or no market data, which require the reporting entity to develop its own assumptions.  As of December 31, 2010 and 2009, the Company did not have any material amounts subject to fair value measurements.

9

Plures Technologies, Inc.
(A Development Stage Company)

Notes to Financial Statements

Advances payable to shareholders

Advances payable to shareholders represent amounts loaned to the Company to fund certain start up costs and unreimbursed business expenses.  There are no set repayment terms.  The amounts are included in the accompanying balance sheets as current at December 31, 2010 and 2009.

Income taxes

Deferred income tax assets and liabilities arise from temporary differences associated with differences between the financial statement and tax basis of assets and liabilities, as measured by the enacted tax rates which are expected to be in effect when these differences reverse.  Deferred tax assets and liabilities are classified as current or noncurrent, depending on the classification of the assets and liabilities to which they relate.  Deferred tax assets and liabilities not related to an asset or liability are classified as current or noncurrent depending on the periods in which the temporary differences are expected to reverse.  The Company’s principal temporary differences between the financial statements and the tax returns at December 31, 2010 and 2009 are set forth in Note 3.

The Company has recorded a full valuation allowance against its net deferred tax assets since management believes that, after considering all the available objective evidence, both positive and negative, historical and prospective, with greater weight given to historical evidence, it is more likely than not that the deferred tax assets at December 31, 2010 and 2009 will not be realized.

2.           Notes Receivable

Notes receivable represent advances to AMS in accordance with a loan agreement entered into in conjunction with the APA.  The borrowings under the loan agreement are evidenced in the form of promissory notes and are repayable to the Company should the Company not acquire the assets and business of AMS.  If the Company raises the amount required under the APA the amount may be used toward a capital contribution to AMS. The notes bear interest at 8% per year and are due on demand given not less than five months after the first advance, September 30, 2010.  The notes are collateralized by all assets of AMS.  In connection with the execution of the APA in May 2011, AMS’ obligations under the loan agreement were terminated and released in full.

3. Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of minimum state taxes.  For tax purposes, the Company has recorded intangible assets such as organization costs and start-up costs which aggregated approximately $120,000 as of December 31, 2010.  These costs are capitalized and amortized to expense for tax purposes and expensed as incurred for financial statement purposes.

10

Plures Technologies, Inc.
(A Development Stage Company)

Notes to Financial Statements

The composition of deferred tax assets resulting from temporary differences is as follows:

Year ended December 31,	2010	2009

Net operating loss carryforward	$17,000	$-
Intangible assets	41,000	36,000

Deferred tax asset	58,000	36,000

Valuation allowance	(58,000)	(36,000)

Net Deferred Tax Asset	$-	$-

The Company has recorded a full valuation allowance against its net deferred tax assets since management believes that, after considering all the available objective evidence, both positive and negative, historical and prospective, with greater weight given to historical evidence, it is more likely than not that the deferred tax assets at December 31, 2010 and 2009 will not be realized.

At December 31, 2010, the Company has available net operating loss carryforwards (“NOL”) for federal and state income tax purposes of approximately $50,000 and $700, respectively, which may be used to offset future taxable income, if any. These carryforwards are subject to review and possible adjustment by the Internal Revenue Service (“IRS”). These carryforwards expire at various dates through 2030.

Utilization of NOL’s may be subject to a substantial annual limitation due to ownership change limitations that have occurred previously or that could occur in the future as provided by Section 382 and 383 of the Internal Revenue Code of 1986, as well as similar state provisions. These ownership changes may limit the amount of NOL carryforwards that can be utilized annually to offset future taxable income and tax, respectively. In general, an ownership change, as defined by Section 382, results from transactions increasing the ownership of certain shareholders or public groups in the stock of a corporation by more than 50 percentage points over a three year period.

The Company considered the change in ownership during 2009 and 2010 and determined that a change in ownership as defined in Section 382 of the Internal Revenue Code occurred. As a result of this change in ownership, the utilization of its Federal and state net operating losses are subject to an annual limitation. The utilization of the Company’s NOL carryforwards may be further limited if the Company experiences future ownership changes as defined in Section 382 of the Internal Revenue Code.

The Company is taxed under the provisions of the Internal Revenue Code and state tax laws.  The Company files tax returns in the U.S. federal jurisdiction and in New York State.  The tax returns for the years ended December 31, 2008 through December 31, 2010 are still subject to potential audit by the IRS and the taxing authorities in New York State.  The Company adopted the provisions of FASB ASC 740-10, Accounting for Uncertainty in Income Taxes and its related amendment on January 1, 2009.  Management of the Company believes it has no material uncertain tax positions and, accordingly it will not recognize any liability for unrecognized tax benefits.

11

Plures Technologies, Inc.
(A Development Stage Company)

Notes to Financial Statements

4.           Capital Stock

Classes of stock

The Company has three classes of capital stock: Class A Common Stock, Class B Common Stock, and Preferred Stock. Holders of Class A Common Stock are entitled to one vote for each share held. Holders of Class B Common Stock shall not be entitled to vote.   The dividend rights attributable to the holders of the Class B Common Stock shall be identical to those of the holders of Class A Common Stock except all stock dividends on Class A Common shall be paid in Class A Common Stock and stock dividends on Class B Common shall be paid in Class B Common Stock.  Class B shall be converted into Class A Common Stock without any action on the part of the holders of the Class B Common Stock if so provided in the resolution of the Board of Directors that is approved by the holders of a majority of the Class A Common Stock.

There were no shares of Class B Common Stock issued or outstanding at December 31, 2010 or 2009.

The Preferred Stock may be issued from time to time in a series.  The Board of Directors is authorized and required to fix, in a manner and to the fullest extent provided and permitted by law, all provisions of the shares of each series not otherwise set forth in the Amended and Restated Certificate of Incorporation, including liquidation preference, dividend, voting rights and conversion rights.

There were no shares of Preferred Stock issued or outstanding at December 31, 2010 or 2009.

On February 11, 2009, the Board of Directors issued 500,000 shares of Class A common stock at a price of $.01 per share for $5,000.  Subsequent to the issuance of the shares the shares split 5 for 1 resulting in 2,500,000 of Class A common shares issued and outstanding at December 31, 2009.

Subscription agreements

During 2010, the Company issued subscription agreements for 1,150,000 Class A common shares at a price of $1 per share for gross proceeds of $1,150,000. In connection with these agreements the Company incurred finders’ fees of approximately $439,000. The Company issued 378,200 shares Class A common stock at a price of $1 per share for payments of $378,200 of finders’ fees for the above mentioned agreements. The Company also incurred approximately $35,000 of legal expense which has been recorded as a reduction of additional paid-in capital in the accompanying financial statements.  The primary use of the proceeds is a loan to AMS to continue its operations pending further financing.  The loan is collateralized by all AMS assets.  At December 31, 2010 all proceeds related to the stock subscription agreements had been paid to the Company.

12

Plures Technologies, Inc.
(A Development Stage Company)

Notes to Financial Statements

5.           Subsequent Events

The Company evaluated all events and transactions that occurred after December 31, 2010 through August 10, 2011, the date the financial statements were available to be released.

Subsequent to year end, the Company advanced additional funds to AMS and received additional promissory notes from AMS in the amount of $750,000.

In February and April 2011, the Company issued convertible debt of $550,000 and $325,000, respectively.  The terms of the debt provide for conversion upon certain events, as defined in the agreement.  On May 23, 2011,  in accordance with terms of the agreement, the convertible notes in the amount of $875,000 were converted into shares of common stock at the conversion rate of $0.95.

On May 23, 2011, the Company entered into an agreement with CMSF Corp., the stock of which is traded on the OTC Bulletin Board, and several related entities, providing for the merger of the Company with a subsidiary of CMSF Corp. such that the Company would become a wholly owned subsidiary of CMSF Corp. Such agreement is to be closed thereafter when conditions for the merger are satisfied. On August 10, 2011, the merger contemplated by the agreement was consummated.

As a part of the transaction, the Company borrowed a total of $2 million from the principal stockholders (“Lenders”) of CMSF Corp. to be used to consummate the purchase by the Company of the assets of AMS, which it did on the same date.

Interest accrues on the notes based on a scale of months from issuance to conversion.  In connection with the loans to the Company, the Company granted a blanket security interest on its assets to the Lenders. The notes will be automatically converted into CMSF Corp. preferred stock at the time of the merger. Upon the conversion of the notes into CMSF Corp. preferred stock, the security interest will terminate.

Contemporaneously with the issuance of the promissory note the Company consummated the transactions contemplated by the APAt with AMS.  Immediately following the issuance of the promissory note the Company entered into an Agreement of Merger and Reorganization among the Company and certain other parties as per the APA.

On May 23, 2011, the Company executed the APA to acquire substantially all of the assets and specified liabilities of AMS. The purchase price was a number of shares of authorized but unissued shares of common stock of the Company, representing 5% of the outstanding common stock on a fully diluted basis on the closing date.  Additionally, in conjunction with the closing of the APA, the Company’s note receivable with AMS in the amount of $1,650,000 was terminated and AMS was released of all obligations under the terms of the notes.

13

Plures Technologies, Inc.
(A Development Stage Company)

Notes to Financial Statements

In accordance with the acquisition  of AMS, the purchase price consideration and  preliminary allocation of purchase price was as follows:

Fair value of shares of Plures issued to AMS Inc.	$385,000
Advances to AMS Inc. (obligation to repay released at closing of merger)	1,650,000

Total consideration	$2,035,000

Estimated Allocation of Purchase Price:
Cash and cash equivalents	$495,849
Accounts receivable	275,173
Inventories	397,560
Prepaid expenses and other	54,190
Equipment	1,924,000
Intangible assets (exclusive of goodwill)	1,881,000
Accounts payable	(391,216)
Accrued expenses	(332,164)
Deferred rent and other	(414,921)
Gain on bargain purchase	(1,854,471)

$2,035,000

The fair value of the shares issued in the AMS acquisition was based on the enterprise value of AMS.  Using an income approach the Company first determined the fair value of AMS as a whole and then attributed 5% of this value as the estimated fair value of the shares issued to AMS, Inc.  In connection with the acquisition of AMS, the Company incurred acquisition related costs totaling approximately $66,650 which were expensed as incurred.  Included in start-up expenses for the year ended December 31, 2010 are acquisition related expenses amounting to approximately $40,450.
The purchase price allocation has not been finalized and is subject to change upon completion of the valuation of intangible assets.

The following presents the pro forma net loss for the years  ended December 31, 2010 and 2009  for the Company’s acquisition of  AMS assuming the acquisition occurred as of January 1, 2009. The pro forma results are unaudited and are derived from the historical financial results of the acquired business for the periods presented and are not necessarily indicative of the results that would have occurred had the acquisition been consummated on January 1, 2009.

For the years ended December 31,	2010	2009

Revenue	3,487,294	6,824,093
Net loss	$(1,867,000)	$(625,916)

In addition in accordance with the Asset Purchase Agreement, the Company assumed a lease obligation for office and manufacturing facilities through June 30, 2012 in the annual amount of approximately $1.2 million.

14

Plures Technologies, Inc.
(A Development Stage Company)

Financial Statements
March 31, 2011 and 2010

Plures Technologies, Inc.
(A Development Stage Company)

Contents

Financial Statements (Unaudited):

Balance Sheets as of March 31, 2011 and December 31, 2010	3

Statements of Operations for the three months ended March 31, 2011 and 2010	4

Statements of Changes in Shareholders’ Equity (Deficit)	5

Statements of Cash Flows for the three months ended March 31, 2011 and 2010	6

Notes to Financial Statements	7-14

2

Plures Technologies, Inc.
(A Development Stage Company)

Balance Sheets (Unaudited)

	March 31, 2011	December 31, 2010

Assets

Current Assets:
Cash and cash equivalents	$118,906	$146,347

Other Assets
Notes receivable	1,400,000	900,000
Debt issuance costs (net of accumulated amortization of $22,725 at March 31, 2011)	83,984	-

	1,483,984	900,000

	$1,602,890	$1,046,347

Liabilities and Shareholders’ Equity

Current Liabilities:
Accounts payable and accrued liabilities	$155,497	$105,037
Advances payable to shareholders	30,017	57,217
Convertible debt	550,000	-
Other liabilities	25,000	-

Total Current Liabilities	760,514	162,554

Commitments and Contingencies

Liabilities Shareholders’ Equity:
Class A Common stock, par value - $0.001 per share: authorized - 5,000,000 shares; Issued and outstanding - 4,055,468 at March 31, 2011, 4,028,200 shares in December 31, 2010	40,555	40,282
Class B Common stock, par value - $0.01 per share: authorized - 25,000,000 shares	-	-
Preferred stock, par value - $0.01 per share: authorized - 3,000,000 shares	-	-
Additional paid-in capital	1,065,641	1,038,646
Deficit accumulated during the development stage	(263,820)	(195,135)

Total Shareholders’ Equity	842,376	883,793

	$1,602,890	$1,046,347

The accompanying notes are an integral part of the financial statements.

3

Plures Technologies, Inc.
(A Development Stage Company)

Statements of Operations (Unaudited)

	Three months ended		Period from inception
	March 31, 2011	March 31, 2010	(September 24, 2008) to March 31, 2011

Revenues	$-	$-	$-

General and administrative expenses	68,685	6,944	243,820

Net Loss	$(68,685)	$(6,944)	$(243,820)

The accompanying notes are an integral part of the financial statements.

4

Plures Technologies, Inc.
(A Development Company)

Statements of Changes in Shareholders’ Equity (Deficit)
Period from Inception (September 24, 2008) to March 31, 2011

	Class A Common shares	Class A Common shares at par value	Additional paid-in capital	Deficit Accumulated during the development stage	Total

Balance at September 24, 2008	-	$-	$-	$-	$-

Balance at December 31, 2008	-	-	-	-	-

Issuance of common stock	500,000	5,000	-	-	5,000

5 for 1 stock split	2,000,000	20,000	-	(20,000)	-

Net loss for the year	-	-	-	(105,769)	(105,769)

Balance at December 31, 2009	2,500,000	25,000	-	(125,769)	(100,769)

Issuance of common stock, net of issuance costs	1,150,000	11,500	664,228	-	675,728

Issuance of common stock for finder’s fees	378,200	3,782	374,418	-	378,200

Net loss for the year	-	-	-	(69,366)	(69,366)

Balance at December 31, 2010	4,028,200	40,282	1,038,646	(195,135)	883,793

Issuance of common stock for finder’s fees (unaudited)	27,268	273	26,995	-	27,268

Net loss for the period (unaudited)	-	-	-	(68,685)	(68,685)

Balance at March 31, 2011 (unaudited)	4,055,468	$40,555	$1,065,641	$(263,820)	$842,376

The accompanying notes are an integral part of the financial statements.

5

Plures Technologies, Inc.
(A Development Stage Company)

Statements of Cash Flows (Unaudited)

	Three months ended		Period from inception
	March 31, 2011	March 31, 2010	(September 24, 2008) to March 31, 2011

Cash Flows – Operating Activities
Net loss for the period	$(68,685)	$(6,944)	$(243,820)
Adjustments to reconcile net loss to net cash provided by (used for) operating activities:
Changes in certain assets and liabilities
affecting operations:
Accounts payable and accrued liabilities	50,460	5,594	155,497
Amortization of debt issuance costs	22,725	-	22,725

Net Cash provided by (used for) Operating Activities	4,500	(1,350)	(65,598)

Cash Flows – Investing Activities
Advances to Advanced MicroSensors	(500,000)	-	(1,400,000)

Net Cash Used for Investing Activities	(500,000)	-	(1,400,000)

Cash Flows – Financing Activities
Issuance of convertible debt, net of issuance costs	470,559	-	470,559
Issuance of common stock, net of issuance costs	-	-	1,058,928
Deposit on convertible debt	25,000	-	25,000
Advances payable to shareholders	(27,500)	-	30,017

Net Cash Provided from Financing Activities	468,059	-	1,584,504

Net (Decrease) Increase in Cash and Cash Equivalents	(27,441)	(1,350)	118,906

Cash and Cash Equivalents at Beginning of Period	146,347	1,748	-

Cash and Cash Equivalents at end of Period	$118,906	$398	$118,906

Supplemental Disclosure of Cash Flow Information:

Non-Cash Investing and Financing Activities:
Issuance of common stock for finder’s fees	$27,268	$-	$405,468

The accompanying notes are an integral part of the financial statements.

6

Plures Technologies, Inc.
(A Development Stage Company)

Notes to Financial Statements (Unaudited)

1.          Basis of Presentation, The Company and Summary of Significant Accounting Policies

The accompanying financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). In the opinion of management, these unaudited interim financial statements reflect all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the financial position at March 31, 2011, the results of operations for the three month periods ended March 31, 2011 and 2010, and cash flows for the three month periods ended March 31, 2011 and 2010. Although the Company believes that the disclosures in these financial statements are adequate to make the information presented not misleading, certain information normally included in the footnotes prepared in accordance with generally accepted accounting principles has been omitted as permitted by the rules and regulations of the Securities and Exchange Commission (“SEC”). The accompanying financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Company’s Report for the fiscal year ended December 31, 2010. The results for the three month period ended March 31, 2011 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2011, or any future period. Interim period amounts are not necessarily indicative of the results of operations for the full fiscal year.

The Company

Plures Technologies, Inc. (a development stage company) (the "Company") was formed September 24, 2008 (date of inception) in the State of Delaware.  Plures Technologies, Inc. is an entrepreneurial start-up company based in Upstate New York.

On September 30, 2010, the Company entered into an Asset Purchase Agreement (“APA”) with Advanced MicroSensors, Inc. (“AMS”).  The Company is in the process of raising funds to satisfy certain conditions of closing as per the agreement. In connection with the APA, the Company also entered into a Loan Agreement where the Company will loan AMS amounts to fund working capital.  The terms of this arrangement are further described in the notes to the financial statements.

As discussed in Note 6, the Company closed on the acquisition of AMS on May 23, 2011.

Liquidity and Management Plans

As the Company has not commenced its planned primary operations and has not generated any revenues from inception through December 31, 2010, the Company is considered a development-stage company.

The accompanying financial statements have been prepared assuming that the Company will continute as a going concern.  The Company believes that, existing cash along with the subsequent financings in April 2011 resulting in net proceeds of $325,000 and the convertible note issuance of $2,000,000 in May 2011 and additional future equity or debt financing will be adequate to support its planned level of operations. The Company cannot be certain that additional debt or equity or other funding will be available on acceptable terms, or at all. If the Company fails to obtain additional funding when needed, it may be forced to scale back, or terminate operations, or seek to merge with or be acquired by another company. The Company expects its general and administrative costs to increase as the Company adds personnel.  The Company will need to generate significant revenues to achieve profitability and may never do so.

During fiscal 2010, the Company entered into the aforementioned APA to acquire all assets and specified liabilities of AMS with a closing date no later than May 31, 2011. Subsequent to year end, the sale closed on May 23, 2011. Prior to being acquired, AMS had incurred losses from operations and had negative cash flows. In order to provide working capital AMS sold certain equipment pursuant to sale-lease back transactions in each of the last three fiscal years. To date AMS has been successful in negotiating new lease agreements related to this equipment however, there can be no assurances that the Company post acquisition will be able to continue to negotiate new lease agreements related to this equipment which creates significant future uncertainty in securing equipment necessary for production of the Company’s product.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, and as such, do not include any adjustments that might be necessary should the Company be unable to continue as a going concern. The Company has suffered recurring losses from operations and negative cash flows. Additionally, subsequent to year end, the Company acquired the assets and liabilities of AMS, which prior to being acquired had incurred losses from operations and negative cash flows.  These indicators have raised substantial doubt about the Company’s ability to continue as a going concern.

7

Plures Technologies, Inc.
(A Development Stage Company)

Notes to Financial Statements (Unaudited)

Basis of accounting

The Company has not earned any revenues from limited principal operations and accordingly, the Company’s activities have been accounted for as those of a “Development Stage Enterprise” as set forth in FASB ASC 915 Accounting and Reporting by Development State Enterprises.  Among the disclosures required by FASB ASC 915 are that the Company’s financial statements be identified as those of a development stage company, and that the statements of operations, shareholders’ and equity (deficit) and cash flows disclose activity since the date of the Company’s inception.

Use of estimates in the preparation of financial statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and cash equivalents

Cash held at a local financial institution includes bank demand deposit accounts and certain money market accounts.  Cash and certain money market account balances are insured by the Federal Deposit Insurance Corporation up to $250,000 at the institution.  In addition, certain non-interest bearing transaction accounts at the financial institution are 100% insured through December 31, 2012.  In the normal course of business, the interest bearing account balances at any given time may exceed insured limits.  However, the Company has not experienced any losses in such accounts and does not believe it is exposed to significant risk in cash and cash equivalents.

Fair Value of Financial Instruments

At March 31, 2011 the Company's financial instruments were comprised of cash and cash equivalents, notes receivable and accounts payable the carrying amounts of which approximate fair market value.

Fair Value Measurements

In accordance with the accounting standards for fair value measurements and disclosures, the Company's assets and liabilities subject to fair value measurements are measured at fair value on a recurring basis as of March 31, 2011. Fair values determined by Level 1 inputs utilize observable data such as quoted prices in active markets. Fair values determined by Level 2 inputs utilize data points other than quoted prices in active markets that are observable either directly or indirectly. Fair values determined by Level 3 inputs utilize unobservable data points in which there is little or no market data, which require the reporting entity to develop its own assumptions.  As of March 31, 2011, the Company did not have any material amounts subject to fair value measurements.

Debt issuance costs

Debt issuance costs relate to finders’ fees and legal fees associated with the issuance of the convertible debt.  Amortization expense for the period ended March 31, 2011 was $22,725.

8

Plures Technologies, Inc.
(A Development Stage Company)

Notes to Financial Statements (Unaudited)

Advances payable to shareholders

Advances payable to shareholders represent amounts loaned to the Company to fund certain start up costs and unreimbursed business expenses.  There are no set repayment terms.  The amounts are included in current liabilities at March 31, 2011.

Income taxes

Deferred income tax assets and liabilities arise from temporary differences associated with differences between the financial statement and tax basis of assets and liabilities, as measured by the enacted tax rates which are expected to be in effect when these differences reverse.  Deferred tax assets and liabilities are classified as current or noncurrent, depending on the classification of the assets and liabilities to which they relate.  Deferred tax assets and liabilities not related to an asset or liability are classified as current or noncurrent depending on the periods in which the temporary differences are expected to reverse.  The Company’s principal temporary differences between the financial statements and the tax returns are set forth in Note 3.

The Company has recorded a full valuation allowance against its net deferred tax assets since management believes that, after considering all the available objective evidence, both positive and negative, historical and prospective, with greater weight given to historical evidence, it is more likely than not that the deferred tax assets at March 31, 2011 will not be realized.

2.           Notes Receivable

Notes receivable represent advances to AMS in accordance with a loan agreement entered into in conjunction with the APA.  The borrowings under the loan agreement are evidenced in the form of promissory notes and are repayable to the Company should the Company not acquire the assets and business of AMS. If the Company raises the amount required under the APA the amount may be used toward a capital contribution to AMS. The notes bear interest at 8% per year and are due on demand given not less than five months after the first advance, September 30, 2010.  The notes are collateralized by all assets of AMS.  In connection with the execution of the APA in May 2011, AMS’ obligations under the loan agreement were terminated and released in full.

3.           Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of minimum state taxes.  For tax purposes, the Company has recorded intangible assets such as organization costs and start-up costs which aggregated approximately $120,000  as of March 31, 2011.  These costs are capitalized and amortized to expense for tax purposes and expensed as incurred for financial statement purposes.

9

Plures Technologies, Inc.
(A Development Stage Company)

Notes to Financial Statements (Unaudited)

The composition of deferred tax assets resulting from temporary differences is as follows:

	Quarter ended March 31, 2011	December 31, 2010

Net operating loss carryforward	$17,000	$17,000
Intangible assets	63,000	41,000

Deferred tax asset	80,000	58,000

Valuation allowance	(80,000)	(58,000)

Net Deferred Tax Asset	$-	$-

10

Plures Technologies, Inc.
(A Development Stage Company)

Notes to Financial Statements (Unaudited)

The Company has recorded a full valuation allowance against its net deferred tax assets since management believes that, after considering all the available objective evidence, both positive and negative, historical and prospective, with greater weight given to historical evidence, it is more likely than not that the deferred tax assets at March 31, 2011 and December 31, 2010 will not be realized.

At December 31, 2010, the Company has available net operating loss carryforwards for federal and state income tax purposes of approximately $50,000 and $700, respectively, which may be used to offset future taxable income, if any. These carryforwards are subject to review and possible adjustment by the Internal Revenue Service (“IRS”). These carryforwards expire at various dates through 2030.

Utilization of NOL’s may be subject to a substantial annual limitation due to ownership change limitations that have occurred previously or that could occur in the future as provided by Section 382 and 383 of the Internal Revenue Code of 1986, as well as similar state provisions. These ownership changes may limit the amount of NOL carryforwards that can be utilized annually to offset future taxable income and tax, respectively. In general, an ownership change, as defined by Section 382, results from transactions increasing the ownership of certain shareholders or public groups in the stock of a corporation by more than 50 percentage points over a three year period.

The Company considered the change in ownership during 2009 and 2010 and determined that a change in ownership as defined in Section 382 of the Internal Revenue Code occurred. As a result of this change in ownership, the utilization of its Federal and state net operating losses are subject to an annual limitation. The utilization of the Company’s NOL carryforwards may be further limited if the Company experiences future ownership changes as defined in Section 382 of the Internal Revenue Code.

The Company is taxed under the provisions of the Internal Revenue Code and state tax laws.  The Company files tax returns in the U.S. federal jurisdiction and in New York State.  The tax returns for the years ended December 31, 2008 through December 31, 2010 are still subject to potential audit by the IRS and the taxing authorities in New York State.  The Company adopted the provisions of FASB ASC 740-10, Accounting for Uncertainty in Income Taxes and its related amendment on January 1, 2009.  Management of the Company believes it has no material uncertain tax positions and, accordingly it will not recognize any liability for unrecognized tax benefits.

4.           Convertible Debt

During February 2011, the Company issued $550,000 of convertible debt.   The notes bear interest at 5% and are due November 30, 2011.   The convertible notes will be convertible upon the later to occur of the acquisition of AMS or the sale of securities by the Company for net proceeds of at least $1,500,000.  The obligations to pay the principal and interest of the note will then be cancelled provided that the lender receives the number of whole shares of the Company’s common stock computed as per the agreements. The convertible notes are convertible at a conversion rate of $0.95.

During March 2011, the Company received $25,000 prior to the issuance of the related convertible debt agreement.  This amount is included in the accompanying balance sheets as other liability and will be reclassified upon issuance of the related debt agreement.

11

Plures Technologies, Inc.
(A Development Stage Company)

Notes to Financial Statements (Unaudited)

5.           Capital Stock

Classes of Stock

The Company has three classes of capital stock: Class A Common Stock, Class B Common Stock, and Preferred Stock. Holders of Class A Common Stock are entitled to one vote for each share held. Holders of Class B Common Stock shall not be entitled to vote.   The dividend rights attributable to the holders of the Class B Common Stock shall be identical to those of the holders of Class A Common Stock except all stock dividends on Class A Common shall be paid in Class A Common Stock and stock dividends on Class B Common shall be paid in Class B Common Stock.  Class B shall be converted into Class A Common Stock without any action on the part of the holders of the Class B Common Stock if so provided in the resolution of the Board of Directors that is approved by the holders of a majority of the Class A Common Stock.

There were no shares of Class B Common Stock issued or outstanding at March 31, 2011 and December 31, 2010.

The Preferred Stock may be issued from time to time in a series.  The Board of Directors is authorized and required to fix, in a manner and to the fullest extent provided and permitted by law, all provisions of the shares of each series not otherwise set forth in the Amended and Restated Certificate of Incorporation, including liquidation preference, dividend, voting rights and conversion rights.

There were no shares of Preferred Stock issued or outstanding at March 31, 2011 and December 31, 2010.

On February 11, 2009, the Board of Directors issued 500,000 shares of Class A common stock at a price of $.01 per share for $5,000.  Subsequent to the issuance of the shares the shares split 5 for 1 resulting in 2,500,000 of Class A common shares issued and outstanding at December 31, 2009.

Subscription agreements

During 2010, the Company issued subscription agreements for 1,150,000 Class A common shares at a price of $1 per share for gross proceeds of $1,150,000. In connection with these agreements the Company paid finders’ fees of approximately $439,000. The Company also issued 378,200 shares Class A common stock at a price of $1 per share for finders’ fees for the above mentioned agreements.  The Company also incurred approximately $35,000 of legal expense which has been recorded as a reduction of additional paid-in capital in the accompanying financial statements. The primary use of the proceeds is a loan to AMS to continue its operations pending further financing.  The loan is collateralized by all AMS assets.  At March 31, 2011 all proceeds related to the stock subscription agreements had been paid to the Company.

12

Plures Technologies, Inc.
(A Development Stage Company)

Notes to Financial Statements (Unaudited)

6.           Subsequent Events

The Company evaluated all events and transactions that occurred after March 31, 2011 through August 10, 2011, the date the financial statements were available to be released.

Subsequent to year end, the Company advanced additional funds to AMS and received additional promissory notes from AMS in the amount of $750,000.

In April 2011, the Company issued convertible debt of $325,000.  The terms of the debt provide for conversion upon certain events, as defined in the agreement. On May 23, 2011, in accordance with terms of the agreement, the convertible notes in the amount of $875,000 were converted into shares of common stock at the conversion rate of $0.95.

On May 23, 2011, the Company entered into an agreement with CMSF Corp., the stock of which is traded on the OTC Bulletin Board, and several related entities, providing for the merger of the Company with a subsidiary of CMSF Corp. such that the Company would become a wholly owned subsidiary of CMSF Corp. Such agreement is to be closed thereafter when conditions for the merger are satisfied. On August 10, 2011, the merger contemplated by the agreement was consummated.

As a part of the transaction, the Company borrowed a total of $2 million from the principal stockholders (“Lenders”) of CMSF Corp. to be used to consummate the purchase by the Company of the assets of AMS, which it did on the same date.

Interest accrues on the notes based on a scale of months from issuance to conversion.  In connection with the loans to the Company, the Company granted a blanket security interest on its assets to the Lenders. The notes will be automatically converted into CMSF Corp. preferred stock at the time of the merger. Upon the conversion of the notes into CMSF Corp. preferred stock, the security interest will terminate.

 Contemporaneously with the issuance of the promissory notes the Company consummated the transactions contemplated by the APA with AMS.  Immediately following the issuance of the promissory notes the Company entered into an Agreement of Merger and Reorganization among the Company and certain other parties as per the APA.

On May 23, 2011, the Company executed an APA to acquire substantially all of the assets and specified liabilities of AMS. The purchase price was a number of shares of authorized but unissued shares of common stock of the company, representing 5% of the outstanding common stock on a fully diluted basis on the closing date.  Additionally, in conjunction with the closing of the APA, the Company’s note receivable with AMS in the amount of $1,650,000 was terminated and AMS was released of all obligations under the terms of the notes.

In accordance with the acquisition  of AMS, the purchase price consideration and  preliminary allocation of purchase price was as follows:

13

Plures Technologies, Inc.
(A Development Stage Company)

Notes to Financial Statements (Unaudited)

Fair value of shares of Plures issued to AMS Inc.	$385,000
Advances to AMS Inc. (obligation to repay released at closing of merger)	1,650,000

Total consideration	$2,035,000

Estimated Allocation of Purchase Price:
Cash and cash equivalents	$495,849
Accounts receivable	275,173
Inventories	397,560
Prepaid expenses and other	54,190
Equipment	1,924,000
Intangible assets (exclusive of goodwill)	1,881,000
Accounts payable	(391,216)
Accrued expenses	(332,164)
Deferred rent and other	(414,921)
Gain on bargain purchase	(1,854,471)

$2,035,000

The fair value of the shares issued in the AMS acquisition was based on the enterprise value of AMS.  Using an income approach the Company first determined the fair value of AMS as a whole and then attributed 5% of this value as the estimated fair value of the shares issued to AMS, Inc.  In connection with the acquisition of AMS, the Company incurred acquisition related costs totaling approximately $66,650 which were expensed as incurred.  Included in start-up expenses for the quarter ended March 31, 2011 are acquisition related expenses amounting to approximately $5,400.
The purchase price allocation has not been finalized and is subject to change upon completion of the valuation of intangible assets.

The following presents the pro forma net loss for the three months ended March 31, 2011 and 2010  for the Company’s acquisition of  AMS assuming the acquisition occurred as of January 1, 2010. The pro forma results are unaudited and are derived from the historical financial results of the acquired business for the periods presented and are not necessarily indicative of the results that would have occurred had the acquisition been consummated on January 1, 2010.

For the three months ended March 31,	2011	2010

Revenue	$1,336,250	1,485,870
Net loss	$(492,200)	$(486,000)

In addition in accordance with the Asset Purchase Agreement, the Company assumed a lease obligation for office and manufacturing facilities through June 30, 2012 in the annual amount of approximately $1.2 million.

14

Plures Technologies, Inc.

Consolidated Financial Statements
For the Three and Six Months Ended
June 30, 2011 and 2010

The report accompanying these financial statements was issued by
BDO USA, LLP, a Delaware limited liability partnership and the U.S. member of
BDO International Limited, a UK company limited by guarantee.

Plures Technologies, Inc.

Contents

Consolidated Financial Statements (Unaudited):

Consolidated Balance Sheets as of June 30, 2011 (Unaudited) and December 31, 2010	4

Consolidated Statements of Operations for the Three-Month and Six-Month Periods Ended June 30, 2011 and 2010 (unaudited)	5

Consolidated Statements of Cash Flows for the Six-Month Periods Ended June 30, 2011 and 2010 (unaudited)	6

Notes to Consolidated Financial Statements (unaudited)	7-19

2

Consolidated Financial Statements

3

Plures Technologies, Inc.

Consolidated Balance Sheets

Current Assets	June 30, 2011 (Unaudited)	December 31, 2010

Cash & Cash Equivalents	$626,701	$146,347
Restricted Cash	200,000	-
Accounts Receivable, net	750,279	-
Inventories	587,580	-
Prepaid & Other Current Assets	47,215	-
Total Current Assets	2,211,775	146,347

Equipment, net	1,951,968	-

Intangible Assets, net	1,853,312	-

Other Assets
Advances to Advanced MicroSensors, Inc.	-	900,000
Debt issuance costs (net of accumulated amortization of $187,292 at June 30, 2011)	214,326	-

Total Assets	$6,231,381	$1,046,347

Liabilities and Stockholders' Equity

Current Liabilities
Accounts Payable	$698,240	$105,037
Accrued Expenses	217,785	-
Advances Payable to Shareholders	14,017	57,517
Deferred Revenue & Customer Deposits	15,489	-
Convertible Debt	1,941,053	-

Total Liabilities	2,886,584	162,554
Stockholders' Equity
Non-controlling interest	382,388	-
Additional Paid-in-Capital	2,145,693	1,038,646
Class A Common stock, par value - $0.01 per share: authorized - 30,000,000 shares at June 30, 2011 and 5,000,000 at December 31, 2010; Issued and outstanding – 5,086,317 at June 30, 2011, 4,028,200 shares at December 31, 2010	50,863	40,282
Class B Common stock, par value - $0.01 per share: authorized - 25,000,000 shares	-	-
Preferred stock, par value - $0.01 per share: authorized - 3,000,000 shares	-	-
Retained earnings (deficit)	765,853	(195,135)
Total Stockholders' Equity	3,344,797	883,793

Total Liabilities and Stockholders' Equity	$6,231,381	$1,046,347

See notes to financial statements.

4

Plures Technologies, Inc.

Consolidated Statements of Operations (Unaudited)

	Three Months Ended June 30, 2011	Three Months Ended June 30, 2010	Six Months Ended June 30, 2011	Six Months Ended June 30, 2010

Revenue	$666,747	$0	$$666,747	$0

Cost of Revenue	599,932	0	599,932	0

Gross Profit	66,815	0	66,815	0

Operating Expenses:
Selling, general and administrative	336,402	21,987	382,362	28,931

Operating Loss	(269,586)	(21,987)	(315,547)	(28,931)

Other Income (Expense):
Amortization of Debt Financing Expenses/debt discount	(357,330)	0	(380,055)	0
Interest income	2,129	0	2,129	0
Other income , net	1,651,847	0	1,651,847	0

Total Other Income, net	1,296,647	0	1,273,922	0

Net Income (Loss)	1,027,060	(21,987)	958,375	(28,931)
Less:
Net Loss Attributable to non-controlling interest	(2,612)	-	(2,612)	-

Net Income (Loss) Attributable to Plures Technologies, Inc.	$1,029,673	$(21,987)	$960,987	$(28,931)

See notes to financial statements

5

Plures Technologies, Inc.

Consolidated Statements of Cash Flows (Unaudited)

	Six Months Ended June 30, 2011	Six Months Ended June 30, 2010

Cash Flows From Operating Activities:
Net income (loss)	$958,375	$(28,931)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Bargain purchase gain	(1,652,522)	-
Interest related to beneficial conversion feature	46,053	-

Amortization of debt issuance costs	380,055	-
Interest on convertible debt converted to Class A Common Shares	9,307	-
Interest on a dvances to Advanced MicroSensors Inc	(57,326)	-
Depreciation	39,632	-
Amortization of intangibles	27,688	-
Changes in operating assets and liabilities, net of effects of acquisition:
Accounts receivable	(417,712)	-
Inventories	(173,542)	-
Prepaid expenses and other current assets	(90,050)	-
Accounts payable	54,575	27,188
Accrued expenses/payroll	214,473	-
Deferred rent	(392,678)	-
Deferred revenue and customer deposits	6,100	-

Net cash used in operating activities	(1,047,572)	(1,743)

Cash Flows From Investing Activities, used for
Advances to Advanced MicroSensors Inc.	(750,000)	-
Cash received from acquisition	180,436	-
Purchase of manufacturing equipment	(67,950)	-

Net cash used in investing activities	(637,514)	-

Cash Flows From Financing Activities:
Restricted Cash	(200,000)	-
Issuance of convertible debt, net of issuance costs	2,408,941	-
Reduction of payable to shareholders	(43,500)	-

Net cash provided by financing activities	2,365,441	-

Net Increase (Decrease) in Cash and Cash Equivalents	680,355	(1,743)

Cash and Cash Equivalents, beginning of period	146,347	1,748

Cash and Cash Equivalents, end of period	$626,701	$5

Supplemental disclosure of cash flow information:
Conversion of convertible debt and interest into common stock	$884,307	$-
Issuance of common stock for finder’s fees and services rendered	$187,268	$-
The Company did not pay cash for interest or income taxes in the fiscal period 2011 or 2010.

See notes to financial statements.

6

Plures Technologies, Inc.

Notes to Consolidated Financial Statements (Unaudited)

1.	Basis of Presentation, The Company and Summary of Significant Accounting Policies

The accompanying consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). In the opinion of management, these unaudited interim financial statements reflect all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the financial position at June 30, 2011, the results of operations for the three and six month periods ended June 30, 2011 and 2010, and cash flows for the six month periods ended June 30, 2011 and 2010.  Although the Company believes that the disclosures in these financial statements are adequate to make the information presented not misleading, certain information normally included in the footnotes prepared in accordance with generally accepted accounting principles has been omitted as permitted by the rules and regulations of the Securities and Exchange Commission (“SEC”). The accompanying financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Company’s Report for the fiscal year ended December 31, 2010. The results for the three and six month period ended June 30, 2011 are not necessarily indicative of the results that may be expected for the fiscal years ending December 31, 2011, or any future period.

The Company

Plures Technologies, Inc. (the "Company") was formed September 24, 2008 (date of inception) in the State of Delaware.  Plures Technologies, Inc. is an entrepreneurial start-up company based in Upstate New York.  As of May 23, 2011, the Company, through its subsidiary Advanced MicroSensors Corporation develops and manufactures thin film, magnetic and MEMS devices.

On September 30, 2010, the Company entered into an Asset Purchase Agreement (“APA”) with Advanced MicroSensors, Inc., ("AMS Inc" or "AMS") to acquire substantially all of the assets and liabilities of AMS Inc through its wholly owned subsidiary Advanced MicroSensors Corporation (“Corp.”).

On May 23, 2011, the Company executed an APA to acquire substantially all of the assets and specified liabilities of AMS Inc. The purchase price was a number of shares of authorized but unissued shares of common stock of the Advanced MicroSensors Corp., representing 5% of the outstanding common stock on a fully diluted basis on the closing date.  Additionally, in conjunction with the closing of the APA, the Company’s note receivable with AMS Inc. in the amount of $1,650,000 was terminated and AMS Inc was released of all obligations under the terms of the notes.

On May 23, 2011, the Company entered into an agreement with CMSF Corp., the stock of which was traded on the OTC Bulletin Board, and several related entities, providing for the merger of the Company with a subsidiary of CMSF Corp. such that the Company would become a wholly owned subsidiary of CMSF Corp. On August 10, 2011, the merger contemplated by the agreement was consummated.  As a part of the transaction, the Company borrowed a total of $2 million from the principal stockholders (“Lenders”) of CMSF Corp. to be used to consummate the purchase by the Company of the assets of AMS Inc., which it did on the same date.

Liquidity and Management Plans

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  The Company believes that, existing cash along with the subsequent financings in September 2011 resulting in gross proceeds of $750,000 and additional future equity or debt financing will be adequate to support its planned level of operations. The Company cannot be certain that additional debt or equity or other funding will be available on acceptable terms, or at all. If the Company fails to obtain additional funding when needed, it may be forced to scale back, or terminate operations, or seek to merge with or be acquired by another company. The Company expects its general and administrative costs to increase as the Company adds personnel.  The Company will need to generate significant revenues to achieve profitability and may never do so.

7

Plures Technologies, Inc.

Notes to Consolidated Financial Statements (Unaudited)

During fiscal 2010, the Company entered into the aforementioned APA to acquire all assets and specified liabilities of AMS with a closing date no later than May 31, 2011. The sale closed on May 23, 2011. Prior to being acquired, AMS had incurred losses from operations and had negative cash flows. In order to provide working capital AMS, sold certain equipment pursuant to sale-lease back transactions in each of the last three fiscal years.  Certain of the transactions are with ongoing customers and one of the transactions is with a former customer with which AMS maintains a relationship.  The former customer has notified the Company that they intend to remove the equipment. To date AMS has been successful in negotiating new lease agreements related to this equipment however, there can be no assurances that the Company post acquisition will be able to continue to negotiate new lease agreements related to this equipment which creates significant future uncertainty in securing equipment necessary for production of the Company’s product.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, and as such, do not include any adjustments that might be necessary should the Company be unable to continue as a going concern. The Company has suffered recurring losses from operations and negative cash flows. Additionally, subsequent to year end, the Company acquired the assets and liabilities of AMS, which prior to being acquired had incurred losses from operations and negative cash flows.  These indicators raise substantial doubt about the Company’s ability to continue as a going concern.

Principles of consolidation

The consolidated financial statements include the Company and its subsidiary, Advanced MicroSensors Corporation (AMS).  All material intercompany accounts and transactions have been eliminated in consolidation.

Basis of accounting

Prior to the acquisition of AMS Inc.’s assets, the Company had not earned any revenues and accordingly, the Company’s activities had been accounted for as those of a “Development Stage Enterprise” as set forth in FASB ASC 915 Accounting and Reporting by Development State Enterprises.  As a result of the acquisition of AMS , the Company is no longer in the development stage.

Use of estimates in the preparation of financial statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and cash equivalents

Cash is held at financial institutions and includes bank demand deposit accounts and certain money market accounts.  At times account balances at any given time may exceed insured limits.  However, the Company has not experienced any losses in such accounts and does not believe it is exposed to significant risk in cash and cash equivalents.

8

Plures Technologies, Inc.

Notes to Consolidated Financial Statements (Unaudited)

Restricted Cash

The restricted cash serves as collateral for an irrevocable standby letter of credit that provides financial assurance that the Company will fulfill its obligations with respect to certain lease obligations (Note 9). The  cash is held in custody by the issuing bank, has restrictions as to withdrawal or use, and is currently invested in money market funds. Income from these investments is held in the account.  The restricted cash is classified as current as the letter of credit expires on June 30, 2012.

Fair Value of Financial Instruments

At June 30, 2011 the Company's financial instruments were comprised of cash and cash equivalents, accounts receivables, accounts payable and convertible debt.  The carrying amounts of which approximate fair market value.

Fair Value Measurements

In accordance with the accounting standards for fair value measurements and disclosures, the Company's assets and liabilities subject to fair value measurements are measured at fair value on a recurring basis as of June 30, 2011. Fair values determined by Level 1 inputs utilize observable data such as quoted prices in active markets. Fair values determined by Level 2 inputs utilize data points other than quoted prices in active markets that are observable either directly or indirectly. Fair values determined by Level 3 inputs utilize unobservable data points in which there is little or no market data, which require the reporting entity to develop its own assumptions.  As of June 30, 2011, the Company did not have any amounts subject to fair value measurements.

Debt issuance costs

Debt issuance costs relate to finders’ fees and legal fees associated with the issuance of the $875,000 convertible debt.  Amortization expense related to these issuances for the six month period ended June 30, 2011 was $139,710.  There were no deferred debt costs related to these issuances at June 30, 2011 as the notes were converted to common shares   on May 23, 2011.

In addition, debt issuance costs relating to finders’ fee and legal fees associated with the issuance of the $2,000,000 convertible debt on May 23, 2011 were approximately $401,000.  Amortization expense related to these issuances for the six month period ended June 30, 2011 was $187,292.

Advances payable to shareholders

Advances payable to shareholders represent amounts loaned to the Company to fund certain start up costs and unreimbursed business expenses.  Interest is not charged and there are no set repayment terms for the advances.  The amounts are included in current liabilities at June 30, 2011.

Income taxes

Deferred income tax assets and liabilities arise from temporary differences associated with differences between the financial statement and tax basis of assets and liabilities, as measured by the enacted tax rates which are expected to be in effect when these differences reverse.  Deferred tax assets and liabilities are classified as current or noncurrent, depending on the classification of the assets and liabilities to which they relate.  Deferred tax assets and liabilities not related to an asset or liability are classified as current or noncurrent depending on the periods in which the temporary differences are expected to reverse.

9

Plures Technologies, Inc.

Notes to Consolidated Financial Statements (Unaudited)

The Company has recorded a full valuation allowance against its net deferred tax assets since management believes that, after considering all the available objective evidence, both positive and negative, historical and prospective, with greater weight given to historical evidence, it is more likely than not that the net deferred tax assets at June 30, 2011 will not be realized.

Inventories

Inventories are stated at the lower of cost or market. Costs are determined using the first-in, first-out method.

Equipment

Equipment is stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, as follows:

Category	Useful Life in Years

Manufacturing equipment	5
Computer software and equipment	3

Revenue Recognition

The Company recognizes revenue when (i) an agreement exists, (ii) delivery has occurred, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured. Revenue from the sale of products and prototypes is recognized upon delivery, or upon customer acceptance for transactions where customer acceptance is stipulated and when all other revenue recognition criteria have been met. Revenue from engineering development services is recognized when services are performed and when all other revenue recognition criteria have been met.

Impairment of Long-Lived Assets and Long-Lived Assets To Be Disposed Of

The Company reviews the valuation of long-lived assets whenever events or change circumstances indicate that the carrying value may not be recoverable. When it is determined that the carrying value of applicable long-lived assets may not be recoverable based upon the existence of one or more indicators, the Company must evaluate whether the carrying amount of the asset exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of that asset. The impairment would be measured as the amount by which the carrying amount of the particular long-lived assets exceeds its fair value. The fair value would be determined based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent in the current business model or through an independent appraisal of individual assets.

Research and Development

Research and development expenses include expenses which were incurred in the development of new products and new or improved technologies that enhance the production processes. Costs for product development are expensed as incurred.

10

Plures Technologies, Inc.

Notes to Consolidated Financial Statements (Unaudited)

Notes Receivable

At December 31, 2010, notes receivable of $900,000 represent advances to AMS Inc in accordance with a loan agreement entered into in conjunction with the APA.  The borrowings under the loan agreement were evidenced in the form of promissory notes and were repayable to the Company should the Company not acquire the assets and business of AMS. If the Company raised the amount required under the APA the amount may be used toward a capital contribution to AMS. The notes bear interest at 8% per year and are due on demand given not less than five months after the first advance, September 30, 2010.  During 2011, the Company advanced additional funds to AMS Inc and received additional promissory notes from AMS in the amount of $750,000.

The notes were collateralized by all assets of AMS Inc.  In connection with the execution of the APA in May 2011, AMS Inc.’s obligations of $1,650,000 and accrued interest under the loan agreement were terminated and released in full .

2.	Inventories

Inventories are comprised of the following:

June 30, 2011

Raw materials	$174,593
Work-in-process	412,987
$587,580

There was no inventory as of December 31, 2010.

3.	Equipment

Equipment is comprised of the following:

	June 30, 2011	December 31, 2010

Manufacturing equipment	$1,987,950	$0
Computer software and equipment	3,650	0
	1,991,600	0

Less accumulated depreciation	39,632	0
Equipment, net	$1,951,968	$0

Total depreciation expense for the three and six month periods ended June 30, 2011 was approximately $39,600.

11

Plures Technologies, Inc.

Notes to Consolidated Financial Statements (Unaudited)

4.	Business combination

On May 23, 2011, the Company executed an APA to acquire substantially all of the assets and specified liabilities of AMS. The purchase price was a number of shares of authorized but previously unissued shares of common stock of the Company, representing 5% of the outstanding common stock on a fully diluted basis on the closing date.  Additionally, in conjunction with the closing of the APA, the Company’s note receivable with AMS in the amount of $1,650,000 was terminated and AMS was released of all obligations under the terms of the notes.

In accordance with the acquisition of AMS, the purchase price consideration and preliminary allocation of purchase price was as follows

Fair value of shares of common stock issued to AMS	$385,000
Advances to AMS including interest (obligation to repay released at closing of merger)	1,707,326

Total consideration	$2,092,326

Estimated Allocation of Purchase Price:
Cash and cash equivalents	$180,337
Accounts receivable	332,567
Inventories	414,038
Prepaid expenses and other	54,285
Equipment	1,923,650
Intangible assets	1,881,000
Accounts payable	(538,628)
Accrued expenses	(100,433)
Deferred rent and other	(402,067)
Gain on bargain purchase	(1,652,423)

$2,092,326

The gain related to the acquisition of AMS in the amount of $1,652,423 was recorded in other income in the statement of operations for the six months ended June 30, 2011.

The fair value of the shares issued in the AMS acquisition was based on the enterprise value of AMS.  Using an income approach the Company first determined the fair value of AMS as a whole and then attributed 5% of this value as the estimated fair value of the shares issued to AMS. In connection with the acquisition of AMS, the Company incurred acquisition related costs totaling approximately $66,650 which were expensed as incurred. Included in expenses for the quarter and six months ended June 30, 2011 were acquisition related expenses amounting to approximately $20,900 and $29,000.

The following presents the pro forma net loss for the six months ended June 30, 2011 and 2010 for the Company’s acquisition of AMS assuming the acquisition occurred as of January 1, 2010. The pro forma results are unaudited and are derived from the historical financial results of the acquired business for the periods presented and are not necessarily indicative of the results that would have occurred had the acquisition been consummated on January 1, 2010.

12

Plures Technologies, Inc.

Notes to Consolidated Financial Statements (Unaudited)

For the six months ended June 30,	2011	2010

Revenue	$2,811,727	$2,500,034
Net loss	$(1,239,060)	$(1,445,382)

Customer relationships are amortized based on patterns in which the economic benefits of customer relationships are expected to be utilized. Other finite-lived identifiable assets are amortized on a straight-line basis.

As a result of the acquisition of AMS Inc., the Company has recognized intangible assets as of May 23, 2011 as follows:

	Fair Value	Estimated	Amortization	Carrying
	as of	Useful life	through	Value as of
	May 23, 2011	(years)	June 30, 2011	June 30, 2011

Technology	$605,400	5	$13,016	$592,384

Trade name	132,200	14	1,015	131,185

Customer Relationships	1,143,400	9	13,657	1,129,743

	$1,881,000		$27,688	$1,853,312

Estimated amortization expense for the next five years will be approximately $85,856 per year.

5.	Accrued Expenses

Accrued expenses are comprised of the following:

	June 30, 2011	December 31, 2010

Accrued payroll and related expenses	$195,885	$105,037
Other	21,900	-
	$217,785	$105,037

13

Plures Technologies, Inc.

Notes to Consolidated Financial Statements (Unaudited)

6.	Income Taxes

No provision for income taxes has been provided for the fiscal 2010 and 2011 periods due to the Company’s operating losses.

The Company has recorded a full valuation allowance against its net deferred tax assets since management believes that, after considering all the available objective evidence, both positive and negative, historical and prospective, with greater weight given to historical evidence, it is more likely than not that the deferred tax assets at June 30, 2011 and December 31, 2010 will not be realized.

At June 30, 2011, the Company has available net operating loss carry forwards for federal and state income tax purposes of approximately $15,500,000 and $8,000,000, which may be used to offset future taxable income, if any. These carry forwards are subject to review and possible adjustment by the Internal Revenue Service (“IRS”) and state tax authorities. These carry forwards expire at various dates through 2031.

14

Plures Technologies, Inc.

Notes to Consolidated Financial Statements (Unaudited)

In addition, $121,400 of Federal general business credits are available to the Company as carry forwards, expiring in various dates through 2031. Since these credits cannot be utilized until the Federal net operating loss carry forward is exhausted, they are fully reserved for in the Company’s deferred tax valuation allowance.

Utilization of NOL’s may be subject to a substantial annual limitation due to ownership change limitations that have occurred previously or that could occur in the future as provided by Section 382 and 383 of the Internal Revenue Code of 1986, as well as similar state provisions. These ownership changes may limit the amount of NOL carry forwards that can be utilized annually to offset future taxable income and tax, respectively. In general, an ownership change, as defined by Section 382, results from transactions increasing the ownership of certain shareholders or public groups in the stock of a corporation by more than 50 percentage points over a three year period.

The Company considered the change in ownership during 2009 and 2010 and determined that a change in ownership as defined in Section 382 of the Internal Revenue Code occurred. As a result of this change in ownership, the utilization of its Federal and state net operating losses are subject to an annual limitation. The utilization of the Company’s NOL carry forwards may be further limited if the Company experiences future ownership changes as defined in Section 382 of the Internal Revenue Code.

The Company is taxed under the provisions of the Internal Revenue Code and state tax laws.  The Company files tax returns in the U.S. federal jurisdiction, New York State and Massachusetts.  The tax returns for the years ended December 31, 2008 through December 31, 2010 are still subject to potential audit by the IRS and the taxing authorities in New York State and Massachusetts.  The Company adopted the provisions of FASB ASC 740-10, Accounting for Uncertainty in Income Taxes and its related amendment on January 1, 2009.  Management of the Company believes it has no material uncertain tax positions and, accordingly it will not recognize any liability for unrecognized tax benefits.

7.	Convertible Debt

During February 2011, the Company issued $550,000 of convertible debt.   The notes bear interest at 5% and were due November 30, 2011.   The convertible notes were to be convertible upon the later to occur of the acquisition of AMS Inc. or the sale of securities by the Company for net proceeds of at least $1,500,000.

In April 2011, the Company issued additional convertible debt of $325,000.  On May 23, 2011, in accordance with terms of the agreement, the convertible notes in the amount of $875,000 plus interest of $9,300 were converted into 930,847 shares of common stock at the conversion rate of $0.95. The conversion rate resulted in a beneficial conversion in the amount of $46,000, which was recorded as interest expense in the six months ended, June 30, 2011 since the notes were converted.  The obligations to pay the principal and interest of the note were then cancelled.

On May 23, 2011, the Company issued convertible notes for a total of $2 million from the principal stockholders of CMSF Corp. (“Lenders”) that was used to consummate the purchase by the Company of the assets of AMS.  The notes are payable on November 19, 2011 unless converted prior to that date. Interest accrues on the notes at rates ranging from 2 % to 6% based on a scale of months from issuance to conversion.   The convertible notes are convertible into a fixed number of preferred stock shares of 1,000,000, which are convertible into 1,287,527 shares of common stock.    The notes are to be converted automatically in the event of a transaction as defined in the agreement.  The Company agreed to pay for the legal fees incurred by the note holders in connection with the convertible notes.  The legal fees were approximately $112,000 and have been recorded as a debt discount as they reduced the proceeds from convertible debt. The terms of the debt agreement resulted in a contingent beneficial conversion for the note holders in the amount of $228,000, which was contingent on a future transaction, defined below.  The beneficial conversion amount will be recorded as interest expense when the contingency is resolved.  In connection with the loans to the Company, the Company granted a blanket security interest on its assets to the Lenders. The notes were automatically converted into CMSF Corp. preferred stock at the time of the merger with CMSF on August 10, 2011. Upon the conversion of the notes into CMSF Corp. preferred stock on August 10, 2011, the security interest terminated and the interest expense related to the beneficial conversion was recorded.

15

Plures Technologies, Inc.

Notes to Consolidated Financial Statements (Unaudited)

The Company recorded debt discount related to the legal fees associated with the issuance of the notes of $112,000.  Amortization expense related to the discount was $53,053 for the three and six months ended June 30, 2011.

8.	Capital Stock

Classes of Stock

The Company has three classes of capital stock: Class A Common Stock, Class B Common Stock, and Preferred Stock Holders of Class A Common Stock are entitled to one vote for each share held. Holders of Class B Common Stock shall not be entitled to vote.   The dividend rights attributable to the holders of the Class B Common Stock shall be identical to those of the holders of Class A Common Stock except all stock dividends on Class A Common shall be paid in Class A Common Stock and stock dividends on Class B Common shall be paid in Class B Common Stock.  Class B shall be converted into Class A Common Stock without any action on the part of the holders of the Class B Common Stock if so provided in the resolution of the Board of Directors that is approved by the holders of a majority of the Class A Common Stock.

There were no shares of Class B Common Stock issued or outstanding at June 30, 2011 and December 31, 2010.

The Preferred Stock may be issued from time to time in a series.  The Board of Directors is authorized and required to fix, in a manner and to the fullest extent provided and permitted by law, all provisions of the shares of each series not otherwise set forth in the Amended and Restated Certificate of Incorporation, including liquidation preference, dividend, voting rights and conversion rights.

There were no shares of Preferred Stock issued or outstanding at June 30, 2011 and December 31, 2010.  At June 30, 2011 there were 40,000 shares of preferred shares designated as Series A Preferred Stock.

On February 11, 2009, the Board of Directors issued 500,000 shares of Class A common stock at a price of $.01 per share for $5,000.  Subsequent to the issuance of the shares the shares split 5 for 1 resulting in 2,500,000 of Class A common shares issued and outstanding at December 31, 2009.

Subscription agreements

During 2010, the Company issued subscription agreements for 1,150,000 Class A common shares at a price of $1 per share for gross proceeds of $1,150,000. In connection with these agreements the Company paid finders’ fees of approximately $439,000. The Company also issued 378,200 shares Class A common stock at a price of $1 per share for finders’ fees for the above mentioned agreements.  The Company also incurred approximately $35,000 of legal expense which has been recorded as a reduction of additional paid-in capital in the accompanying financial statements.

16

Plures Technologies, Inc.

Notes to Consolidated Financial Statements (Unaudited)

During 2011, the Company issued 27,268 and 100,000 shares of Class A common stock at a price of $1.00 and $1.60 per share for services related to finders’ fees.

In 2010, all proceeds related to the stock subscription agreements had been paid to the Company.

9.	Commitments

Rent

AMS leases office and manufacturing facilities, including office furniture, under a noncancelable operating lease through June 30, 2011. On September 29, 2010, the Company entered into a third amendment to its lease which suspended the base rent for the period from July 1, 2010 through the earlier of the closing of an Asset Purchase Agreement (“APA”) or December 31, 2010. The lease amendment also reduced prepaid utilities to $110,000 per month from $150,000 and provided for consent to the assignment of this lease and a one year renewal of such for the Purchaser upon Closing of the APA.    Additionally, the amendment granted the landlord collateral in certain assets of the Company.  Upon closing of the APA on May 23, 2011, payment of the deferred rent including interest was made and the collateral interest was removed.  Also on that day the parties entered into a Fourth Amendment to the lease which reduced the required letter of credit from $250,000 to $200,000 and such letter of credit was put in place.   The facility lease now expires in June 2012 as the one year renewal was granted upon closing of the APA.   Total payments under the lease, excluding facility charges for the period ended June 30, 2011 were approximately $113,967.

Facilities Expense

Under the terms of the lease discussed above, AMS is obligated to pay for additional facilities charges. Total facility expenses included in the accompanying statements of operations for the lease and facility charges amounted to approximately $122,323 for the period ended June 30, 2011.

AMS is also liable for various other operating leases for office equipment. All such leases were renewed in during the quarter ended June, 30, 2011.  Future minimum lease payments related to the office equipment are approximately $ 42,487 as of June 30, 2011. Additionally, AMS leases certain manufacturing equipment per agreements entered into in January 2009 and January 2010 with the same party.  These leases run through 2018 with annual combined payments of $6,000.

10.	Concentrations of Credit Risk

During the three and six months ended June 30, 2011, the Company had sales to one customer that accounted for approximately 73% of all revenue.  Accounts receivable from this customer was $533,150 as of June 30, 2011.

11.	Related Party Transactions

The Company utilizes services of a law firm that has an employee who is also an officer and director of the Company.  Fees charged by this firm were approximately $132,000 and $26,000 for the six months ended June 30, 2011 and 2010, respectively

17

Plures Technologies, Inc.

Notes to Consolidated Financial Statements (Unaudited)

12.	Defined Contribution Plan

AMS has established a defined contribution retirement plan (the “Plan”). All full-time employees who have reached the age of 21 are eligible to contribute to the Plan. The Plan includes a discretionary employer match. Employees vest in Company contributions at a rate of 50% per year over two years. There were no Company contributions for the period ended June 30, 2011.

13.	Subsequent Events

The Company evaluated all events and transactions that occurred after June 30, 2011 through November 14, 2011, the date the financial statements were available to be released.

On August 10, 2011 (the “Effective Time”), Plures consummated the reverse merger with the “Company” as contemplated by the Merger Agreement. Pursuant to the Merger Agreement the name of the Company was changed from CMSF CORP. to Plures Technologies, Inc. In addition, the name of Plures was changed to Plures Holdings, Inc., which became a wholly-owned subsidiary of the Company. At the Effective Time of the Merger each issued and outstanding  share of Plures was converted into .914 shares of common stock of the Company with the stockholders of Plures immediately receiving 85% of the Company’s common shares into which their Plures shares were converted and the remaining 15% of the Company’s common shares (the “Holdback Shares”) issuable to the stockholders of Plures reserved to satisfy any indemnification obligations of the stockholders of Plures after which the balance will be issued. In addition, certain promissory notes issued by Plures to RENN Universal and RENN Global in the aggregate principal amount of $2,000,000 were converted into 1,000,000 shares of Series A Preferred Stock of the Company.

Immediately after the Merger, the former stockholders of Plures held 72.5% of the Company’s outstanding shares including the Holdback Shares, RENN Universal and RENN Global held 20% collectively of the Company’s common stock as a result of the conversion of their $2,000,000 promissory note into Series A Preferred Stock and assuming conversion of the Preferred Stock into common stock, and the pre-merger stockholders of the Company, including RENN Universal and RENN Global held 7.5% of the Company’s common stock.

In April 2010, AMS Inc. sold 31 assets to a customer; under that agreement the customer could remove the tools after a one year lease period.  The customer has decided to remove all tools and AMS Corp must allow these tools to be removed by the customer.  At June 30, 2011, negotiations were underway as to how to do this effectively and with as little disruption to AMS operations as possible.

On or about September 28, 2011, the Company sold 394,737 shares of Common Stock, par value $.001, to RENN Universal Growth Investment Trust PLC (the "Purchaser”). The price was $750,000. The Company paid an agency fee of $20,000 and 20,000 shares of common stock, par value $.001 to an agent for the transaction.  The 394,737 shares of common stock are exchangeable, at the option of the Purchaser, for shares of Series A Preferred Stock of the Company at a rate of one share of Series A Preferred Stock for each 1.282527 shares of common stock. The Series A Preferred Stock is entitled to all of the proceeds of a liquidation of the Company, which includes acquisitions, prior to distributions to the holders of the Common Stock, in an amount equal to the purchase price thereof. The Series A Preferred Stock is convertible into Common Stock initially at a rate of 1.282527 share of Common Stock for one share of Preferred Stock. The terms of conversion are subject to adjustment for stock splits and combinations, stock dividends and reorganizations.  The Series A Preferred Stock may be converted by the holders at any time, and will automatically be converted if the Company has nine consecutive months of profits or makes an aggregate of $1 million for the 18 months following initial issuance of the Series A Preferred Stock.   In addition, if the Company has nine consecutive months of losses, or does not make an aggregate of at least $1 million in the 18 months after initial issuance of the Series A Preferred Stock, the holders of the Series A Preferred Stock, as a group, can elect a majority of the Board of Directors.

18

Plures Technologies, Inc.

Notes to Consolidated Financial Statements (Unaudited)

On October 13, 2011, the Company and its subsidiary, AMS entered into a series of agreements with Massachusetts Development Financing Agency “MDFA”) related to financing for  up to $2,000,000 loan for the purchase of equipment, including a Loan Agreement, a Note, a Security Agreement, a Guaranty and a Warrant. The actual principal amount will be based on equipment purchased during the first six months or such longer period as the lender permits.  The loan bears interest at the rate of 6.25% per annum. The term of the loan is seven years and is repayable as follows: interest only for the first twelve months, and then constant payments of interest and principal during the following six year period. The loan is repayable in whole or part without penalty.  The loan is secured by a security interest in substantially all of the assets of AMS, excluding intellectual property.  The Company has granted a warrant to MDFA to purchase $125,000 worth of common stock of the Company at a price to be determined in the future.

19

Unaudited Pro Forma Condensed Combined Financial Information

The following unaudited pro forma condensed combined financial information  (i) presents  the historical balance sheet of  Plures Holdings , Inc. (“Plures” ) as of June 30, 2011  giving pro forma effect to  the August 10, 2011 reverse merger of Plures with CMSF CORP., now known as Plures Technologies, Inc. (the “Company “) as if the reverse merger of Plures with the Company  had occurred on June 30, 2011,  (ii) combines the historical statement of operations of Plures for the year ended December 31, 2010 and the historical statement of operations of AMS Inc. for the year ended April 3, 2011 giving pro forma effect to the Plures acquisition of AMS Inc. and the reverse merger of Plures with the Company as if they  had occurred on January 1, 2010, and (iii) combines the historical statement of operations of Plures for the six months ended June 30, 2011and the historical statement of operations of AMS Inc. for the period January 1, 2011 to May 23, 2011  giving pro forma effect to the Plures acquisition of AMS Inc. and the reverse merger of Plures with the Company as if they  had occurred on January 1, 2010.

The historical financial information has been adjusted to give pro forma effect to events that are directly attributable to the Plures acquisition of  AMS Inc and the reverse merger of Plures with the Company, are factually supportable and, in the case of the pro forma statements of operations, have a recurring impact. The pro forma adjustments are preliminary, and the unaudited pro forma condensed combined financial information is not necessarily indicative of the financial position or results of operations that may have actually occurred had the acquisition and reverse merger taken place on the dates noted, or the future financial position or operating results of the combined company. The pro forma adjustments are based upon available information and assumptions that we believe are reasonable.

The Plures acquisition of AMS Inc. has been accounted for using the purchase method of accounting. The total purchase price has been allocated to the assets acquired and liabilities assumed based upon their respective fair values. The purchase price allocation has not been finalized and is subject to change based upon finalization of the valuation of the acquired tangible and intangible assets and assumed liabilities. The allocations included in the pro forma condensed combined financial information are estimates based upon the best available information at the current time.

The reverse merger of Plures with the Company is being accounted for as a capital transaction. Transactions involving the merger of a private company whereby the shareholders of a private operating company gain effective control of a public company with nominal assets and limited operations generally do not meet the accounting definition of a business acquisition and therefore are accounted for as capital transactions. The reverse merger has been accounted for as if Plures issued its own shares to acquire the Company and includes the recapitalization of Plures to conform its capital structure to the legal capital structure of the Company.

Plures Technologies , Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
June 30, 2011

	Historical Plures	Pro Forma Adjustments (AMS Inc. Acquisition)		Pro Forma Adjustments (Reverse Merger)	Pro Forma Combined
Assets

Current Assets:
Cash and cash equivalents	$626,701				$626,701
Restricted Cash	200,000				200,000
Accounts receivable	750,279				750,279
Inventories	587,580				587,580
Prepaid expenses and other	47,215				47,215

Total Current Assets	2,211,775	0		0	2,211,775

Equipment, net	1,951,968				1,951,968

Intangible assets	1,853,312				1,853,312

Debt issuance costs	214,326				214,326

Total Assets	$6,231,381	$0		$0	$6,231,381

Liabilities and Stockholders' Equity

Current liabilities :

Accounts payable	$698,240				698,240
Accrued expenses and other	217,785				217,785
Deferred revenue and customer deposits	15,489				15,489
Advances payable to shareholders	14,017				14,017
Convertible debt	1,941,053				1,941,053

Total Current Liabilites	2,886,584	0		0	2,886,584

Total Liabilities	2,886,584	0		0	2,886,584

Stockholders' Equity(Deficit)

Noncontrolling interest	382,388				382,388
Preferred stock					0
Common stock	50,863		(E)	(50,858)	5
Additional paid-in capital	2,145,693		(E)	50,858	2,196,551

Retained earnings	765,853				765,853

Total Stockholders' Equity	3,344,797	0		0	3,344,797

Total Liabilities and Stockholders' Equity	$6,231,381	$0		$0	$6,231,381

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information

Plures Technologies , Inc.
Unaudited Pro Forma Statement of Operations
Year Ended December 31, 2010

	Historical Plures	Historical AMS Inc.(1)		Pro Forma Adjustments (AMS Inc. Acquisition)	Pro Forma Adjustments (Reverse Merger)	Pro Forma Combined

Revenue	$	$3,487,294		$	$	$3,487,294

Cost of Revenue		5,120,271	(B)	656,084		5,776,355

Gross Loss		(1,632,977)		(656,084)		(2,289,061)

Operating Expenses	69,366	627,282	(D)	(40,540)		656,108

Operating Loss	(69,366)	(2,260,259)		(615,544)		(2,945,169)

Other Income(Expense)		981,455				981,455

Net Income(Loss)	(69,366)	(1,278,804)		(615,544)		(1,963,714)

Less: Net Income(loss) attributable to noncontrolling interest			(C)	(96,744)		(96,744)

Net Income(Loss) attributable to Plures Technologies, Inc.	$(69,366)	$(1,278,804)		$(518,800)	$	$(1,866,970)

Net Loss Per Common Share attributable to Plures Technologies , Inc.- Basic and Diluted	$(0.01)					$(0.36)

Weighted Average Common Shares Outstanding	4,649,160			(F)	480,948	5,130,108

(1) AMS Inc. historical financial information presented is for the year ended April 3, 2011.

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information

Plures Technologies, Inc.
Unaudited Pro Forma Statement of Operations
Six Months Ended June 30, 2011

	Historical Plures	Historical AMS Inc. (1)		Adjustments (AMS Inc. Acquisition)			Adjustments (Reverse Merger)		Pro Forma Combined

Revenue	$666,747	$2,144,980		$			$		$2,811,727

Cost of Revenue	599,932	2,305,226	(B)		294,152				$3,199,310

Gross Loss	66,815	(160,246)			(294,512)				(387,583)

Operating Expenses	382,362	276,554	(E)		(26,200)				632,716

Operating Loss	(315,547)	(436,800)			(267,952)				(1,020,299)

Other Income(Expense)	1,273,922	159,741	(C)		(1,652,423)				(218,760)

Net Income(Loss)	958,375	(277,059)			(1,920,375)				(1,239,059)

Less: Net Income(loss) attributable to noncontrolling interest	(2,612)		(D)		(28,561)				(31,173)

Net Income(Loss) attributable to Plures Technologies, Inc.	$(960,987)	$(277,059)			$(1,891,814)		$		$(1,207,887)

Net Loss Per Common Share attributable to Plures Technologies, Inc. - Basic and Diluted	$(0.21)								$(.24)

Weighted Average Common Shares Outstanding	4,649,160					(F)		480,948	5,130,108

(1) AMS Inc. historical financial information is presented for the period January 1, 2011 to May 22, 2011, period prior to the date of acquisition of AMS Inc by Plures

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information

Plures Technologies, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial
Information

Note 1 — Description of Transactions

Plures Technologies, Inc. Acquisition of Advanced MicroSensors, Inc.

On May 23, 2011, Plures Technologies, Inc. (A Development Stage Company), now known as Plures Holdings, Inc. (“Plures”) acquired substantially all of the assets and assumed certain specified liabilities of Advanced MicroSensors, Inc. (“AMS Inc.”). In consideration for the net assets acquired from AMS Inc. Plures issued to AMS Inc. 5,000 shares of its unissued common stock representing 5% of the outstanding common stock of Plures on a fully diluted basis on the closing date of the transaction. In addition at the closing date of the transaction AMS Inc. was released of its obligation to repay outstanding advances in the amount of $1,650,000 plus accrued interest owed to Plures.

The acquisition of AMS Inc.by Plures has been accounted for using the purchase method of accounting. The total purchase price has been allocated to the assets acquired and liabilities assumed based upon their respective fair values. The purchase price allocation has not been finalized and is subject to change based upon finalization of the valuation of the acquired tangible and intangible assets and assumed liabilities. The allocations included in the pro forma condensed combined financial information are estimates based upon the best available information at the current time.

Reverse Merger of Plures Technologies Inc. with CMSF CORP.

On May 23, 2011, CMSF CORP., now known as Plures Technologies, Inc. (the “Company “) entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Plures. Other parties to the Merger Agreement were RENN Universal Growth Investment Trust PLC (“RENN Universal”) and RENN Global Entrepreneurs Fund, Inc. (“RENN Global”), both stockholders of the Company.

On August 10, 2 011 (the “Effective Time”), Plures consummated the reverse merger with the “Company” as contemplated by the Merger Agreement. Pursuant to the Merger Agreement the name of the Company was changed from CMSF CORP. to Plures Technologies, Inc. In addition, the name of Plures was changed to Plures Holdings, Inc., which became a wholly-owned subsidiary of the Company. At the Effective Time of the Merger each issued and outstanding  share of Plures was converted into .914 shares of common stock of the Company with the stockholders of Plures immediately receiving 85% of the Company’s common shares into which their Plures shares were converted and the remaining 15% of the Company’s common shares (the “Holdback Shares”) issuable to the stockholders of Plures reserved to satisfy any indemnification obligations of the stockholders of Plures after which the balance will be issued. In addition, certain promissory notes issued by Plures to RENN Universal and RENN Global in the aggregate principal amount of $2,000,000 were converted into 1,287,527 shares of Series A Preferred Stock of the Company.

Immediately after the Merger, the former stockholders of Plures held 72.5% of the Company’s outstanding shares including the Holdback Shares, RENN Universal and RENN Global held 20% of the Company’s common stock as a result of the conversion of their $2,000,000 promissory note into Series A Preferred Stock and assuming conversion of the Preferred Stock into common stock, and the pre-merger stockholders of the Company, including RENN Universal and RENN Global held 7.5% of the Company’s common stock.

Plures Technologies, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial
Information

Preceding the Merger, the Company affected a 400 for 1 reverse stock-split, whereby the Company’s shareholders received one share of the Company’s common stock in exchange for surrendering 400 shares of the Company’s common stock held by them.

The reverse merger of Plures with and into the Company has been accounted for as a capital transaction. Transactions involving the merger of a private company whereby the shareholders of a private operating company gain effective control of a public company with nominal assets and limited operations generally do not meet the accounting definition of a business acquisition and therefore are accounted for as capital transactions. The capital transaction has been accounted for as if Plures issued its own shares to acquire the Company and includes the recapitalization of Plures to conform its capital structure to the legal capital structure of the Company.

Note 2 — Basis of Presentation and Pro Forma Adjustments

The unaudited pro forma condensed combined financial information has been prepared based on the historical financial information of Plures and AMS Inc. giving effect to the acquisition of AMS Inc. by Plures and the reverse merger of Plures with the Company and related adjustments described in these notes. Certain note disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States have been condensed or omitted as permitted by the SEC rules and regulations.

This unaudited pro forma condensed combined financial information is not necessarily indicative of the results of operations that would have been achieved had the acquisition of AMS Inc. by Plures and the reverse merger of Plures with the Company actually taken place on the dates indicated and do not purport to be indicative of future financial position or operating results. The unaudited pro forma combined condensed financial information has been prepared on the basis of assumptions relating to the allocation of consideration paid for the acquired assets and assumed liabilities of AMS Inc. based on management’s best preliminary estimates. The actual allocation of the amount of the consideration may differ from that reflected in this unaudited pro forma condensed combined financial information valuation and other procedures have been finalized.

Plures Technologies, Inc. Acquisition of Advanced MicroSensors, Inc

(A) To record purchase price consideration and allocation of purchase price

Calculation of Allocable Purchase Price (i):

Fair value of shares of AMS Corp issued to AMS Inc. (noncontrolling interest)	$385,000
Advances to AMS Inc. (obligation to repay released at closing of merger)	1,707,326
$2,092,326

Plures Technologies, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial
Information

Estimated Allocation of Purchase Price:
Cash and cash equivalents	$180,337
Accounts receivable	332,567
Inventories	414,038
Prepaid expenses and other	54,285
Equipment	1,923,650
Intangible assets	1,881,000
Accounts payable	(538,628)
Accrued expenses	(100,433)
Deferred rent and other	(402,067)
Gain on bargain purchase	(1,652,423)
$2,092,326

The methods used to value each asset category or class of assets were as follows:

ASSET CLASS/CATEGORY	VALUATION METHOD

Intangible Assets:

Technology	Relief from Royalty Method

Tradename	Relief from Royalty Method

Customer Relationships:	Excess Earnings Method

Tangible Assets:

Fixed Assets	Replacement cost for asset of similar age and condition

For purposes of disclosing the pro forma results of operations the bargain purchase gain has not been included.

Plures Technologies, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial
Information

Plures Technologies, Inc. Acquisition of Advanced MicroSensors, Inc

(B)     To reflect the depreciation of equipment and amortization of identifiable intangibles based on their estimated fair values and remaining useful lives at the acquisition date.
FIXED ASSETS	FAIR VALUE	ESTIMATED		AMORTIZATION AND	AMORTIZATION AND
	VALUE	USEFUL LIFE		DEPRECIATION	DEPRECIATION
		(YEARS)		Year ended 12/31/10	6 Months Ended 6/30/11
Manufacturing equipment	1,735,000	5	Manufacturing equipment	347,000	173,500
Computer software and equipment	189,000	3	Computer sortware and equipment	63,000	31,500
TOTAL FIXED ASSETS	1,924,000		TOTAL	410,000	205,000

			Less: amount included in
			historical results	11,483	39,632
			Sub-total	398,517	165,368

INTANGIBLE ASSETS:

Technology	605,400	5	Technology	121,080	60,540

Tradename	132,200	14	Tradename	9,443	4,722

Customer Relationships	1,143,400	9	Customer Relationships	127,044	63,522

	1,881,000		Sub-total	257,567	128,784

			Total Pro Forma Adjustment	656,084	294,152

(C) To eliminate the bargain purchase gain ($1,652,423) from the historical results of Plures and AMS as these transactions are non-recurring and directly related to the purchase transaction.

Plures Technologies, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial
Information

(D) To record net income( loss) attributable to noncontrolling interest (5% of AMS Inc. net income( loss))
 Year end December 31, 2010 (5% of $(1,934,888) = $(96,744))
 Six months ended June 30, 2011 (5% of $(571,211) = $(28,561))
(E) To adjust for direct incremental costs of the acquisition of AMS in the amount of $40,540 for the year ended December 31, 2010 and $26,200  for the six months ended June 30, 2011 included in the historical financial statements of Plures.

Reverse Merger of Plures Technologies Inc. with CMSF CORP.

(F) To reflect the increase in weighted average basic and diluted shares outstanding for the assumed shares issued to consummate the merger. The increase in shares outstanding represents the assumed shares issued to consummate the merger as if Plures had issued its own shares to acquire the Company.

Shares held by Plures stockholders prior to merger	5,086,608

Exchange ratio	.9140

Shares of CMSF CORP. received by Plures
Shareholders in exchange for their Plures shares	4,649,160

Shares held by CMSF stockholders prior to merger	480,948
(Assumed shares issued to consummate the merger)

Total Common Shares Outstanding after the Merger	5,130,108

(G) To recapitalize Plures stockholders’ equity to conform to the Company’s legal capital structure.

(5,130,108 shares of common stock outstanding at $.000001 par = $5)

Common stock at $.000001 par	$5
Additional paid-in capital	$2,196,551
Total	$2,196,556

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